                                  $250,000,000
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT,

                            dated as of May 21, 1997,


                                      among



                              RED ROOF INNS, INC.,
                                as the Borrower,


                                       and


                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,


                                       and


                        CIBC WOOD GUNDY SECURITIES CORP.
                        and THE HUNTINGTON NATIONAL BANK,
                                  as Arrangers,


                        CIBC WOOD GUNDY SECURITIES CORP.,
                  as Syndication Agent and Documentation Agent


                                       and


                          THE HUNTINGTON NATIONAL BANK,
                  as Administrative Agent and Collateral Agent

                                TABLE OF CONTENTS

                                                                                                                       Page
ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS...........................................................................1
   SECTION 1.1.         Defined Terms.....................................................................................1
   SECTION 1.2.         Use of Defined Terms.............................................................................23
   SECTION 1.3.         Cross-References.................................................................................23
   SECTION 1.4.         Accounting and Financial Determinations..........................................................23

ARTICLE II     COMMITMENTS, BORROWING PROCEDURES, NOTES,
               LETTERS OF CREDIT AND RELEASE OF COLLATERAL...............................................................24
   SECTION 2.1.         Commitments......................................................................................24
     SECTION 2.1.1.     Revolving Loan Commitment........................................................................24
     SECTION 2.1.2.     Swing Loan Commitment............................................................................24
     SECTION 2.1.3.     Lenders Not Permitted or Required to Make
                        Loans............................................................................................25
   SECTION 2.2.         Reduction of Commitment Amount...................................................................25
     SECTION 2.2.1.     Optional.........................................................................................25
     SECTION 2.2.2.     Mandatory........................................................................................26
   SECTION 2.3.         Borrowing Procedure..............................................................................28
     SECTION 2.3.1.     Revolving Loans..................................................................................28
     SECTION 2.3.2.     Swing Loans......................................................................................28
   SECTION 2.4.         Continuation and Conversion Elections............................................................29
   SECTION 2.5.         Funding..........................................................................................29
   SECTION 2.6.         Notes............................................................................................29
   SECTION 2.7.         Letter of Credit Procedure.......................................................................30
   SECTION 2.8.         Release of Collateral............................................................................31

ARTICLE III    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES................................................................32
   SECTION 3.1.         Repayments and Prepayments.......................................................................32
     SECTION 3.1.1.     Payment Terms....................................................................................32
     SECTION 3.1.2.     Special Swing Loan Provisions....................................................................33
   SECTION 3.2.         Interest Provisions..............................................................................35
     SECTION 3.2.1.     Rates............................................................................................35
     SECTION 3.2.2.     Post-Maturity Rates..............................................................................35
     SECTION 3.2.3.     Payment Dates....................................................................................35
   SECTION 3.3.         Fees.............................................................................................36
     SECTION 3.3.1.     Commitment Fee...................................................................................36
     SECTION 3.3.2.     Upfront Fees.....................................................................................36
     SECTION 3.3.3.     Letter of Credit Fees............................................................................36
     SECTION 3.3.4.     Agents' Fees.....................................................................................37
   SECTION 3.4.         Agreement to Repay Letter of Credit Drawings
                        with Revolving Loans.............................................................................37
   SECTION 3.5.         Letter of Credit Participations..................................................................38

ARTICLE IV     CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS..............................................................39
   SECTION 4.1.         Eurodollar Rate Lending Unlawful.................................................................39
   SECTION 4.2.         Deposits Unavailable.............................................................................39
   SECTION 4.3.         Increased Costs, etc.............................................................................40
   SECTION 4.4.         Funding Losses...................................................................................41

   SECTION 4.5.         Increased Capital Costs..........................................................................41
   SECTION 4.6.         Taxes............................................................................................42
   SECTION 4.7.         Payments, Computations, etc......................................................................44
   SECTION 4.8.         Sharing of Payments..............................................................................44
   SECTION 4.9.         Setoff...........................................................................................45
   SECTION 4.10.        Use of Proceeds..................................................................................46
   SECTION 4.11.        Discretion of Lenders as to Manner of Funding....................................................46
   SECTION 4.12.        Base Rate Loans Substituted for Affected
                        Eurodollar Rate Loans............................................................................46
   SECTION 4.13.        Substitution.....................................................................................47

ARTICLE V      CONDITIONS TO BORROWING...................................................................................47
   SECTION 5.1.         Initial Borrowing................................................................................47
     SECTION 5.1.1.     Resolutions, etc.................................................................................47
     SECTION 5.1.2.     Delivery of Notes................................................................................48
   SECTION 5.1.3.       Realignment Agreement............................................................................48
     SECTION 5.1.4.     Pledge Agreement.................................................................................48
     SECTION 5.1.5.     Mortgages........................................................................................48
     SECTION 5.1.6.     Surveys..........................................................................................49
     SECTION 5.1.7.     Appraisals.......................................................................................49
     SECTION 5.1.8.     Environmental Audit..............................................................................50
     SECTION 5.1.9.     Consents, etc....................................................................................50
     SECTION 5.1.10.    Insurance Coverages..............................................................................50
     SECTION 5.1.11.    Title Endorsements...............................................................................50
     SECTION 5.1.12.    Availability Reduction...........................................................................50
     SECTION 5.1.13.    Solvency.........................................................................................51
     SECTION 5.1.14.    Opinions of Counsel..............................................................................51
     SECTION 5.1.15.    Closing Fees, Expenses, etc......................................................................51
     SECTION 5.1.16.    Loan Documents...................................................................................51
   SECTION 5.2.         All Borrowings...................................................................................51
     SECTION 5.2.1.     Compliance with Warranties, No Default, etc......................................................51
     SECTION 5.2.2.     Borrowing Request................................................................................52

ARTICLE VI     REPRESENTATIONS AND WARRANTIES............................................................................53
   SECTION 6.1.         Organization, etc................................................................................53
   SECTION 6.2.         Due Authorization, Non-Contravention, etc........................................................53
   SECTION 6.3.         Government Approval, Regulation, etc.............................................................53
   SECTION 6.4.         Validity, etc....................................................................................54
   SECTION 6.5.         Financial Information............................................................................54
   SECTION 6.6.         No Material Adverse Effect.......................................................................54
   SECTION 6.7.         Litigation, etc..................................................................................54
   SECTION 6.8.         Subsidiaries.....................................................................................55
   SECTION 6.9.         Ownership of Properties..........................................................................55
   SECTION 6.10.        Compliance.......................................................................................55
   SECTION 6.11.        Pension Plans....................................................................................55
   SECTION 6.12.        Environmental Protection.........................................................................56
   SECTION 6.13.        Regulations G, U and X...........................................................................57
   SECTION 6.14.        Taxes............................................................................................57
   SECTION 6.15.        Accuracy of Information..........................................................................57

ARTICLE VII    COVENANTS.................................................................................................57
   SECTION 7.1.      Affirmative Covenants...............................................................................57
     SECTION 7.1.1.  Financial Information, Reports, Notices, etc........................................................58
     SECTION 7.1.2.  Compliance with Laws, etc...........................................................................60
     SECTION 7.1.3.  Construction and Maintenance of Properties,
                     Etc.................................................................................................61
     SECTION 7.1.4.  Insurance...........................................................................................61
     SECTION 7.1.5.  Books and Records...................................................................................62
     SECTION 7.1.6.  Environmental Covenant..............................................................................63
     SECTION 7.1.7.  Maintenance of Existence; Dividends from
                     Unrestricted Subsidiaries...........................................................................63
     SECTION 7.1.8.  Accuracy of Information.............................................................................64
     SECTION 7.1.9.  Additional Guaranties...............................................................................64
     SECTION 7.1.10. Substitution of Collateral..........................................................................64
   SECTION 7.2.      Negative Covenants..................................................................................65
     SECTION 7.2.1.  Business Activities.................................................................................65
     SECTION 7.2.2.  Indebtedness; Preferred Stock.......................................................................65
     SECTION 7.2.3.  Liens...............................................................................................66
     SECTION 7.2.4.  Financial Condition.................................................................................68
     SECTION 7.2.5.  Investments.........................................................................................70
     SECTION 7.2.6.  Restricted Payments, etc............................................................................71
     SECTION 7.2.7.  Capital Expenditures, etc...........................................................................72
     SECTION 7.2.8.  Rental Obligations..................................................................................73
     SECTION 7.2.9.  Consolidation, Merger, etc..........................................................................73
     SECTION 7.2.10. Asset Dispositions, etc.............................................................................74
     SECTION 7.2.11. Modification of Certain Agreements..................................................................75
     SECTION 7.2.12. Transactions with Affiliates........................................................................75
     SECTION 7.2.13. Negative Pledges, Restrictive Agreements, etc.......................................................76
     SECTION 7.2.14. Fiscal Year.........................................................................................76

ARTICLE VIII  EVENTS OF DEFAULT..........................................................................................76
   SECTION 8.1.      Listing of Events of Default........................................................................76
     SECTION 8.1.1.  Non-Payment of Obligations..........................................................................76
     SECTION 8.1.2.  Breach of Warranty..................................................................................77
     SECTION 8.1.3.  Non-Performance of Certain Covenants and
                     Obligations.........................................................................................77
     SECTION 8.1.4.  Non-Performance of Other Covenants and
                     Obligations.........................................................................................77
     SECTION 8.1.5.  Default on Other Indebtedness.......................................................................77
     SECTION 8.1.6.  Judgments...........................................................................................77
     SECTION 8.1.7.  Pension Plans.......................................................................................78
     SECTION 8.1.8.  Control of the Borrower.............................................................................78
     SECTION 8.1.9.  Bankruptcy, Insolvency, etc.........................................................................78
     SECTION 8.1.10. Impairment of Security, etc.........................................................................79
   SECTION 8.2.      Action if Bankruptcy................................................................................79
   SECTION 8.3.      Action if Other Event of Default....................................................................79

ARTICLE IX     THE AGENTS................................................................................................80
   SECTION 9.1.         Actions..........................................................................................80
   SECTION 9.2.         Funding Reliance, etc............................................................................81
   SECTION 9.3.         Exculpation......................................................................................81

   SECTION 9.4.         Successor........................................................................................82
   SECTION 9.5.         Loans by HNB and CIBC............................................................................82
   SECTION 9.6.         Credit Decisions.................................................................................83
   SECTION 9.7.         Copies, etc......................................................................................83

ARTICLE X MISCELLANEOUS PROVISIONS.......................................................................................83
   SECTION 10.1.        Waivers, Amendments, etc.........................................................................83
   SECTION 10.2.        Notices..........................................................................................84
   SECTION 10.3.        Payment of Costs and Expenses....................................................................85
   SECTION 10.4.        Indemnification..................................................................................85
   SECTION 10.5.        Survival.........................................................................................86
   SECTION 10.6.        Severability.....................................................................................86
   SECTION 10.7.        Headings.........................................................................................86
   SECTION 10.8.        Execution in Counterparts, Effectiveness, etc....................................................87
   SECTION 10.9.        Governing Law; Entire Agreement..................................................................87
   SECTION 10.10.       Successors and Assigns...........................................................................87
   SECTION 10.11.       Sale and Transfer of Loans and Note;
                        Participations in Loans and Note.................................................................87
     SECTION 10.11.1.   Assignments......................................................................................87
     SECTION 10.11.2.   Participations...................................................................................89
   SECTION 10.12.       Other Transactions...............................................................................90
   SECTION 10.13.       Forum Selection and Consent to Jurisdiction......................................................90
   SECTION 10.14.       Waiver of Jury Trial.............................................................................91
   SECTION 10.15.       Amendment and Restatement........................................................................91

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, made as of May 21, 1997, by and between RED ROOF INNS, INC., a Delaware corporation (the "BORROWER"), the commercial lending institutions listed on the signature pages hereof (collectively, the "LENDERS"), CIBC Wood Gundy Securities Corp. ("CIBC WOOD GUNDY") and The Huntington National Bank ("HNB"), as arrangers (herein, in such capacity, the "ARRANGERS"), HNB, as administrative and collateral agent (herein, in such capacity, the "ADMINISTRATIVE AGENT" or "COLLATERAL AGENT") and CIBC Wood Gundy, as syndication and documentation agent (herein, in such capacity, the "SYNDICATION AND DOCUMENTATION AGENT"; the Syndication and Documentation Agent and the Administrative Agent are herein collectively called the "AGENTS")

                                    RECITALS:

         WHEREAS, the Borrower, various commercial lending institutions (the "EXISTING LENDERS") and HNB, as agent, are parties to that certain loan agreement dated as of November 9, 1995, as amended (as so amended, the "EXISTING CREDIT AGREEMENT"); and

         WHEREAS, the Borrower desires to amend and restate the Existing Credit Agreement for the purposes of, among other things, increasing and restructuring the commitments thereunder, extending the Termination Date (as defined in the Existing Credit Agreement) and effecting certain other amendments to the provisions of the Existing Credit Agreement;

         WHEREAS, the Arrangers, the Agents and the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is agreed that the Existing Credit Agreement is hereby amended and restated in its entirety by this Amended and Restated Credit Agreement as follows:



                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ADDITIONAL PROPERTIES" is defined in SECTION 7.1.10.

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENTS" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as a successor Agent pursuant to SECTION 9.4.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "APPLICABLE BASE RATE MARGIN" is the rate per annum determined by reference to the definition of the term "Applicable Margin."

         "APPLICABLE EURODOLLAR RATE MARGIN" is the rate per annum determined by reference to the definition of the term "Applicable Margin."

         "APPLICABLE MARGIN" means, in the case of any Base Rate Loan or Eurodollar Rate Loan, a rate per annum determined by reference to the Total Debt to EBITDA Ratio as follows:

 Total Debt                     Applicable Base                Applicable Eurodollar             Commitment
to EBITDA Ratio                   Rate Margin                      Rate Margin                      Fee
---------------                 ---------------                ---------------------             ----------
Less than 2.50                       0.000%                           +1.000%                      0.250%

Greater than or                      0.000%                           +1.250%                      0.250%
equal to 2.50, but
less than 3.0

Greater than or                      0.250%                           +1.500%                      0.300%
equal to 3.0,
but less than 3.50

Greater than or                      0.375%                           +1.625%                      0.350%
equal to 3.50,
but less than 4.00

Greater than or                      0.500%                           +1.750%                      0.375%
equal to 4.00,
but less than 4.25

4.25 or greater                      0.750%                           +2.000%                      0.500%


The "APPLICABLE BASE RATE MARGIN", the "APPLICABLE EURODOLLAR RATE MARGIN" and the "COMMITMENT FEE" shall be adjusted on the 15th day of March and on the first day of each June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day) based on the Total Debt to EBITDA Ratio as of the last day of the most recently ended Fiscal Quarter. If the Borrower should fail to deliver a certificate required under SECTION 7.1.1(d) hereof in respect of the most recently ended Fiscal Quarter or Fiscal Year by any such date, as the case may be, then, for purposes of this definition, until the Borrower shall have provided such certificate, it shall be presumed that the Total Debt to EBITDA Ratio as of the end of the preceding Fiscal Quarter was greater than 4.25.

         "ACQUISITION" means any acquisition by the Borrower or a Guarantor of any one or more hotel properties in any transaction or series of related transactions.

         "ARRANGERS" is defined in the PREAMBLE.

         "ASSIGNEE LENDER" is defined in SECTION 10.11.1.

         "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders in the certificate delivered pursuant to
SECTION 5.1.1 or a further certificate referred to therein.

         "AVAILABLE REVOLVING LOAN COMMITMENT AMOUNT" means, on any day, the Revolving Loan Commitment Amount on such day MINUS the aggregate principal amount of outstanding Swing Loans, MINUS the aggregate undrawn face amount of outstanding Letters of Credit and unreimbursed drawings under Letters of Credit.

         "BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the highest of

                  (a) the rate of interest most recently announced by the Administrative Agent at its Domestic Office as its prime commercial rate;

                  (b) the Federal Funds Rate determined on such day by the Administrative Agent plus 1/2 of 1%; and

                  (c) the CD Published Moving Rate determined on such day by the Administrative Agent plus 1%.

The prime commercial rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent or any other Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

         "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

         "BIG RED PROJECT" means the Borrower's plan to spend $60,000,000 to refurbish its existing Inns, which plan is to be completed prior to the end of the 1997 Fiscal Year.

         "BORROWER" is defined in the PREAMBLE.

         "BORROWING" means the Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.1.

         "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C hereto.

         "BUSINESS DAY" means any day

                  (a) which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Columbus, Ohio or New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, on which dealings in Dollars are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures (including, without limitation, the aggregate amount of all Capitalized Lease Liabilities incurred during such period).

         "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAROUSEL" means Carousel Hotel Corporation, a Georgia corporation.

         "CASH EQUIVALENT INVESTMENT" means, at any time:

                  (a) any Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States or any agency thereof that is backed by the full faith and credit of the United States;

                  (b) commercial paper, maturing not more than nine months after such time, which is

                           (i)  rated A-l+ by Standard & Poor's Rating
                  Service or P-l by Moody's Investors Service, Inc., or

                           (ii) issued by any Lender (or its holding
                  company);

                  (c) any time deposit with, or certificate of deposit or bankers acceptance issued by, either

                           (i) any office located in the United States of any
                  bank or trust company which is organized under the laws of the United States or any State thereof or the District of Columbia and has a combined capital, surplus and undivided profits of not less than $500,000,000, or

                           (ii)  any Lender,

         in either case maturing not more than one year after such time;

                  (d) any repurchase agreement with respect to any security referred to in clause (a) through (c) entered into with any Lender (or other bank or trust company referred to in CLAUSE (c)(i) or any other financial institution whose senior unsecured debt (or whose holding company's senior unsecured debt) is rated at least A by Standard & Poor's Rating Service or Moody's Investors Service, Inc.); and

                  (e) shares of mutual funds whose investments are limited to being at least 75% in securities of the types referred to in clauses
         (a) through (d).

         "CD PUBLISHED MOVING RATE" means, at any time, the latest three-week moving average (adjusted to the nearest 1/100 of 1%) of daily secondary market morning offering rates in the United States for 90-day certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly for the three-week period ending on the previous Friday by the Administrative Agent on the basis of

                  (a) such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the CD Quoted Rate), or

                  (b) if such publication shall be suspended or terminated, the CD Quoted Rate determined by the Administrative Agent.

         "CD QUOTED RATE" means, relative to any determination of the CD Published Moving Rate in circumstances when publication of the rates referred to in CLAUSE (a) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Administrative Agent to be the sum (adjusted to the nearest 1/16 of 1%, if any) of

                  (a) the rate obtained by dividing

                                    (i) the average (rounded upwards, if
                  necessary, to the nearest 1/16 of 1%) of the bid rates quoted to the Administrative Agent in New York at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the Administrative Agent in its sole discretion for the purchase at face value of 90-day certificates of deposit in an amount approximately equal or comparable to the amount of HNB's portion of the credit outstanding hereunder with respect to which the CD Quoted Rate is being determined by

                                    (ii) a percentage (expressed as a decimal
                  equivalent) equal to 100% MINUS the average of the daily percentages specified during such period by the F.R.S. Board for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank in respect of liabilities consisting of or including (among other liabilities) 90-day Dollar nonpersonal time deposits in the United States,

PLUS

                  (b) the daily average during such period of the annual assessment rate in effect on each day during such period which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar time deposits of such institution at offices in the United States.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CHANGE OF CONTROL" means such time as (a) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than The Morgan Stanley Real Estate Fund, L.P. (the "EXISTING STOCKHOLDER"), its partners and Affiliates and persons whose rights to vote such voting stock are controlled by the Existing Stockholder and its partners and Affiliates becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) of more than 40% of the total voting stock of the Borrower on a fully diluted basis and such ownership is greater than the amount of voting stock, on a fully diluted basis, held by the Existing Stockholder, its partners and Affiliates and persons whose rights to vote such voting stock are controlled by the Existing Stockholder and its partners and Affiliates on such date; or (b) individuals who at the beginning of any period of two consecutive calendar years constituted the Borrower's Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         "CIBC WOOD GUNDY" is defined in the PREAMBLE.

         "COLLATERAL" means, collectively, the Pledged Properties, the personal property and fixtures described in the Mortgages, the personal property subject to the Pledge Agreement, all property pledged pursuant to SECTION 7.1.10 and all other property and interests pledged as collateral security for the Obligations.

         "COLLATERAL AGENT" is defined in the PREAMBLE.

         "COMMITMENT" means, as the context may require, a Lender's Revolving Loan Commitment or the Swingline Lender's Swingline Commitment.

         "COMMITMENT AMOUNT" means, as the context may require, the Revolving Loan Commitment Amount or the Swing Loan Commitment Amount.

         "COMMITMENT FEE" is defined in SECTION 3.3.1.

         "COMMITMENT FEE AMOUNT" means, on any date, the Revolving Loan Commitment Amount on such date (without giving effect to any temporary reductions thereof under SECTION 5.1.12), MINUS the aggregate principal amount of outstanding Revolving Loans, MINUS the aggregate undrawn face amount of outstanding Letters of Credit.

         "COMMITMENT REDUCTION DATE" means each date specified in CLAUSE (c) of
SECTION 2.2.2.

         "COMMITMENT TERMINATION DATE" means the earliest of

                  (a) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.2;

                  (b) the date on which any Event of Default described in clause
         (d) of SECTION 8.1.9 with respect to the Borrower or any Guarantor shall have occurred;

                  (c) the date on which any other Event of Default shall have occurred and be continuing and as a result thereof, the Commitments shall have been terminated pursuant to SECTION 8.3; and

                  (d) May 30, 1997, unless the Effective Date shall have occurred on or before such date.

         "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT D hereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA or, solely for purposes of Section 412 of the Code or Section 302 of ERISA, 414(m) or 414(o) of the Code.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agents and the Required Lenders.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder or such other office of a Lender within the United States as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

         "EBITDA" means, for any period, the sum of the Borrower and its Subsidiaries' consolidated (i) net income for such period PLUS (ii) Leaseback Rental Payments for such period PLUS (iii) interest expense for such period PLUS
(iv) income taxes for such period PLUS (v) depreciation, amortization and other non-cash charges, extraordinary losses and non-recurring expenses during such period MINUS (vi) non-cash gains, extraordinary gains and other non-recurring income during such period PLUS (vii) (without duplication) for any Inn that shall have been acquired by the Borrower or a Guarantor during such period, the New Property EBITDA from such Inn during such period.

         "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 10.8.

         "ELIGIBLE ASSIGNEE" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States of America; or (c) a Person that is engaged in the business of commercial finance and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

         "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EURODOLLAR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement pursuant to which Lender became a Lender hereunder or such other office of a Lender as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

         "EURODOLLAR RATE" means with respect to any Eurodollar Rate Loan and the related Interest Period, the per annum rate that is equal to the quotient of:

         (i) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in U.S. dollars for the related Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan are being offered to U.S. banks by one or more prime banks in the London interbank market, as determined by the Administrative Agent in its discretion based upon reference to information appearing in Telerate, a service of Telerate Systems Incorporated, in the section captioned "British Lenders Assoc. Interest Settlement Rates," or any comparable index selected by the Administrative Agent, the obtaining of rate quotations, or any other comparable reasonable procedure, at approximately 11:00 a.m. London, England, time, on the second Business Day prior to the first day of the related Interest Period; all as determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%; divided by

         (ii) a percentage equal to 100% minus the rate (expressed as a percentage), if any, at which reserve requirements are imposed on financial institutions, on the second Business Day prior to the first day of the related Interest Period, with respect to any "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System or any other regulations of any governmental authority having jurisdiction with respect thereto (including, without limitation, any marginal, emergency, supplemental, special or other reserves) for a term comparable to such Interest Period.

         "EURODOLLAR RATE LOAN" means a Loan bearing interest at a fixed rate of interest determined by reference to the Eurodollar Rate.

         "EVENT OF DEFAULT" is defined in SECTION 8.1.

         "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "EXISTING LENDERS" is defined in the FIRST RECITAL.

         "EXISTING MORTGAGE" means each mortgage (or, to the extent required under state law, deed of trust) executed and delivered pursuant to the Existing Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "EXISTING MORTGAGED PROPERTIES" means those Properties of the Borrower identified on SCHEDULE III hereto that have been mortgaged to secure the obligations under the Existing Credit Agreement.

         "EXPANSION CAPITAL EXPENDITURE" means any Capital Expenditure of the Borrower or any of its Subsidiaries which does not relate to the Big Red Project
(a) made in connection with the
acquisition or construction of any Inn that is, or after giving effect to such expenditures will be, wholly-owned by the Borrower or a Guarantor or (b) which substantially alters, improves or expands any existing Inn or (c) incurred in the ordinary course of business for property used in corporate overhead functions or (d) consisting of land to be leased to franchisees, and which in any of the foregoing instances is not properly characterized as a Maintenance Capital Expenditure.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FISCAL QUARTER" means any quarter of a Fiscal Year.

         "FISCAL YEAR" means any period of 52 or 53 weeks ending on or about December 31 on which the Borrower's fiscal year ends; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1996 Fiscal Year") refer to the Fiscal Year ending on or about December 31 of such calendar year.

         "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of
(a)EBITDA for such period MINUS the minimum Maintenance Capital Expenditures required to be made during such period under SECTION 7.2.7(a) to (b) the sum of
(i) the Borrower's and its Subsidiaries' consolidated cash interest expense and cash income taxes for such period, PLUS (ii) all cash dividends paid on any shares of capital stock of the Borrower during such period, PLUS (iii) Leaseback Rental Payments during such period, PLUS (iv) all scheduled principal payments required to be made by the Borrower and its Subsidiaries (whether or not such payments are actually made) during such period (determined on a consolidated basis and exclusive of "balloon" payments), PLUS (v) if such period ends on a Commitment Reduction Date and to the extent positive, the average daily utilization under this Agreement for the Fiscal Quarter ending on the last day of such period MINUS the Revolving Loan Commitment Amount as of such Commitment Reduction Date after giving effect to the reductions thereto pursuant to Section 2.2.2(c) on such Commitment Reduction Date.

         "FRONTING FEE" is defined in SECTION 3.3.3.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in SECTION 1.4.

         "GUARANTIES" means any Guaranty executed and delivered by a Subsidiary pursuant to SECTION 7.1.9 hereof, each of which shall be substantially in the form of EXHIBIT E hereto, as amended, supplemented or otherwise modified from time to time.

         "GUARANTORS" means, collectively, each Subsidiary of the Borrower as of the Effective Date (other than the Unrestricted Subsidiaries), if any, and any other Subsidiary of the Borrower that executes a Guaranty pursuant to the provisions of SECTION 7.1.9.

         "HAZARDOUS MATERIAL" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law, all as amended or hereafter amended.

         "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under SECTION 7.2.4.

         "HNB" is defined in the PREAMBLE.

         "INCLUDING" means including without limiting the generality of any description preceding such term.

         "INDEBTEDNESS" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than commercial letters of credit in an aggregate face amount of not more than $1,000,000), whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) net liabilities of such Person under all Hedging Obligations;

                  (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses in the ordinary course of business);

                  (f) any obligations of the sort referred to in clauses (a) through (e) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness (other than Indebtedness recourse in respect of which is limited to the assets of such partnership or joint venture) of any partnership or, to the extent a Person is liable therefore, joint venture in which such Person is a general partner or a joint venturer.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

         "INN" means (i) a Red Roof Inn hotel that is owned by the Borrower or a Guarantor or leased and operated by the Borrower or a Guarantor, (ii) the Trueman Club in Columbus, Ohio and (iii) a hotel other than a Red Roof Inn that is owned by the Borrower or a Guarantor or leased and operated by the Borrower or a Guarantor, provided that the total number of Inns described in this clause
(iii) shall not exceed (except, in the case of acquired hotels, for a transitional period not to exceed six months) at any time more than 10% of all Inns.

         "INTEREST PERIOD" means, relative to any Eurodollar Rate Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to SECTION 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) or for such other time period for which the Administrative Agent shall determine that Dollar deposits are generally available in the interbank market, in either case as the Borrower may select in its relevant notice pursuant to SECTION 2.3 or 2.4; PROVIDED, HOWEVER, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than twenty different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of the next calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

                  (c) no Interest Period may end later than the Stated Maturity Date; and

                  (d) the Borrower shall select Interest Periods that will enable the Borrower to meet its payment obligations on each Commitment Reduction Date without having to prepay any Eurodollar Rate Loans. "INVESTMENT" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b)  any Contingent Liability of such Person; and


                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "L/C FEES" is defined in SECTION 3.3.3.

         "L/C ISSUER" shall mean HNB or such other Lender as may be acceptable to the Borrower and the Agents, and their successors and assigns.

         "LAWS" is defined in SECTION 6.10.

         "LEASEBACK RENTAL PAYMENTS" means, for any period, the sum of the Borrower and its Subsidiaries' annualized fixed minimum rental payments associated with sale-leaseback transactions for such period (and to the extent that any sale-leaseback transaction has a fixed minimum payment that is below market standards at the time the Borrower or its Subsidiary entered into the related sale-leaseback transaction, for purposes hereof such payment shall be recalculated based on market standards), determined on a consolidated basis for such period.

         "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT L hereto.

         "LENDERS" is defined in the PREAMBLE.

         "LETTER OF CREDIT" means a commercial or standby letter of credit issued at the request and for the account of the Borrower pursuant to SECTION 2.7.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other preferential arrangement of any kind or nature whatsoever that has the practical effect of creating a security interest.

         "LOAN" means, as the context may require a Swing Loan or a Revolving Loan of any Type made hereunder.

         "LOAN DOCUMENT" means this Agreement, the Notes, each Letter of Credit and application therefor, the Mortgages, the Mortgage Amendments, the Pledge Agreement, the Guaranties, the Realignment Agreement, each document executed by the Borrower or any Guarantor as collateral security for the Obligations and each other document or instrument delivered in connection with this Agreement that is designated by the parties thereto as a Loan Document.

         "MAINTENANCE CAPITAL EXPENDITURES" means any Capital Expenditure of the Borrower or any of its Subsidiaries which does not relate to the Big Red Project and which is made to maintain or restore the condition or usefulness of property of the Borrower or its Subsidiaries but which are not properly chargeable to repairs and maintenance in accordance with GAAP.

         "MATERIAL ADVERSE EFFECT" means a material adverse change in or effect on (i) the business, financial condition, properties or results of operations of the Borrower and its Subsidiaries, considered as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the rights and remedies of the Lenders and the Agents under the Loan Documents.

         "MORTGAGE" means each mortgage (or, to the extent required under state law, deed of trust or deed to secure debt) executed and delivered pursuant to
SECTION 5.1.5, substantially in the form of EXHIBIT I hereto and each Existing Mortgage as amended by a Mortgage Amendment, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "MORTGAGE AMENDMENT" means those mortgage amendments (or to the extent required by state law, deed of trust or deed to secure debt amendments) executed and delivered pursuant to SECTION 5.1.5, substantially in the form of EXHIBIT J hereto.

         "NET CASH PROCEEDS" means, with respect to any Restricted Disposition, the gross cash consideration received by or for the account of the Borrower MINUS (i) transfer taxes paid or payable as a result of such Restricted Disposition, (ii) broker's commissions and other professional fees and expenses relating to such Restricted Disposition that are payable by the Borrower, and (iii) the amount, as estimated in good faith by the Borrower, of income taxes that will be payable by the Borrower in respect of such Restricted Disposition (taking into account all other Restricted Dispositions in such Fiscal Year).

         "NEW PROPERTY EBITDA" means, for any period, operating income (before royalty expenses) from an Inn that was acquired by the Borrower or a Guarantor during such period.

         "NEWLY MORTGAGED PROPERTIES" means those Properties of the Borrower identified on SCHEDULE III hereto that are not Existing Mortgaged Properties and which will be mortgaged to secure the Obligations under this Agreement.

         "NOTE" means, as the context may require, either a Revolving Note or the Swingline Note.

         "NOTES" means the Revolving Notes and the Swingline Note.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "OBLIGOR" means the Borrower or any other Person (other than the Agents or any Lender) obligated under any Loan Document.

         "ORGANIC DOCUMENT" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of capital stock.

         "PARTICIPANT" is defined in SECTION 10.11.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower may have liability, including by reason of liability of any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, and including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its name on SCHEDULE II or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 10.11.

         "PERMITTED HEDGING OBLIGATIONS" means those Hedging Obligations described in clause (g) of SECTION 7.2.2.

         "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" means any Pension Plan or Welfare Plan.

         "PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered pursuant to SECTION 5.1.5, substantially in the form of EXHIBIT F hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "PLEDGED PROPERTY" means all real property interests underlying a Newly Mortgaged Property or an Existing Mortgaged Property, together with all fixtures, personal property (other than leased equipment) and other improvements located on such Newly Mortgaged Property or Existing Mortgaged Property; provided that upon the substitution for, or sale of, a Pledged Property pursuant to SECTION 7.1.10(a) or (b) or 7.2.10(a), such Pledged Property shall cease to be a Pledged Property and, in the case of a substitution pursuant to SECTION 7.1.10(a) or 7.1.10(b), the Additional Property substituted therefor shall be a Pledged Property.

         "PREFERRED STOCK" means all preferred capital stock of the Borrower issued upon terms satisfactory to the Agents.

         "PROPERTY" means an Inn that is owned in fee or ground-leased by the Borrower or a Guarantor.

         "QUARTERLY PAYMENT DATE" means the last day of each Fiscal Quarter or, if any such day is not a Business Day, the next succeeding Business Day.

         "REALIGNMENT AGREEMENT" means that certain Realignment Agreement executed and delivered by the Existing Lenders, each Lender, each Agent and the Borrower, substantially in the form of EXHIBIT K hereto, as the same may be amended from time to time.

         "REQUIRED LENDERS" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Revolving Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Revolving Loan Commitments.

         "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as amended from time to time.

         "RESTRICTED DISPOSITION" means any sale, condemnation, loss from casualty or other disposition of all or a substantial portion of a Pledged Property for which the Borrower shall not have provided an Additional Property, as contemplated by SECTION 7.1.10 or SECTION 7.2.10(b).

         "REVOLVING LOAN" means each Loan made by the Lenders pursuant to the Revolving Loan Commitment.

         "REVOLVING LOAN COMMITMENT" is defined in SECTION 2.1.1.

         "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $250,000,000 as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "REVOLVING NOTE" means a promissory note of the Borrower payable to any Lender in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "SENIOR DEBT" means, as of the last day of any Fiscal Quarter, Total Debt MINUS the sum of (i) Indebtedness (other than Hedging Obligations or the Obligations) of the Borrower and its Subsidiaries secured by Liens on Inns, (ii) Subordinated Debt, (iii) Capitalized Lease Liabilities of the Borrower and its Subsidiaries and (iv) seven times the Leaseback Rental Payments during such quarter.

         "SENIOR DEBT TO SENIOR EBITDA RATIO" means the ratio of (a) Senior Debt as at the end of any Fiscal Quarter of the Borrower to (b) Senior EBITDA for the period of four consecutive Fiscal Quarters of the Borrower ending on the end of such Fiscal Quarter.

         "SENIOR EBITDA" means, for any period, operating income (before royalty expenses) from those Properties that are not subject to any Liens securing borrowed money (other than the Mortgages) or the subject of a sale-leaseback transaction (each a "SPECIFIED PROPERTY") PLUS (without duplication) that portion of any management fees and franchise fees attributable to royalty payments, marketing fees, reservation fees, technical fees and other similar payments (other than initial franchise fees) received by the Borrower or any Subsidiary during such period PLUS (without duplication) rent received by the Borrower or any of its Subsidiaries pursuant to the lease of any Specified Property or portion thereof PLUS (without duplication) for any such Inn that shall have been acquired by the Borrower during such period, the New Property EBITDA from such Inn during such period.

         "SENIOR NOTE INDENTURE" means that certain Indenture dated as of December 17, 1993, pursuant to which the Senior Notes were issued, as the same may be amended from time to time in accordance with the terms hereof.

         "SENIOR NOTES" means the $200,000,000 aggregate principal amount of the Borrower's 95/8% senior notes due 2003 issued under the Senior Note Indenture.

         "SPECIFIED DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default under any subsection of SECTION 8.1 other than
SECTION 8.1.4.

         "STATED MATURITY DATE" means May 21, 2002.

         "SUBORDINATED DEBT" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agents, in right of payment to the payment in full in cash of all Obligations.

         "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "SWINGLINE COMMITMENT" is defined in SECTION 2.1.2.

         "SWINGLINE LENDER" means HNB, and its successors and assigns.

         "SWINGLINE NOTE" means a promissory note of the Borrower payable to the Swingline Lender in the form of EXHIBIT B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate

Indebtedness of the Borrower to the Swingline Lender resulting from outstanding Swing Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "SWING LOAN" means each Loan made by the Swingline Lender pursuant to the Swingline Commitment.

         "SWING LOAN COMMITMENT AMOUNT" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

         "SYNDICATION AND DOCUMENTATION AGENT" is defined in the PREAMBLE.

         "TANGIBLE NET WORTH" means the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks and trade names.

         "TAXES" is defined in SECTION 4.6.

         "TITLE COMPANY" means Chicago Title Insurance Company or another national title insurance company selected by the Borrower (subject to the reasonable approval of the Agents).

         "TOTAL DEBT" means, as of the last day of any Fiscal Quarter, (i) the consolidated Indebtedness (without duplication) of the Borrower and its Subsidiaries of the nature referred to in clauses (a),(b) (exclusive of (I) letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business to support workers compensation and insurance obligations of the Borrower and its Subsidiaries and (II) letters of credit (which are not Letters of Credit) issued for the account of the Borrower or any of its Subsidiaries), (c),(e) and (f) (but only to the extent that the underlying obligation is of the type referred to above) of the definition of "INDEBTEDNESS" PLUS (ii) seven times the Leaseback Rental Payments for such Fiscal Quarter MINUS (iii) cash and cash equivalents of the Borrower and the Guarantors in excess of $5,000,000.

         "TOTAL DEBT TO EBITDA RATIO" means on any day the ratio of (a) Total Debt on the last day of the Fiscal Quarter ending on or most recently ended prior to such day to (b) EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

         "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

         "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "UNRESTRICTED SUBSIDIARIES" means Carousel, RRI Financial, Inc. and RRI Investment Co., Nevada corporations and wholly-owned Subsidiaries of the Borrower so long as such entities shall have no Indebtedness to any party other than the Borrower and no Liens on any of their respective assets other than Liens of the type described in Section 7.2.3(d) through (j).

         "UNSECURED INNS" means Inns that are not encumbered by Liens securing Indebtedness for borrowed money (or Contingent Liabilities in respect thereof).

         SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders; PROVIDED that, if either the Borrower or the Agents shall notify the other of an objection to the application of any change in GAAP to any covenant in Section 7, any defined term used therein or the calculation of any fee or interest rate hereunder, such parties shall negotiate in an effort to resolve such objection; PROVIDED that if the parties are unable to reach resolution, such change in GAAP shall be disregarded for purposes of any such covenant, definition, fee or interest rate.


                                   ARTICLE II

                    COMMITMENTS, BORROWING PROCEDURES, NOTES,
                   LETTERS OF CREDIT AND RELEASE OF COLLATERAL

         SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), each Lender severally agrees to make Loans pursuant to the Commitments described in this SECTION 2.1.

         SECTION 2.1.1. REVOLVING LOAN COMMITMENT. On the Effective Date, each Lender will make, or be deemed to have made, a Revolving Loan to the Borrower equal to such Lender's Percentage of the outstanding principal amount under the Existing Credit Agreement. Each Revolving Loan made on the Effective Date shall be deemed to be a continuation and conversion of the Borrower's Indebtedness outstanding under the Existing Credit Agreement. Each Lender's funding of its initial Revolving Loan shall be made pursuant to the terms of the Realignment Agreement. Thereafter, from time to time on any Business Day occurring before the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any Type, its "REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. The commitment of each Lender described in this
SECTION 2.1.1 is herein referred to as its "REVOLVING LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.2. SWING LOAN COMMITMENT. From time to time on any Business Day occurring before the Commitment Termination Date, the Swingline Lender will make Swing Loans to the Borrower equal to the amount of Swing Loans requested by the Borrower to be made on such day. The commitment of the Swingline Lender described in this SECTION 2.1.2 is herein referred to as its "SWINGLINE COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, repay and reborrow Swing Loans.

         SECTION 2.1.3. LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS.

                  (a) No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the AGGREGATE outstanding principal amount of all Revolving Loans

                           (i) of all Lenders would exceed the Available
                  Revolving Loan Commitment Amount, or

                           (ii) of such Lender would exceed such Lender's
                  Percentage of the Available Revolving Loan Commitment Amount.

                  (b) The Swingline Lender shall not be permitted or required to make any Swing Loan if, after giving effect thereto,

                           (i) the aggregate outstanding principal amount of all
                  Swing Loans would exceed the Swingline Loan Commitment Amount; or

                           (ii) the aggregate outstanding principal amount of
                  all Swing Loans would exceed the Revolving Loan Commitment Amount MINUS the sum of (A) the aggregate principal amount of outstanding Revolving Loans, (B) the aggregate undrawn face amount of outstanding Letters of Credit and (C) the aggregate amount of unreimbursed drawings under Letters of Credit.

         SECTION 2.2. REDUCTION OF COMMITMENT AMOUNT. The Commitment Amounts are subject to reduction from time to time pursuant to this SECTION 2.2.

         SECTION 2.2.1. OPTIONAL. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of any Commitment Amount; PROVIDED, HOWEVER, that (i) all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, (ii) any partial reduction of the Revolving Loan Commitment Amount shall be in a minimum amount of $5,000,000 or any integral multiple of $1,000,000 and (iii) after any such voluntary reduction, and any simultaneous repayment or prepayment of Loans and termination or expiration of Letters of Credit, the sum of the aggregate principal amount of all Loans outstanding plus the aggregate undrawn face amount of outstanding Letters of Credit will not exceed the Revolving Loan Commitment Amount.

         SECTION 2.2.2. MANDATORY.

                  (a) There shall be a mandatory reduction of the Commitment Amounts in an amount equal to all Net Cash Proceeds realized from any Restricted Disposition, except to the extent proceeds from a condemnation or casualty are used to repair or restore a Property as provided in the applicable Mortgage. Unless the proceeds of a Restricted Disposition are used or intended to be used to repair or restore as contemplated by the Mortgages, such reduction shall be made immediately (or, in the case of a Restricted Disposition consisting of a material casualty or condemnation in respect of a particular Pledged Property or Pledged Properties, if the Borrower shall have given the Administrative Agent notice, within thirty days of the occurrence of such casualty or condemnation, that it intends to substitute one or more Properties for the Pledged Property or Pledged Properties subject to such casualty or condemnation, on the 90th day following such receipt if no such substitution shall have been effected prior to such date) upon receipt of proceeds from such Restricted Disposition (and, in the case of proceeds intended to be so used but not actually so used, at such time as is contemplated in the applicable Mortgage) and shall be credited or applied in the following manner:

                           first, to any unused portion of the Revolving Loan Commitment Amount, in which event such unused portion of the Revolving Loan Commitment Amount shall, to the extent of such Net Cash Proceeds, be canceled and the Borrower may retain proceeds in an amount equal to the amount of the Revolving Loan Commitment Amount so canceled;

                           second, to the prepayment of the outstanding
                           Revolving Loans in excess of such unused portion of the Revolving Loan Commitment Amount and the corresponding cancellation of the Revolving Loan Commitment by the amount of such prepayment; and

                           third, to the cash collateralization of
                           outstanding Letters of Credit in accordance with
                           SECTION 2.7.

                  (b) All net non-cash proceeds (including any promissory notes) realized from any Restricted Disposition shall immediately upon receipt thereof be assigned and delivered to the Administrative Agent as and shall be held by the Administrative Agent as additional Collateral for the performance of the Obligations. Upon the reduction of any non-cash proceeds to cash, such cash shall be applied by the Administrative Agent as provided in CLAUSE (a) above;

                  (c) The Revolving Loan Commitment Amount shall be reduced on or before each date set forth below to an amount not more than the amount set forth opposite such date:

                           Date                      Revolving Loan Commitment Amount
                           ----                      --------------------------------
                  March 31, 2000                              $245,000,000
                  June 30, 2000                               $240,000,000
                  September 30, 2000                          $230,000,000
                  December 31, 2000                           $220,000,000
                  March 31, 2001                              $207,500,000
                  June 30, 2001                               $195,000,000
                  September 30, 2001                          $180,000,000
                  December 31, 2001                           $165,000,000
                  March 31, 2002                              $150,000,000
                  Stated Maturity Date                             -0-

         The required Commitment reductions set forth above have been based on the assumption that there will be no reduction of the Revolving Loan Commitment Amount pursuant to SECTION 5.1.12. If the Revolving Loan Commitment Amount shall be permanently reduced pursuant to SECTION
         5.1.12 (the "REDUCED COMMITMENT"), then on the date of such reduction the required reductions set forth above shall be recalculated. Such recalculation shall reflect the same percentage reductions of Commitments contemplated by the schedule set forth above, but shall be based on the Reduced Commitment rather than $250,000,000. The Agents shall notify the Borrower and each Lender of any such new Commitment reduction schedule.

                  (d) Upon any reduction of the Revolving Loan Commitment Amount pursuant to CLAUSE (c) above, the Borrower shall repay or prepay Loans or, to the extent that after the repayment or prepayment of all Loans the aggregate undrawn face amount of outstanding Letters of Credit exceeds the Revolving Loan Commitment Amount, cash collateralize outstanding Letters of Credit in an amount such that, after giving effect thereto, the sum of the aggregate principal amount of all Loans outstanding, plus the aggregate undrawn face amount of outstanding Letters of Credit plus the aggregate amount of unreimbursed drawings under Letters of Credit, less the aggregate amount of all cash collateral securing such Letters of Credit shall not exceed the Revolving Loan Commitment Amount as so reduced.

         SECTION 2.3. BORROWING PROCEDURE.

         SECTION 2.3.1. REVOLVING LOANS. The Borrower may from time to time irrevocably request that a Borrowing of Revolving Loans be made by delivering a Borrowing Request to the Administrative Agent (i) for a Eurodollar Rate Loan, on or before 11:00 a.m. New York time, on a Business Day, at least three Business Days prior to the date of such proposed Borrowing, in a minimum amount of $3,000,000 or an integral multiple of $500,000 in excess thereof, or in the unused amount of the Available Revolving Loan Commitment Amount and (ii) for a Base Rate Loan, on or before 11:00 a.m. New York time on the date of such proposed Borrowing, in a minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, or in the unused amount of the Available Revolving Loan Commitment Amount. The Administrative Agent shall promptly (and, in the case of Eurodollar Rate Loans, on the same Business Day such notice is received by the Administrative Agent) notify each other Lender in writing of the terms of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Revolving Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 2:00 p.m., New York time, on the Business Day such Revolving Loans are to be made, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Revolving Loan. To the extent funds are received from the Lenders, on the proposed date for such Borrowing the Administrative Agent shall make such funds available to the Borrower at the office of the Administrative Agent.

         SECTION 2.3.2. SWING LOANS. The Borrower may from time to time irrevocably request, by delivering a telephonic notice to the Swingline Lender (which notice shall promptly be confirmed by telecopy to the Swingline Lender and to the Administrative Agent) that a Borrowing of Swing Loans be made, on or before 1:00 p.m., New York time, on the date of such proposed Borrowing, in a minimum amount of $50,000 or an integral multiple of $10,000 in excess thereof, or in the unused amount of the Swingline Loan Commitment Amount. On the terms and subject to the conditions of this Agreement, each such Borrowing shall be compromised of Base Rate Loans, and shall be made on the Business Day specified in such Borrowing Request. The Swingline Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower to the accounts the Borrower shall have specified in its Borrowing Request. Each request by the Borrower for a Borrowing of Swing Loans shall be deemed to reaffirm the representations set forth in subsections (a), (b) and (c) of SECTION 5.2.1. The Swingline Lender shall not fund a Borrowing of Swing Loans if prior to the date of such Borrowing the Swingline Lender shall have received written notice from the Administrative Agent or any Lender of the existence and continuance of a Default or an Event of Default.

         SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three or more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $3,000,000 and an integral multiple of $500,000 in excess thereof, of any Loan be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, continued as a Eurodollar Rate Loan or that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 in excess thereof of any Eurodollar Rate Loan be converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that no portion of the outstanding principal amount of any Loans may be continued after the end of the applicable Interest Period therefor as, or be converted into, Eurodollar Rate Loans when any Specified Default has occurred and is continuing. The Administrative Agent shall promptly notify each other Lender in writing of the terms of such Continuation/Conversion Notice.

         SECTION 2.5. FUNDING. Subject to the provisions of SECTION 4.11 hereof, each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; PROVIDED, HOWEVER, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTIONS 4.1, 4.2, 4.3, or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

         SECTION 2.6. NOTES. Each Lender's Revolving Loans shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage as set forth on SCHEDULE II hereto of $250,000,000. The Swingline Lender's Swing Loans shall be evidenced by a Swingline Note payable to the order of the Swingline Lender in a maximum principal amount equal to the Swing Loan Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Upon request by the Borrower, each Lender agrees to confirm to the Borrower the information reflected in such notations. Such notations shall be prima facia evidence of the information thereby indicated; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

         SECTION 2.7. LETTER OF CREDIT PROCEDURE. The Borrower may from time to time request that a Letter of Credit be issued by delivering to the L/C Issuer (with a telecopy to the Administrative Agent) on a Business Day, at least three Business Days prior to the date of such proposed issuance, a Letter of Credit application in the L/C Issuer's then standard form, completed to the satisfaction of the L/C Issuer, and such other certificates as the L/C Issuer may reasonably request; PROVIDED, HOWEVER, that no Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate undrawn face amount of outstanding Letters of Credit would exceed the lesser of (a) $25,000,000 or (b) the Revolving Loan Commitment Amount MINUS the aggregate unpaid principal amount of Revolving Loans and Swing Loans then outstanding and MINUS the aggregate amount of unreimbursed drawings under Letters of Credit. On the terms and subject to the conditions of this Agreement, each Letter of Credit shall be issued by the L/C Issuer on the Business Day specified in the Borrower' application therefor. The Administrative Agent shall promptly notify each Lender in writing of the material terms of each Letter of Credit issued by the L/C Issuer. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 500. No Letter of Credit shall have an expiration date later than the Stated Maturity Date.

         Upon any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, or upon being required to post cash collateral in respect of outstanding Letters of Credit pursuant to SECTION 2.2.2(a) or (d), the Borrower shall deposit with the Administrative Agent an amount equal to 105% (or in the case of a posting of cash collateral required pursuant to SECTION 2.2.2(a) or (d), 100%) of the aggregate amount available to be drawn under outstanding Letters of Credit, or the aggregate amount of cash collateral required to be so posted, such amount to be placed in a segregated, interest-bearing cash collateral account pledged to the Lenders as Collateral hereunder over which the Borrower shall have no control but which shall be applied solely to repay the Borrower's obligations in connection with such Letters of Credit unless an Event of Default has occurred and is continuing. In the event the expiry date (or earlier termination) of any Letter of Credit should occur with no draw having been made thereunder for which the Borrower has not made reimbursement and so long as no Event of Default has occurred and is continuing, the amount of the cash collateral account shall be reduced by 105% or 100%, as the case may be, of the undrawn amount of such expired Letter of Credit and the amount of such reduction shall be paid to the Borrower (and, in the case of the final Letter of Credit to expire or otherwise be terminated, the remaining balance of the cash collateral account shall be paid to the Borrower).

         SECTION 2.8. RELEASE OF COLLATERAL.

                  (a) The Guaranties and all Collateral held as security for the Obligations shall be released upon the occurrence of any of the following: (i) the Senior Notes shall be rated BBB- or better by Standard & Poor's Ratings Group ("S&P") or shall be rated Baa3 or better by Moody's Investor Services, Inc. ("MOODY'S"); (ii) after giving effect to such release of the Collateral, the Obligations under this Agreement shall receive a bank credit facility rating of BBB- or better from S&P or Baa3 or better from Moody's; or (iii) for any period of two consecutive Fiscal Quarters, the Borrower shall have satisfied each of the following: (a) its Indebtedness secured by Liens on Inns other than Liens securing the Obligations, shall be less than $100,000,000, (b) its Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters ended at the end of each such Fiscal Quarter shall be at least 2.00 to 1.0, (c) the ratio of its (x) Total Debt minus Subordinated Debt as at the end of each such Fiscal Quarter to (y) EBITDA for the period of four consecutive Fiscal Quarters ended at the end of such Fiscal Quarter shall be 2.25 to 1.0 or less, and (d) its Total Debt to EBITDA Ratio on the last day of each such Fiscal Quarter shall be 3.00 to 1.0 or less.

                  (b) The Administrative Agent shall, at the request and at the expense of the Borrower, execute and deliver any instrument or document reasonably requested by the Borrower to evidence (A) subject to Paragraph 11 of the Mortgage and SECTION 2.2.2, the release of any Collateral transferred to any governmental authority pursuant to any condemnation or deed or other instrument in lieu of condemnation or any disposition of any Collateral otherwise permitted hereunder and (B) subject to receipt by the Administrative Agent of a certificate of the Borrower to the effect that an easement, right of way or similar right permitted under
         SECTION 7.2.3(n) does not, in the aggregate with other matters permitted thereunder, materially detract from the value of said Collateral or materially interfere with its use in the ordinary conduct of the Borrower's business, the subordination of the Liens on such Collateral created under the Loan Documents to any such easement, right of way or similar encumbrance hereafter granted by Borrower, subject in the case of each of clauses (A) and (B) to the receipt and reasonable approval by the Administrative Agent of the deed, easement or other instrument effecting the transfer or granting the easement, right of way or similar right in question, the legal description thereof and a survey, updated survey or other evidence of the location thereof reasonably satisfactory to the Administrative Agent.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date.

         SECTION 3.1.1. PAYMENT TERMS. Prior to the Stated Maturity Date of each Loan, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that

                           (i) all such voluntary prepayments of any Eurodollar
                  Rate Loan shall require at least three Business Days' prior written notice to the Administrative Agent and all such voluntary partial prepayments shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $500,000 in excess thereof or such amount as will prepay such Loan in full;

                            (ii) all such voluntary prepayments of any Base Rate
                  Loan outstanding under the Revolving Loan Commitment shall require notice to the Administrative Agent by at least 11:00 a.m. New York time on the date of such prepayment, and all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof or such amount as will prepay such Loan in full; and

                           (iii) all such voluntary prepayments of any Swing
                  Loan shall require notice to the Swingline Lender by at least 1:00 p.m., New York time, and all such voluntary partial prepayments shall be in an aggregate minimum amount of $50,000 or integral multiples of $10,000 in excess thereof or such amount as will prepay such Loan in full.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4. All prepayments of Revolving Loans shall be applied to the ratable repayment of the Loans of the several Lenders that are Base Rate Loans or that are Eurodollar Rate Loans with a particular Interest Period, in each case as specified by the Borrower in the applicable notice of prepayment or, in the absence of any such specification by the Borrower, first to the repayment of Base Rate Loans and second to the repayment of Eurodollar Rate Loans in the direct order of the maturity of the Interest Periods therefor. All notices of prepayment required to be delivered to the Administrative Agent hereunder (other than notices relating to Swing Loans) shall be in substantially the form of EXHIBIT M. The Administrative Agent shall promptly notify each other Lender of the terms of each notice of prepayment.

         SECTION 3.1.2. SPECIAL SWING LOAN PROVISIONS. The Borrower agrees to pay each Swing Loan when due. All Swing Loans shall be payable with accrued interest thereon solely to the Swingline Lender for its own account, and shall otherwise be subject to all the terms and conditions applicable to the Revolving Loans (unless otherwise specifically set forth herein). Within three Business Days following the occurrence of an Event of Default, the Borrower shall repay all of such Swing Loans in cash by 1:00 p.m., New York time, or make a Borrowing of Revolving Loans in an amount at least equal to the aggregate outstanding principal amount of all Swing Loans together with all accrued interest thereon, and shall apply the proceeds of such Borrowing, or such portion thereof as shall be sufficient to repay in its entirety the aggregate outstanding principal amount of all Swing Loans together with accrued interest thereon to the date of such repayment.

         In the event that any portion of any Swing Loan is not repaid on the first Business Day following an Event of Default, the Borrower agrees to reimburse the Swingline Lender with the proceeds of a Revolving Loan, and the Swingline Lender shall promptly, but in no event later than 1:00 p.m., New York time on the second Business Day following such Event of Default, notify the Administrative Agent and the Administrative Agent shall promptly, and in no event later than 5:00 p.m., New York time, on the Business Day it shall have received such notice, notify each Lender in writing of the unreimbursed amount of such Swing Loan and of such Lender's Percentage of such unreimbursed amount. Each of the Lenders shall make a Revolving Loan in an amount equal to such Lender's Percentage of the unreimbursed amount of such Swing Loan, together with accrued unpaid interest thereon (to the extent that there is availability under the Revolving Loan Commitment), and pay the proceeds thereof, in immediately available funds, directly to the Administrative Agent for the account of the Swingline Lender, not later than 1:00 p.m., New York time, on the next Business Day after the date such Lender is notified by the Administrative Agent. Revolving Loans made by the Lenders to repay unreimbursed Swing Loans pursuant to this subsection shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Administrative Agent as set forth above rather than upon notice by the Borrower, need not comply with the principal amount requirement of
SECTION 2.3.1 and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Loans set forth in Article V of this Agreement; PROVIDED, however that no Lender shall be obligated to make such Revolving Loans if, prior to the date of the Borrowing of the Swing Loan to be refunded, the Swingline Lender had received written notice from the Administrative Agent or any Lender of the existence and continuance of a Default or an Event of Default.

         Each Lender's obligation to make Revolving Loans in the amount of its Percentage of any unreimbursed Swing Loan pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Percentage of any unreimbursed Swing Loan will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Percentage of such unreimbursed Swing Loan. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Percentage of such unreimbursed Swing Loan. The Borrower agrees to accept the Revolving Loans hereinabove provided, whether or not such Loans could have been made pursuant to the terms of SECTION 5.2 hereof or any other Section of this Agreement.

         In the event, for whatever reason, the Administrative Agent determines that the Lenders are not able to, or that it could be disadvantageous for the Lenders to, advance their respective

Percentage of Revolving Loans for the purpose of refunding Swing Loans as required hereunder, then each of the Lenders absolutely and unconditionally agrees to purchase and take from the Swingline Lender on demand an undivided participation interest in Swing Loans outstanding in an amount equal to their respective Percentage of such Swing Loans.

         SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

         SECTION 3.2.1. RATES. All Swing Loans shall bear interest at a rate per annum equal to the Base Rate from time to time in effect. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Revolving Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect PLUS the Applicable Base Rate Margin in effect from time to time; and

                  (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Eurodollar Rate Margin in effect from time to time.

         SECTION 3.2.2. POST-MATURITY RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower hereunder shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin then in effect plus 2% until such amount is paid in full.

         SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) with respect to Base Rate Loans, on each Quarterly Payment Date occurring on and after the Effective Date;

                  (c) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of the third month thereof); and

                  (d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. FEES. The Borrower agrees to pay to the Administrative Agent and each Lender the fees set forth in this SECTION 3.3.

         SECTION 3.3.1. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for each day during the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of ARTICLE V or when any portion of the Revolving Loan Commitment Amount may be temporarily unavailable pursuant to SECTION 5.1.12) commencing on the Effective Date and continuing through the Commitment Termination Date, a commitment fee (the "COMMITMENT FEE") at the rate per annum set forth under the column labeled "Commitment Fee" in the definition of "Applicable Margin" opposite the Funded Debt to EBITDA Ratio as of the last day of the most recently ended Fiscal Quarter, calculated on the average daily Commitment Fee Amount. The Commitment Fee shall be payable by the Borrower quarterly in arrears on the last day of March, June, September and December in each year (or, if such day is not a Business Day, on the next succeeding Business Day), commencing with the first such date to occur after the Effective Date, and on any expiration or termination of the Revolving Loan Commitment.

         SECTION 3.3.2. UPFRONT FEES. On the Effective Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender upfront fees in such amounts as have been agreed upon previously by the Agents and each such Lender.

         SECTION 3.3.3. LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, for each day during the period commencing on the Effective Date and continuing through the later of the Commitment Termination Date and the date upon which the last Letter of Credit to terminate or expire is so terminated or expires, a letter of credit fee (the "L/C FEES") on the undrawn face amount of outstanding Letters of Credit on such day at the per annum rate equal to the Applicable Eurodollar Rate Margin in effect for such day. The Borrower further agrees to pay to the L/C Issuer, for its own account, a fronting fee (the "FRONTING FEE") at a rate equal to 0.125% per annum on the average daily undrawn face amount of outstanding Letters of Credit during each Fiscal Quarter. All such L/C Fees and Fronting Fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the Commitment Termination Date.

         SECTION 3.3.4. AGENTS' FEES. The Borrower agrees to pay to the Agents for their own account, fees in such amounts and at such times as set forth in that certain commitment letter and term sheet dated April 1, 1997.

         SECTION 3.4. AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS WITH REVOLVING LOANS. The Borrower agrees to reimburse the L/C Issuer for each draft that is paid under any Letter of Credit for the amount of (a) such draft and (b) any taxes, fees, charges or other costs and expenses incurred by the L/C Issuer in connection with such payment, whether such draft is paid before, on or after termination of the Revolving Loan Commitment. Upon notice by the L/C Issuer to the Borrower and the Administrative Agent (and notice by the Administrative Agent to the Lenders pursuant to SECTION 3.5) on any day that payment has been made under any Letter of Credit, the Borrower shall reimburse the L/C Issuer with the proceeds of a Revolving Loan made pursuant to SECTION 3.5 not later than the following Business Day. Interest shall be payable on any and all unreimbursed amounts advanced by the L/C Issuer under this Section from the date such amounts have been advanced by the L/C Issuer until reimbursed at the rate of interest payable on Base Rate Loans.

         The payment obligations of the Borrower under this Section shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

                  (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

                  (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that any such statement or other document appears, on examination, to be regular on its face; or

                  (c) payment by the L/C Issuer under any Letter of Credit against presentation of drafts, certificates, claims, documents or required statements that do not strictly comply with the terms of the Letter of Credit; PROVIDED that, upon examination, any such drafts, certificates, claims, documents or statements appear on their face to be in accordance with the Letter of Credit.

         SECTION 3.5. LETTER OF CREDIT PARTICIPATIONS. The L/C Issuer irrevocably agrees to grant and hereby grants to each Lender, and, to induce the L/C Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the L/C Issuer for such Lender's own account and risk an undivided interest equal to such Lender's Percentage in the L/C Issuer's obligations and rights under each Letter of Credit issued hereunder and each draft paid by the L/C Issuer hereunder.

         Upon presentation of a draft drawn under any Letter of Credit, the L/C Issuer shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender of the amount under such draft and of such Percentage of such amount. Unless (i) the Borrower shall have previously reimbursed the L/C Issuer for the amount of such draft or (ii) there is a sufficient amount in any cash collateral account established to cover payments to be made under such Letter of Credit, each of the Lenders shall thereafter make a Revolving Loan in an amount equal to such Lender's Percentage of the amount of such payment made by the L/C Issuer, together with any accrued and unpaid interest thereon. Each Lender shall pay the proceeds of its Loan, in immediately available funds, directly to the Administrative Agent for the account of the L/C Issuer, (i) not later than 1:00 p.m. New York time, on the following Business Day if the Administrative Agent shall have provided notice prior to 10:00 a.m. New York time, and (ii) if the Administrative Agent shall have provided notice after 10:00 a.m. New York time, not later than 1:00 p.m. New York time, on the second following Business Day. Revolving Loans made by the Lenders to repay amounts under Letters of Credit pursuant to this subsection shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Administrative Agent as set forth above rather than upon notice by the Borrower, need not comply with the principal amount requirements of SECTION
2.3.1 and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to the satisfaction of conditions precedent to the making of Revolving Loans set forth in ARTICLE V of this Agreement and, notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans shall be made to reimburse the L/C Issuer for any drafts paid under any Letter of Credit outstanding on the date of such termination.

         Each Lender's obligation to make Revolving Loans in the amount of its Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Percentage of any unreimbursed amounts outstanding under an Letter of Credit will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Percentage of such amounts. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Percentage of such amount outstanding under a Letter of Credit. The Borrower agrees to accept the Revolving Loans hereinabove provided, whether or not such loans could have been made pursuant to the terms of SECTION 5.2 hereof, or any other Section of this Agreement.


                                   ARTICLE IV

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

         SECTION 4.1. EURODOLLAR RATE LENDING UNLAWFUL. If any Lender shall determine that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, and such Lender shall so notify the Administrative Agent, the Administrative Agent shall so notify the Borrower and the other Lenders, whereupon the obligation of such Lender to make, continue, maintain or convert any such Loans shall forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Until the circumstances causing such suspension no longer exist, such Lender(s) shall have no obligation to make or continue any Loans as, or to convert any Loans into Eurodollar Rate Loans.

         SECTION 4.2. DEPOSITS UNAVAILABLE. If, on or before the first day of any Interest Period for any Eurodollar Rate Loan, the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount are not available to the Administrative Agent for such Interest Period in the interbank market; or

                  (b) by reason of circumstances affecting the interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to such Eurodollar Rate Loans for such Interest Period, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTION 2.3 and SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any affected Borrowing for which a notice has been previously given pursuant to SECTION 2.3 that it elects not to borrow on such date, such Borrowing shall instead be made as a Borrowing of Base Rate Loans.

         SECTION 4.3. INCREASED COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, (i) making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans or (ii) any Letter of Credit (or any Lender's participation therein) issued hereunder as a result of any change after the date hereof in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having force of law) of any court, central bank, regulator or other governmental authority (whether or not having the force of law and whether or not the failure to comply with such guideline or requirement would be unlawful but excluding any such law, regulation, directive, guideline, decision or request relating to (i) income, excise, stamp or franchise taxes or any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, (ii) the amount of capital required or expected to be maintained by any Lender or
(iii) any reserve requirement included in the calculation of the Eurodollar Rate pursuant to CLAUSE (ii) of the definition of Eurodollar Rate). Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the calculation of the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within fifteen (15) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the last day of the Interest Period applicable thereto, whether pursuant to SECTION
         3.1 or otherwise;

                  (b) any Loans not being made as Eurodollar Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, Eurodollar Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five (5) Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. INCREASED CAPITAL COSTS. If any change after the date hereof in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority or the implementation after the date hereof of any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply with such guideline or requirement would be unlawful) heretofore or hereafter issued by any governmental authority, whereby such law or regulation affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or any Letter of Credit issued by such Lender or in which such Lender is a risk participant is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon prompt notice from time to time by such Lender to the Borrower, such notice to state, in reasonable detail, the reasons therefore and the calculation of the amount demanded, the Borrower shall within fifteen (15) Business Days after demand pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

         SECTION 4.6. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall, to the extent permitted under applicable law, be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Lender's net income or receipts by the U.S., any state, the jurisdiction in which such Lender is organized or its principal executive office, Domestic Office or Eurodollar Office is located (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then, subject to the Borrower's receipt of the documentation required by the terms of the last paragraph of this SECTION 4.6, the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses (unless such penalties, interest or expenses are attributable solely to the actions of such Lender)) as are necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower. Without prejudice to the survival of any other agreement of the Borrower hereunder or any other Loan Document, the agreements of the Borrower contained in this Section shall survive the payment in full of all its Obligations.

         Each Lender that is organized under the laws of a jurisdiction other than the United States shall, on or prior to the date it becomes a Lender hereunder and from time to time thereafter if requested by the Borrower to do so (but only so long as such Lender remains lawfully able to do so), execute and deliver to the Borrower and the Administrative Agent, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 (or successor forms or documents), appropriately completed, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States withholding tax or reduces the rate of withholding tax on payments for the account of such Lender or certifying that the income receivable by such Lender is effectively connected with the conduct of a trade or business in the United States. For any period with respect to which a Lender has failed to provide the Borrower or the Administration Agent with the appropriate form referred to in this paragraph (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under this SECTION 4.6 with respect to Taxes imposed by the United States and if the form originally so provided by any Lender to the Borrower or the Administrative

Agent pursuant to this paragraph certified that the rate of withholding tax applicable to payments to such Lender was greater than zero, such Lender shall not be entitled to indemnification under this SECTION 4.6 with respect to Taxes imposed by the United States at a rate up to the reduced rate so certified by such Lender.

         SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:30 a.m., New York time (or, in the case of any payment to be funded with a Borrowing hereunder, 2:00 p.m.), on the date due, in same day or immediately available funds, to The Huntington National Bank, Columbus, Ohio, ABA: 044000024, Commercial Loan Servicing, Attn: Special Processing, Phone 1141, Ref. Red Roof Inns, Inc., or to such other account as the Administrative Agent shall specify from time to time by written notice to the Borrower. Funds received after such time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds on the Business Day received to each Lender its share, if any, of such payments received by the Administrative Agent for the account of the Lenders. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). All Commitment Fees, L/C Fees and other fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such fees are payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (b) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of SECTIONS 4.3, 4.4, 4.5 and 4.6) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders holding Loans of such Type, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender TO (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. For the purposes of determining a Lender's applicable PRO RATA share, all issued and outstanding Letters of Credit shall be considered Revolving Loans, and any payments in respect thereof shall be deposited in the cash collateral account established pursuant to SECTION 2.7 hereof. If any Letter of Credit shall thereafter expire or terminate without being drawn, the amount previously deposited into the cash collateral account in respect thereof shall be released from the cash collateral account and distributed to the Lenders on a PRO RATA basis or, if no Loans shall be outstanding, delivered to the Borrower.

         SECTION 4.9. SETOFF. Each Lender, with the consent of the Administrative Agent and the Required Lenders, may, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it that are then due any and all balances, credits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have; PROVIDED, HOWEVER, no Lender may exercise any such other rights and remedies without the consent of the Agents.

         SECTION 4.10. USE OF PROCEEDS. The Borrower shall apply the proceeds of the Loans for general corporate purposes, including working capital needs, Letter of Credit issuance, property acquisition and the development of new Inns. Without limiting the foregoing, no proceeds of any Loan will be used to acquire any "margin stock", as defined in F.R.S. Board Regulation U.

         SECTION 4.11. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take appropriate action, including the selection of a jurisdiction of its Domestic Office or Eurodollar Office or the changing of the jurisdiction of its Domestic Office or Eurodollar Office, as the case may be, so as to avoid any suspension of such Lender's obligations under SECTION 4.1 or the imposition of any increased costs or withholding taxes or to reduce the amount of any such increased costs or withholding taxes which may thereafter accrue; PROVIDED that no such selection or change of the jurisdiction for its Domestic Office or Eurodollar Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

         SECTION 4.12. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURODOLLAR RATE LOANS. If (i) the obligation of any Lender to make, or to continue or convert outstanding Loans as or to, Eurodollar Rate Loans has been suspended pursuant to
SECTION 4.1 or (ii) any Lender has demanded compensation under SECTION 4.3, 4.5 or 4.6 with respect to its Eurodollar Rate Loans, and in any such case the Borrower shall, by at least three Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Rate Loans shall instead be made as (or continued as or converted to) Base Rate Loans on which interest and principal shall be payable contemporaneously with the related Eurodollar Rate Loans of the other Lenders. If the circumstances giving rise to such suspension or demand for compensation no longer exist, the Lender shall so notify the Borrower and if the Borrower shall have requested pursuant to SECTION 2.4 that the related Loans of the other Lenders be converted or continued as Eurodollar Rate Loans for an additional Interest Period, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Rate Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Rate Loans of the other Lenders.

         SECTION 4.13. SUBSTITUTION. In the event that (x) any Lender's obligation to make, or to continue or convert outstanding Loans as or to, Eurodollar Rate Loans has been suspended pursuant to SECTION 4.1 or (y) any Lender has demanded compensation under SECTION 4.3 or 4.5, or becomes entitled to receive additional amounts under SECTION 4.6 and so long as there does not exist a Specified Default, the Borrower shall have the right, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), to designate another financial institution (which may be one or more of the Lenders) as a substitute for such Lender to purchase the Notes (for a price equal to all principal, interest, fees and costs owed to such Lender) and assume the Commitments of such Lender.


                                    ARTICLE V

                             CONDITIONS TO BORROWING

         SECTION 5.1. INITIAL BORROWING. The obligations of the Lenders to fund the initial Borrowing or the L/C Issuer to issue the initial Letter of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1; PROVIDED, that if the initial Borrowing is not funded by May 30, 1997, the Commitments shall then expire.

         SECTION 5.1.1. RESOLUTIONS, ETC. The Administrative Agent shall have received from the Borrower a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by it; and

                  (c) its articles of incorporation and bylaws,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate. In addition, the Administrative Agent shall have received from the Borrower a certificate, dated not earlier than March 31, 1997 from the Secretary of State of each State in which such Person owns one or more Pledged Properties confirming the good standing in that State of such Person.

         SECTION 5.1.2. DELIVERY OF NOTES. The Administrative Agent shall have received, for the account of each Lender, a Revolving Note (and, in the case of the Swingline Lender, a Swingline Note) duly executed and delivered by the Borrower.

         SECTION 5.1.3. REALIGNMENT AGREEMENT. The administrative Agent shall have received the Realignment Agreement, duly executed by each party thereto.

         SECTION 5.1.4. PLEDGE AGREEMENT. The Administrative Agent shall have received the Pledge Agreement, duly executed by the Borrower, all promissory notes held by the Borrower and all of the capital stock of each Guarantor, if any, held by the Borrower, together with duly executed stock powers executed in blank.

         SECTION 5.1.5. MORTGAGES. Subject to SECTION 5.1.12, the Administrative Agent shall have received executed counterparts of a Mortgage with respect to each Newly Mortgaged Property and a Mortgage Amendment with respect to each Existing Mortgaged Property, each dated as of the date hereof, duly executed by the Borrower, together with

                  (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each of the Mortgages for all Newly Mortgaged Properties and each of the Mortgage Amendments for all Existing Mortgaged Properties as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to record the Mortgages for all Newly Mortgaged Properties and the Mortgage Amendments for all Existing Mortgaged Properties as valid, perfected Liens against the Pledged Properties, which Liens are subject to no outstanding Liens (other than Permitted Liens (as defined in the respective Mortgages)) recorded against the Pledged Properties;

                  (b) title policies (collectively, the "TITLE POLICIES") covering each Newly Mortgaged Property and endorsements to the title policies covering each Existing Mortgaged Property, all of which shall be issued by the Title Company in favor of the Administrative Agent on behalf of the Lenders in amounts and in form and substance reasonably satisfactory to the Agents and subject to no outstanding Liens other than Permitted Liens (as defined in the respective Mortgages);

                  (c) Uniform Commercial Code financing statements (Form UCC-1), dated a date prior to the date of the initial Borrowing, naming the Borrower as the debtor, and the Administrative Agent on behalf of the Lenders, as the secured party, in appropriate form for filing, or other similar instruments or documents, under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests of the Administrative Agent granted pursuant to the Mortgages;

                  (d) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to CLAUSE (c) above, together with copies of such financing statements; and

                  (e) such other approvals, opinions (excluding, however, local counsel opinions from jurisdictions other than Ohio, Michigan, North Carolina, Missouri, Illinois and Tennessee), or documents in connection with the foregoing as the Administrative Agent may reasonably request.

         SECTION 5.1.6. SURVEYS. The Administrative Agent shall have received surveys for each Pledged Property in compliance with the provisions of EXHIBIT H hereof.

         SECTION 5.1.7. APPRAISALS. The Administrative Agent shall have received copies of MAI appraisals prepared in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, addressed to the Administrative Agent, with respect to each Newly Mortgaged Property, prepared by U.S. Realty Consultants or other appraisers reasonably satisfactory to the

Agents, which appraisals shall not have been withdrawn or modified.

         SECTION 5.1.8. ENVIRONMENTAL AUDIT. The Administrative Agent shall have received copies of a so-called "phase I" environmental audit or an update of a pre-existing environmental audit covering each Pledged Property, in each case prepared by TRC Environmental Corporation or other environmental consultant reasonably satisfactory to the Agents, and in form, substance and results, reasonably satisfactory to the Agents.

         SECTION 5.1.9. CONSENTS, ETC. The Administrative Agent shall have received certified copies of all documents evidencing any necessary corporate action of the Borrower, material consents, shareholder, creditor, material lessor, governmental and material regulatory approvals or exemptions in connection with this Agreement, all in form and substance reasonably satisfactory to the Agents and, as to legal matters, its counsel.

         SECTION 5.1.10. INSURANCE COVERAGES. The Borrower shall have obtained, and the Administrative Agent shall have reasonably approved, the insurance coverages with respect to the Pledged Properties as required by the terms of the Mortgages.

         SECTION 5.1.11. TITLE ENDORSEMENTS. The Administrative Agent shall have been furnished with the endorsements from the Title Company set forth in EXHIBIT P hereof.

         SECTION 5.1.12. AVAILABILITY REDUCTION. The Borrower has agreed to deliver the documentation under SECTIONS 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.10 and
5.1.11 for all of the Pledged Properties. If, however, on the date of the initial Borrowing, (i) the Borrower shall not have delivered the documentation required under SECTIONS 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.10 and 5.1.11 for all of
the Pledged Properties and (ii) the appraised value of the Pledged Properties for which such documentation shall have been delivered is less than $357,143,000, then so long as the appraised value of the Pledged Properties for which such documentation shall have been delivered is at least $287,143,000, the conditions set forth in such SECTIONS 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.10 and
5.1.11 shall nevertheless be deemed satisfied but the availability under the Revolving Loan Commitment shall be reduced by 70% of such shortfall, and such reduction in availability shall remain in effect until the Borrower provides (A) such missing documentation and/or (B) pledges Additional Properties that satisfy the requirements in the attached EXHIBIT H that have an aggregate appraised value in an amount equal to or greater than such shortfall. If, on the 90th day following the Effective Date, the sum of (i) the appraised value of all Pledged Properties for which documentation under SECTIONS 5.1.5, 5.1.6, 5.1.7, 5.1.8,
5.1.10 and 5.1.11 has been delivered and (ii)

Additional Properties is less than $357,143,000, then on such date the Revolving Loan Commitment Amount shall be permanently reduced by such shortfall. For purposes of this SECTION 5.1.12, the value of the Existing Mortgaged Properties shall be determined based upon the appraisals delivered in connection with the Existing Mortgages, the value of the Newly Mortgaged Properties shall be determined based upon the appraisals provided pursuant to SECTION 5.1.7 hereof, and the value of any Additional Properties shall be determined based upon the appraisals delivered in respect thereof in satisfaction of the requirements in the attached EXHIBIT H.

         SECTION 5.1.13. SOLVENCY. The Administrative Agent shall have received a certificate substantially in the form of EXHIBIT N hereto from the president, the chief executive or chief financial Authorized Officer of the Borrower as to the solvency of the Borrower, both before and after giving effect to the transactions contemplated by this Agreement.

         SECTION 5.1.14. OPINIONS OF COUNSEL. The Agents shall have received opinions, dated the date of the initial Borrowing and addressed to the Agents and all Lenders, from the General Counsel or Assistant General Counsel of the Borrower and from Davis Polk and Wardwell, special New York counsel to the Borrower, in the forms set forth as EXHIBITS O-1 and O-2, respectively.

         SECTION 5.1.15. CLOSING FEES, EXPENSES, ETC. The Administrative Agent shall have received for its own account, or for the account of each Lender, all fees, costs and expenses due and payable pursuant to SECTIONS 3.3 and, if then invoiced, 10.3.

         SECTION 5.1.16. LOAN DOCUMENTS. The Agents shall have received copies of such other documents or such other evidence as the Agents may reasonably request showing that the Loans have been fully secured on the terms described in this Agreement.

         SECTION 5.2. ALL BORROWINGS. Subject to the provisions of SECTIONS
3.1.2 and 3.5, the obligation of the L/C Issuer to issue any Letter of Credit or of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) that would increase the aggregate principal amount of Loans outstanding hereunder shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to the issuance of a Letter of Credit or any Borrowing, the following statements shall be true and correct:

                  (a) the representations and warranties set forth in ARTICLE VI (excluding, however, those contained in SECTION 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to SECTION 6.7

                           (i) no labor controversy, litigation, action,
                  arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries in which there is a reasonable possibility of an adverse determination that would have a Material Adverse Effect; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which may be reasonably expected to have a Material Adverse Effect; and

                  (c) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. BORROWING REQUEST. In the case of Borrowings of Revolving Loans, the Borrower shall have furnished the Administrative Agent with a Borrowing Request for such Borrowing, and each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in SUBSECTION 5.2.1 are true and correct. In the case of issuances of Letters of Credit, the Borrower shall have furnished a Letter of Credit application in the L/C Issuer's then current form, and delivery of such application and the delivery by the L/C Issuer of the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of issuance of such Letter of Credit (both immediately before and after giving effect thereto) the statements made in SUBSECTION 5.2.1 are true and correct. In the case of Swing Loans, each request by the Borrower for Swing Loans and the acceptance by the Borrower of the proceeds of such Swing Loans shall constitute a representation and warranty by the Borrower that on the date of such Swing Loan (both immediately before and after giving effect to such Swing Loan in the application of the proceeds thereof) the statements made in SUBSECTION 5.2.1 are true and correct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agents and each Lender as set forth in this
ARTICLE VI.


         SECTION 6.1. ORGANIZATION, ETC. Each of the Borrower and each Guarantor is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation and has full power and authority and holds all requisite governmental licenses, permits and other approvals necessary to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party. Except to the extent that the failure to be so qualified and in good standing or to have such power and authority or to hold such governmental licenses, consents and approvals could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and has full power and authority and holds all requisite governmental licenses, permits and other approvals necessary to own and hold its property and to conduct its business substantially as currently conducted.

         SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement, the Notes, each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each Guarantor of each Loan Document executed or to be executed by it, are within each such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene such Person's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any Guarantor, or

                  (c) result in, or require the creation or imposition of, any Lien on the Borrower's or any Guarantor's properties other than pursuant to the Loan Documents.

         SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. Except for such authorizations, approvals or notices obtained or delivered as of the Effective Date or subsequently required in connection with the addition of any Guarantor pursuant to SECTION 7.1.10 or filings required to be made in connection with the creation or perfection of Liens on the Collateral securing the Obligations, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance (i) by the Borrower of this Agreement, the Notes or any other Loan Document or (ii) by any Guarantor of any Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, valid and binding agreements (or, in the case of the Notes, obligations) of the Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity; and each Loan Document executed by any Guarantor will, on the due execution and delivery thereof, constitute a valid and binding agreement of each such Person enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, or other similar laws affecting creditors' rights generally, and general principles of equity.

         SECTION 6.5. FINANCIAL INFORMATION. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 28, 1996, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof and the results of their operations and cash flows for the fiscal year then ended.

         SECTION 6.6. NO MATERIAL ADVERSE EFFECT. Since December 28, 1996, no event or condition has occurred which has had a Material Adverse Effect.

         SECTION 6.7. LITIGATION, ETC. As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, action, or proceeding affecting the Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues in which there is a reasonable possibility of an adverse determination, which would have a Material Adverse Effect, except as disclosed in ITEM 6.7 ("Litigation; Labor Matters") of the Disclosure Schedule.

         SECTION 6.8. SUBSIDIARIES. The Borrower has no direct or indirect Subsidiaries, except those Subsidiaries

                  (a) which are identified in ITEM 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                  (b) which are permitted to have been formed or acquired in accordance with SECTION 7.2.5.

         SECTION 6.9. OWNERSHIP OF PROPERTIES. Except as set forth in Item 6.9 ("Ownership of Properties") of the Disclosure Schedule, the Borrower and each of its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their respective material properties and assets, free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
SECTION 7.2.3. The provisions of the Mortgages and the Pledge Agreement are effective to create, in favor of the Administrative Agent (for the benefit of the Lenders), valid and perfected first priority Liens on the Pledged Properties, and all personal property described in the Pledge Agreements and the Mortgages, subject only to the Permitted Liens (as defined in the Mortgages). The number of Pledged Properties consisting of Inns described in clause (iii) of the definition thereof does not exceed 10% of the number of all Pledged Properties.

         SECTION 6.10. COMPLIANCE. The Borrower and the Guarantors are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, but not limited to, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws, or any presently existing rules, regulations or orders of any governmental entity, authority or agency) (all of which are sometimes hereinafter collectively referred to as "LAWS"), and with all presently existing covenants and applicable restrictions of record relating to the use and occupancy of any of their respective properties, in any case except to the extent that failure to so comply may not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. PENSION PLANS. Except as disclosed on ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement by the Borrower and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan with respect to which the Borrower could reasonably be expected to have any material liability, and no contribution failure has occurred with respect to any such Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which is reasonably likely to result in the incurrence by the Borrower of any material liability, fine or penalty.

         SECTION 6.12. ENVIRONMENTAL PROTECTION. Except as set forth in ITEM
6.12 ("Environmental Matters") of the Disclosure Schedule or to the extent that they would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Materials on any real property owned by the Borrower (the "PREMISES"), of any spills, releases, discharges, leaks or disposal of Hazardous Materials that have occurred or are presently occurring on, under or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Materials that have occurred or are occurring off the Premises as a result of the Borrower's improvement, operation or use of the Premises which would result in non-compliance with any Environmental Laws; (b) is and has been in compliance with all applicable Environmental Laws; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrower relating to Hazardous Materials; (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrower relating to Hazardous Materials; and (e) will not permit any of its employees, agents, contractors or subcontractors, and will use its best efforts not to allow any other person occupying or present on the Premises, to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Materials which would result in the Premises not complying with the Environmental Laws.

         Further, the Borrower hereby indemnifies the Lenders and holds the Lenders harmless from and against any loss, damage, cost, expense or liability (including strict liability) of the Lenders arising out of or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of this Agreement) of Hazardous Materials on, under or about all that portion of the Premises that, at any time now or in the future, actually comprise part of the Pledged Properties (whether caused by the Borrower or any employees, agents, contractor or subcontractors of the Borrower or any predecessor in title of the Borrower or any third persons occupying or present on the Pledged Properties), including, without limitation:
(a) those damages or expenses arising under the Environmental Laws; (b) costs of any required or necessary repair, cleanup or detoxification of the Pledged Properties, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Lenders in connection with clauses (a), (b) and (c) including, but not limited to reasonable attorneys' fees.

         The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expanses or costs which arise from the gross negligence or willful misconduct of the Lenders.

         SECTION 6.13. REGULATIONS G, U AND X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. TAXES. The Borrower and each of its Subsidiaries have filed all income tax returns and all other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established on its books.

         SECTION 6.15. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Guarantor in writing to the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and such information, taken as a whole, is not incomplete by omitting to state any material fact necessary to make such information not misleading.


                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. AFFIRMATIVE COVENANTS. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated, all Letters of Credit have expired or been cash- collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.1.

         SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish to each Lender and the Agents copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer or chief accounting officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in substantially the form of EXHIBIT G hereto, executed by the chief financial officer or chief accounting officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in SECTION 7.2;

                  (d) as soon as possible and in any event within 45 days after the end of each of the Borrower's first three Fiscal Quarters of each Fiscal Year and within 60 days after the end of each Fiscal Year of the Borrower, a computation of the Total Debt to EBITDA Ratio as of the end of such Fiscal Quarter or Fiscal Year, certified by the chief financial or chief accounting officer of the Borrower;

                  (e) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, a statement from the firm of independent public accountants reporting on such statements whether (i) in making the examination necessary for the signing of such annual report by such accountants, they have become aware of any Default or Event of Default that has occurred and is continuing, and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (f) as soon as possible and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of each Fiscal Year, a copy of the Borrower's internally prepared "Budgetary Comparative Income Statements" for all Inns, certified by the chief financial officer or chief accounting officer of the Borrower and accompanied by a narrative report describing the results of operations during such Fiscal Quarter;

                  (g) promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent public accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;

                  (h) as soon as possible and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of each Fiscal Year, a report describing in general terms Inns being constructed or renovated and any planned acquisitions;

                  (i) as soon as possible and in any event within five days after the Borrower obtains knowledge of the occurrence of a Default, if such Default is then continuing, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (j) as soon as possible and in any event within five days after the Borrower obtains knowledge of the (x) occurrence of any material adverse development with respect to any labor controversy, litigation, action or proceeding described in SECTION 6.7 (including, without limitation, the entry against the Borrower or any of its Subsidiaries of a judgment not covered by insurance in excess of $5,000,000) or (y) commencement of any material labor controversy, litigation, action or proceeding of the type described in SECTION 6.7, notice thereof and, as promptly as possible, but in no event later than ten Business Days after such event, copies of all documentation reasonably requested by the Administrative Agent relating thereto;

                  (k) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its public security holders generally or to any regulatory commission having jurisdiction over the Borrower (except to the extent that such reports are restricted from disclosure by the particular regulatory agency), and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and Form 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission;

                  (l) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan with respect to which the Borrower could reasonably be expected to have any liability, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien on the assets of the Borrower under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which is reasonably likely to result in the requirement that the Borrower furnishes a bond or other security to the PBGC or such Pension Plan or the occurrence of any event with respect to any Pension Plan which is reasonably likely to result in the incurrence by the Borrower of any material liability, fine or penalty, notice thereof and, to the extent reasonably requested by the Administrative Agent, copies of all documentation relating thereto; and

                  (m) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or Agent may from time to time reasonably request.

         SECTION 7.1.2. COMPLIANCE WITH LAWS, ETC. Except to the extent that failure to so comply may not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. CONSTRUCTION AND MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause its Subsidiaries to, maintain and preserve all of their properties necessary or useful in the proper conduct of their business (including the Pledged Properties), in good working order and condition in all material respects, ordinary wear and tear excepted and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower shall not permit all or any portion of any of the Pledged Properties to be removed, demolished or materially altered, except in connection with the improvement, renovation or expansion thereof and to the extent that the value thereof is not materially impaired other than temporarily while such improvement, renovation or expansion is in progress, and if any Pledged Property, or any part thereof, is now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable) the Borrower shall either (i) restore, replace or rebuild such Property or (ii) provide an Additional Property, as contemplated by SECTION 7.1.10, within 90 days thereafter in substitution therefor. The Borrower shall not permit the number of Pledged Properties consisting of Inns described in clause (iii) of the definition thereof to be more than 10% of the number of all Pledged Properties.

         SECTION 7.1.4. INSURANCE.

                  (a) In addition to maintaining the insurance coverage required as of the Effective Date under SECTION 5.1.11 hereof, the Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to the Pledged Properties and the business of the Borrower and its Subsidiaries conducted therein or in connection therewith (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will furnish to the Administrative Agent annually and prior to the expiry of any policy a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with SECTION 5.1.11 and this Section.

                  (b)      All such policies of insurance shall:

                                    (i) be written by financially responsible
                  companies selected by the Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies acceptable to the Agents; and

                                    (ii) name the Administrative Agent and the
                  Lenders as additional insured with respect to any liability insurance and the Administrative Agent as loss payee with respect to any property insurance, in each case, as its interest may appear (except in the case of workers' compensation insurance); and

                                    (iii) provide that it will not be canceled
                  or reduced, except after not less than 30 days' written notice to the Administrative Agent.

                  (c) The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

                  (d) On or before the date of the initial Borrowing hereunder, the Borrower will deliver to the Administrative Agent certificates of insurance reasonably satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Borrower under this Agreement.

                  (e) Without limiting the obligations of the Borrower under the foregoing provisions of this SECTION 7.1.4., in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this SECTION 7.1.4., then the Administrative Agent may, and shall if instructed so to do by the Required Lenders, upon prior or substantially simultaneous notice to the Borrower, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as otherwise would be required hereunder and the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

         SECTION 7.1.5. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of their business affairs and transactions and permit each Agent and each Lender or any of their respective representatives, on reasonable notice, at reasonable times and intervals and, so long as no Specified Default shall have occurred and be continuing, at the expense of such Agent or Lender, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy a reasonable number of extracts from) any of its books or other corporate records. The Borrower shall cooperate with any representative of any Agent or any Lender in connection with the exercise by such Agent or such Lender of its rights under this SECTION 7.1.5.

         SECTION 7.1.6. ENVIRONMENTAL COVENANT. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all applicable Environmental Laws, keep all material permits, approvals, certificates, licenses and other authorizations required pursuant to applicable Environmental Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written material claims, complaints, notices or inquiries relating to the condition of its facilities and properties under, or material compliance of its facilities and properties with, applicable Environmental Laws, and shall promptly commence and diligently proceed to cure, to the reasonable satisfaction of the Administrative Agent any material actions and proceedings relating to violations of compliance with applicable Environmental Laws; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this SECTION 7.1.6.

         SECTION 7.1.7. MAINTENANCE OF EXISTENCE; DIVIDENDS FROM UNRESTRICTED SUBSIDIARIES. The Borrower will take all action necessary to maintain its corporate existence and the corporate existence of each Subsidiary; PROVIDED that nothing in this SECTION 7.1.7 shall prohibit (i) any merger, consolidation, dissolution, liquidation, purchase or acquisition permitted under SECTION 7.2.9 or (ii) the termination of the corporate existence of a Subsidiary if the Borrower determines that such termination is in the best interest of the Borrower and the Borrower and the Agents determine that such termination is not materially disadvantageous to the Lenders. The Borrower will cause each Unrestricted Subsidiary to declare and pay dividends and/or make advances, directly or indirectly, to the Borrower in the amount of the funds available to each such Unrestricted Subsidiary which are not needed for reasonable reserves or normal operating expenses. The Borrower will not allow Carousel to engage in any activity other than the ownership and development of a single hotel in Atlanta, Georgia.

         SECTION 7.1.8. ACCURACY OF INFORMATION. All factual information furnished after the date of execution and delivery of this Agreement by or on behalf of the Borrower or any Obligor to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 7.1.9. ADDITIONAL GUARANTIES. Promptly upon the creation of any Subsidiary, and, with respect to Carousel, if it shall then be existing, not later than December 31, 1997, the Borrower will cause such Subsidiary to execute and deliver a Guaranty substantially in the form of EXHIBIT E hereto.

         SECTION 7.1.10. SUBSTITUTION OF COLLATERAL.

                  (a) Subject to subsection (d) below, the Borrower shall have the right to substitute for any Pledged Property subject to a material casualty or condemnation, properties of equal or greater appraisal value ("SUBSTITUTED PROPERTIES"), as determined by appraisals in form and substance satisfactory to the Agents, conforming to the usual appraisal standards of the Agents and to all requirements of law applicable to the Lenders and conducted by appraisers reasonably satisfactory to the Agents, within 90 days following the occurrence of such casualty or condemnation.

                  (b) Provided there does not then exist any Specified Default and subject to subsection (d) below, the Borrower shall have the right in each Fiscal Year to substitute for up to five of the Pledged Properties, properties of equal or greater appraised value (the "Swapped Properties" and, together with Substituted Properties, the "ADDITIONAL PROPERTIES"), as determined by appraisals in form and substance satisfactory to the Agents, conforming to the usual appraisal standards of the Administrative Agent and to all requirements of law applicable to the Lenders and conducted by appraisers satisfactory to the Agents. Each substitution of a Swapped Property under this SECTION 7.1.10(b) shall be, for purposes of computing the number of Pledged Properties which may be sold, treated as a substitution of Pledged Properties for purposes of SECTION 7.2.10(a).

                  (c) The Borrower shall satisfy the requirements set forth in the attached EXHIBIT H for each such Additional Property.

                  (d) The Borrower's right to substitute for any Pledged Property pursuant to this SECTION 7.1.10 or SECTION 7.2.10(a) is subject to the condition that after giving effect to such substitution not more than three Pledged Properties shall be ground leased Properties.

         SECTION 7.2. NEGATIVE COVENANTS. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.2.

         SECTION 7.2.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for
(i) the direct or indirect ownership, operation and franchising of hotels, motels and inns and intellectual property related thereto (ii) such activities as may be incidental or related thereto.

         SECTION 7.2.2. INDEBTEDNESS; PREFERRED STOCK. The Borrower will not, and will not permit any of its Subsidiaries to, issue, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness or preferred stock, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Loans and other
         Obligations;

                  (b) Indebtedness existing as of the Effective Date which is identified in ITEM 7.2.2(b) ("Ongoing Indebtedness") of the Disclosure Schedule and any refinancing of any mortgage Indebtedness described therein plus any fees and expenses incurred in connection with such refinancing so long as the principal balance thereof is not increased, such refinancing is at market terms and the average life to maturity is not shorter than the average remaining life to maturity of the Indebtedness being refinanced;

                  (c) other secured Indebtedness, inclusive of Capitalized Lease Liabilities, in an aggregate amount not to exceed $30,000,000; PROVIDED that any such Indebtedness in any principal amount in excess of $10,000,000 shall be mortgage Indebtedness assumed or incurred in connection with acquisitions or developments of Inns;

                  (d) Indebtedness of the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries];

                  (e) Subordinated Debt and Preferred Stock in an aggregate amount not to exceed $225,000,000 at any time;

                  (f) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed
         $20,000,000 at any time;

                  (g) Hedging Obligations entered into by the Borrower to hedge the Borrower's exposure with respect to interest rate or currency fluctuations, which Hedging Obligations may, if entered into with any Lender or any Affiliate of any Lender, at such Lender's discretion, be ratably secured by the Collateral; PROVIDED, in no event (a) shall the notional principal amount of such secured Hedging Obligations exceed $100,000,000 in the aggregate or (b) shall the payment dates thereunder extend beyond the Stated Maturity Date; and

                  (h) Indebtedness in respect of letters of credit issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business to support workers compensation and insurance obligations of the Borrower and its Subsidiaries.

PROVIDED, HOWEVER, that no Indebtedness otherwise permitted by CLAUSES (c), (e) or (f) shall be permitted if, after giving effect to the incurrence thereof, any Specified Default shall have occurred and be continuing.

         SECTION 7.2.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                  (b) Liens to secure payment of Indebtedness of the type permitted and described in CLAUSE (b) of SECTION 7.2.2 and, in the case of refinancing of such Indebtedness, covering only those assets secured by the Indebtedness being refinanced;

                  (c) Liens granted to secure payment of Indebtedness of the type permitted and described in CLAUSE (c) of SECTION

         7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (d) Liens securing payment of Indebtedness of the Subsidiaries of the Borrower that is described in clause (d) of SECTION 7.2.2;

                  (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books;

                  (f) Liens of carriers, warehousemen, mechanics, materialmen, contractors, laborers, landlords and similar creditors incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established on its books;

                  (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (h) judgment Liens in existence less than 20 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                  (i) Liens arising from the rendering of a final judgment or order against the Borrower that does not give rise to an Event of Default;

                  (j) Liens of sellers of goods to the Borrower and its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing the unpaid purchase price for such goods;

                  (k) Liens arising under commercial letters of credit issued in the ordinary course of business for the account of the Borrower or any of its Subsidiaries covering only the goods paid for through drawings under such letters of credit and bills of lading, warehouse receipts and other documents of title in respect thereof and securing the reimbursement obligations and related expenses in respect of such letters of credit;

                  (l) Liens securing payment of Hedging Obligations to the extent permitted by CLAUSE (g) of SECTION 7.2.2;

                  (m) Permitted Liens (as defined in the respective Mortgages);

                  (n) reservations, exceptions, encroachments, easements, rights of way, municipal and zoning ordinances, covenants, conditions, restrictions, leases and other similar encumbrances, charges or title defects or irregularities affecting real property; PROVIDED they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of the Borrower's business.

         SECTION 7.2.4. FINANCIAL CONDITION. The Borrower will not permit:

                  (a) Tangible Net Worth to be less than the sum of (i) $200,000,000, PLUS (ii) 50% of the Borrower's consolidated net income (without giving effect to any losses) for each Fiscal Quarter ending after December 28, 1996, PLUS (iii) an amount equal to 50% of the net proceeds from any sales and issuances of the Borrower's capital stock, MINUS (iv) any write-offs associated with the prepayment of any first mortgage Indebtedness or senior unsecured Indebtedness and MINUS (v) up to $20,000,000 of non-recurring expenses associated with the Big Red Project and the write-off of deferred loan costs associated with the Existing Credit Agreement, in each case booked in the 1997 Fiscal Year;

                  (b) the Total Debt to EBITDA Ratio for any period of four consecutive Fiscal Quarters ending during a period set forth below, to be greater than the ratio set forth below opposite such period:

                               Period                                                      Ratio
                               ------                                                      -----
         Effective Date - Last Day of                                          4.75 to 1.0
         Second Fiscal Quarter of 1998

         First Day of Third Fiscal                                             4.50 to 1.0
         Quarter of  1998 - Last Day of
         Second Fiscal Quarter of 1999

         First Day of Third Fiscal                                             4.25 to 1.0
         Quarter of 1999 - Last Day of
         Second Fiscal Quarter of 2000

         First Day of Third Fiscal                                             4.00 to 1.0
         Quarter of 2000 - Last Day of
         Second Fiscal Quarter of 2001

         First Day of Third Fiscal                                             3.75 to 1.0
         Quarter of 2001 and thereafter

                  (c) the Fixed Charge Coverage Ratio at the end of any Fiscal Quarter, for the period of four consecutive Fiscal Quarters ending on such date, to be less than the ratio set forth below opposite such period:


                               Period                                                      Ratio
                               ------                                                      -----
         Effective Date - Last Day of                                          1.45 to 1.0
         Second Fiscal Quarter of 1998

         First Day of Third Fiscal                                             1.50 to 1.0
         Quarter of  1998 - Last Day of
         Second Fiscal Quarter of 2000

         First Day of Third Fiscal                                             1.55 to 1.0
         Quarter of 2000 - Last Day of
         Second Fiscal Quarter of 2001

         First Day of Third Fiscal                                             1.60 to 1.0
         Quarter of 2001 and thereafter

                  (d) the Senior Debt to Senior EBITDA Ratio at the end of any Fiscal Quarter, for the period of four consecutive Fiscal Quarters ending on such date, to be greater than the ratio set forth below opposite such period:

                               Period                                                      Ratio
                               ------                                                      -----
         Effective Date - Last Day of                                          4.25 to 1.0
         Second Fiscal Quarter of 1998

         First Day of Third Fiscal                                             4.00 to 1.0
         Quarter of 1998 - Last Day of
         Second Fiscal Quarter of 1999

         First Day of Third Fiscal                                             3.75 to 1.0
         Quarter of 1999 - Last Day of
         Second Fiscal Quarter of 2000

         First Day of Third Fiscal                                             3.50 to 1.0
         Quarter of 2000 - Last Day of
         Second Fiscal Quarter of 2001

         First Day of Third Fiscal                                             3.25 to 1.0
         Quarter of 2001 and thereafter

         SECTION 7.2.5. INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in ITEM 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b)  Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to SECTION 7.2.7;

                  (e) in the ordinary course of business, Investments by the Borrower in any Guarantor, or by any Guarantor in the Borrower or any other Guarantor, by way of contributions to capital, loans or advances or otherwise;

                  (f) Investments consisting of transfers to Unrestricted Subsidiaries of trademarks, trade names, trade dress, service marks, patents, copyrights, trade secrets and other intellectual property or funds used to acquire the same, which are not pledged pursuant to the Mortgages;

                  (g) Investments in franchisees of the Borrower or any of its Subsidiaries to whom real property has been ground leased by the Borrower or any of its Subsidiaries which Investments consist of (i) equity interests in such franchisees obtained without additional cash expenditures by the Borrower or any of its Subsidiaries upon such franchisee's failure to pay the purchase price of the real property so leased in accordance with the terms of such lease and (ii) promissory notes and other debt obligations of franchisees acquired without additional cash expenditures by the Borrower or any of its Subsidiaries in connection with such arrangements;

                  (h) other Investments in an aggregate amount at any one time not to exceed $15,000,000;

PROVIDED, HOWEVER, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (j) no Investment otherwise permitted by CLAUSES (f) or (g) or
         (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Specified Default shall have occurred and be continuing.

         SECTION 7.2.6. RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date:

                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; PROVIDED, however, that so long as no Specified Default has occurred and is continuing or would occur after giving effect thereto, the Borrower may (i) pay dividends or distributions on, or redeem, purchase or retire shares of, its capital stock and warrants or options to purchase its capital stock so long as the aggregate consideration paid in any Fiscal Year does not exceed $10,000,000 (provided, however, that up to $2,000,000 of the unused portion of such allowance for any Fiscal Year may be carried forward by the Borrower for one year and provided, further that any such amount so carried forward shall be deemed utilized after the allowance specifically designated for such Fiscal Year has been utilized) and (ii) pay current dividends on any Preferred Stock in an amount required to be paid under the terms of such Preferred Stock;

                  (b) the Borrower will not, and will not permit any of its Subsidiaries to

                           (i) make any payment or prepayment of principal of,
                  or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                           (ii) redeem, purchase or defease, any Subordinated
                  Debt; and

                  (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

         SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures except as provided in CLAUSES (a), (b) and (c) below:

                  (a) Maintenance Capital Expenditures for the Borrower, the Guarantors, the Unrestricted Subsidiaries (but only, in the case of an Unrestricted Subsidiary other than Carousel, to the extent needed to develop and improve intellectual property assets) (i) for the 1997 and 1998 Fiscal Years shall be not less than 3% nor more than 6% of the consolidated net room revenues of the Borrower and the Guarantors in such Fiscal Years, and (ii) for the Fiscal Years ending in 1999 and thereafter shall not be less than 4% nor more than 6% of the consolidated net room revenues of the Borrower and its Subsidiaries in such Fiscal Years.

                  (b) Expansion Capital Expenditures for the Borrower, the Guarantors, and, prior to becoming a Guarantor, Carousel shall not exceed $135,000,000 in the 1997 Fiscal Year nor $120,000,000 in any Fiscal Year thereafter, no Expansion Capital Expenditure made in respect of any Acquisition shall exceed $50,000,000 and no Expansion Capital Expenditure of the type described in clause (d) of the definition thereof shall exceed $15,000,000 in any Fiscal Year; PROVIDED, however that up to $25,000,000 of the unused portion of the scheduled allowance for Expansion Capital Expenditures in any Fiscal Year may be carried forward for one year; PROVIDED, further that any such amount so carried forward shall be deemed to be utilized after the allowance specifically designated for such Fiscal Year has been fully utilized; and PROVIDED, however that any acquisitions that are funded solely with shares of the Borrower's capital stock shall be excluded from such calculations.

                  (c) Capital Expenditures for the Big Red Project.

         SECTION 7.2.8. RENTAL OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, as lessee, any leases of any real or personal property (or any interest therein) which will require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of $25,000,000 for any Fiscal Year, (other than (i) sale -leaseback transactions,
(ii) capital leases and (iii) leases in respect of 26 Inns in eight states which the Borrower may acquire and which have been identified to the Agents, to the extent the aggregate amount of fixed minimum rentals thereunder does not exceed $13,000,000 for any Fiscal Year, and (iv) leases by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries).

         SECTION 7.2.9. CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

                  (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and


                  (b) the Borrower may merge with or into any Subsidiary of the Borrower or any newly formed corporation organized under the laws of the United States, any State thereof or the District of Columbia for the purpose of "reincorporating" the Borrower in such jurisdiction, if the Borrower is the entity surviving such merger or if such surviving entity assumes all of the obligations of the Borrower hereunder and under the other Loan Documents; and

                  (c) so long as no Specified Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by SECTION 7.2.7(b) to be made as a Capital Expenditure.

         SECTION 7.2.10. ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to (except for the ability to grant Liens as permitted by SECTION 7.2.3), all or any of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except

                  (a) the Borrower may sell up to five Pledged Properties in any Fiscal Year so long as the cash price for each such Pledged Property equals or exceeds 100% of its appraised value and (i) all Net Cash Proceeds are applied as provided in SECTION 2.2.2 of this Agreement or
         (ii) subject to SECTION 7.1.10 (d), an Additional Property of equal or greater appraised value satisfying the criteria described on EXHIBIT H hereto is substituted for the Property to be sold. In the event the Borrower elects to substitute an Additional Property as provided in clause (ii) above, such substitution shall for purposes of computing the number of Pledged Properties for which a substitution may be made under SECTION 7.1.10(b) be treated as a substitution for purposes of such SECTION 7.1.10(b);

                  (b) the Borrower and its Subsidiaries may sell Inns (other than Pledged Properties) encumbered by Liens securing Indebtedness for borrowed money (or Contingent Liabilities in respect thereof) so long as the gross proceeds therefrom do not exceed $25,000,000 in any Fiscal Year or $100,000,000 during the term of this Agreement;

                  (c) the Borrower and its Subsidiaries may sell Unsecured Inns so long as the proceeds therefrom do not exceed $50,000,000 during the term of this Agreement;

                  (d) the Borrower and its Subsidiaries may enter into sale-leaseback transactions so long as the aggregate amount of Leaseback Rental Payments required thereunder (exclusive of any Leaseback Rental Payments up to $4,000,000 in any Fiscal Year in an aggregate amount under the leases for the Inn in Washington, D.C. and the Inn located at the Miami Airport in Miami, Florida) do not exceed $7,500,000 in any Fiscal Year;

                  (e) the Borrower or any Subsidiary may sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any of its assets to the Borrower or any Guarantor;

                  (f) the Borrower or any Subsidiary may sell, transfer, lease, contribute or otherwise convey any asset or any interest therein to the extent that such sale, transfer, lease or contribution is permitted as an Investment under SECTION 7.2.5;

                  (g) the Borrower may lease Properties subject to a Lien securing Indebtedness for borrowed money other than Pledged Properties;

                  (h) the Borrower may lease Unsecured Inns, provided that no more than five Unsecured Inns are subject to any such leases at any time;

                  (i) the Borrower may sell corporate overhead assets which do not constitute part of an Inn and are not necessary to operate any Inn and excluding in all cases the trademark or service mark "Red Roof Inns" or intellectual property necessary to use such trademark or service mark; and

                  (j) the Borrower or any Subsidiary may (i) lease computer, telecommunications, administrative, accounting billing, reservations and similar equipment and related software and intellectual property to franchisees of the Borrower and its Subsidiaries and (ii) ground lease or sell outparcels of real property in the ordinary course of business (other than any Pledged Property or portion thereof, or any portion of a property on which an Inn or its appurtenant improvements are located or that is reasonably necessary to the use or operation of an Inn).

         SECTION 7.2.11. MODIFICATION OF CERTAIN AGREEMENTS. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to the Senior Notes or any Subordinated Debt, other than any amendment, supplement or other modification which the Agents and the Borrower reasonably determine are not disadvantageous to the Lenders.

         SECTION 7.2.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than the Borrower and its Subsidiaries) unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

         SECTION 7.2.13. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by CLAUSE (b) of SECTION
7.2.2 as in effect on the Effective Date (or any agreement in respect of refinancing Indebtedness permitted under such clause (b) that is not more restrictive than the agreement in respect of the Indebtedness being refinanced) or by CLAUSE (c) of SECTION 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         SECTION 7.2.14. FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

         SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, any fees or any other Obligation.

         SECTION 8.1.2. BREACH OF WARRANTY. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Administrative Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of its obligations under SECTION 7.2.

         SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days (or, in the case of any such default under any Mortgage, if such default is capable of cure in 60 days and the Borrower or applicable Obligor is diligently pursuing such cure, 60 days) after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed; or

                  (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower could reasonably expect to incur a liability or obligation to such Pension Plan, in addition to such Pension Plan's assets, in excess of $10,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA if, as a result of such failure, the Borrower could reasonably expect to incur a liability or obligation to such Pension Plan in excess of $10,000,000.

         SECTION 8.1.8. CONTROL OF THE BORROWER. Any Change in Control shall occur.

         SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of its Subsidiaries shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

                  SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, in any material respect, terminate, cease to be effective or cease to be a valid, binding and enforceable agreement of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any material portion of any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSE(d) of SECTION 8.1.9 with respect to the Borrower or any Guarantor shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in CLAUSE (d) of SECTION 8.1.9 with respect to the Borrower or any Guarantor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agents shall, only upon the direction of the Required Lenders, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or, except as otherwise provided in the immediately following sentence, the Commitments (including, without limitation, the commitment of the L/C Issuer to issue any Letters of Credit) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Agents or the Lenders against the Borrower under this Agreement, the Notes or any of the other Loan Documents, or at law or in equity, shall be exercised by the Administrative Agent at any time and from time to time only at the written direction of Required Lenders in their sole discretion, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not the Administrative Agent or the Collateral Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Property or all or any portion of the Collateral. Notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans may be made to reimburse (i) the L/C Issuer for any drafts paid in respect of Letters of Credit issued as provided in this Agreement that are outstanding or unreimbursed on the date of such termination and (ii) the Swingline Lender for any Swing Loans outstanding on the date of such termination.


                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. ACTIONS. Each Lender hereby appoints HNB as its Administrative Agent and Collateral Agent and CIBC Wood Gundy as its Syndication and Documentation Agent under and for purposes of this Agreement, the Notes and each other Loan Document. In its capacity as Administrative Agent and Collateral Agent, HNB shall undertake those rights, powers and duties more particularly described herein and in the other Loan Documents. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which the Agents agree that they will comply, except as otherwise provided in this Agreement or as otherwise advised by counsel that such action is contrary to applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, PRO RATA according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agents are not reimbursed by the

Borrower; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from an Agent's gross negligence or willful misconduct. If any indemnity in favor of an Agent shall be or become, in such Agent's reasonable determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing of Eurodollar Rate Loans or by 1:00 p.m., New York time, on the day of a Borrowing of Base Rate Loans that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate for the first two days such funds are overdue and thereafter at the interest rate applicable from time to time on the Loans comprising such Borrowing. If and to the extent that the Administrative Agent does not make payments received by it available to the Lenders on the date such payments are due, such funds shall bear interest until paid at the Federal Funds Rate.

         SECTION 9.3. EXCULPATION. Neither the Agents nor any of their directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by them under this Agreement or any other Loan Document, or in connection herewith or therewith, except for their own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agents shall not obligate them to make any further inquiry or to take any action. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents believe to be genuine and to have been presented by a proper Person.

         SECTION 9.4. SUCCESSOR. Any Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If an Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become a successor Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

                  (a) this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and

                  (b) SECTION 10.3 and SECTION 10.4 shall continue to inure to its benefit.

         SECTION 9.5. LOANS BY HNB AND CIBC. HNB and CIBC shall each have the same rights and powers with respect to (x) the Loans made by them or any of their Affiliates, and (y) the Notes held by them or any of their Affiliates as any other Lender and may exercise the same as if neither they nor their Affiliates were an Agent. HNB and CIBC and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if HNB and CIBC Wood Gundy were not the Agents hereunder.

         SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. COPIES, ETC. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                  (b) modify SECTION 2.8(a), modify this SECTION 10.1, change the definition of "REQUIRED LENDERS", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III, change the schedule of reductions to the Commitments provided for in
         SECTION 2.2.2(c), release any material portion of the collateral security, except as otherwise specifically provided in any

         Loan Document and except for releases of immaterial portions of a Pledged Property that do not affect or impair the value of such Property, or extend the Stated Maturity Date shall be made without the consent of each Lender and each holder of a Note;

                  (c) extend the due date for, or reduce the amount of, any scheduled payment of interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

                  (d) permit the assignment or transfer by the Borrower of any of its rights and Obligations under this Agreement shall be made without the consent of each Lender and each holder of a Note;

                  (e) affect adversely the interests, rights or obligations of the Agents QUA the Agents shall be made without consent of the Agents;

                  (f) modify SECTIONS 2.1.2, 2.3.2 or 3.1.2 shall be made without the consent of the Swingline Lender; or

                  (g) modify SECTIONS 2.7, 3.4 or 3.5 shall be made without the consent of the L/C Issuer.

No failure or delay on the part of any Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 10.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable out-of-pocket expenses of the Agents (including the reasonable fees and out-of-pocket expenses of Mayer, Brown & Platt and Porter, Wright, Morris & Arthur, counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

                  (b) the filing, recording, refiling or rerecording of the Mortgages, the Mortgage Amendments, the Pledge Agreement and the Pledge Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgages, the Mortgage Amendments or the Pledge Agreement, and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agents and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and out-of-pocket expenses) incurred by the Agents or such Lender in connection with
(x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agents and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from


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



and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable fees and disbursements of external counsel) which may be incurred by such Indemnified Party in connection with any litigation or any investigation, administrative or other governmental proceeding (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), (collectively, the "INDEMNIFIED LIABILITIES"), arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; or

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. SURVIVAL. The obligations of the Borrower under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
SECTION 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Agents to the Borrower and each Lender.

         SECTION 10.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT THAT THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE MORTGAGES SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE REAL PROPERTY IS LOCATED. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 10.11.

         SECTION 10.11. SALE AND TRANSFER OF LOANS AND NOTE; PARTICIPATIONS IN LOANS AND NOTE. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this SECTION 10.11.

         SECTION 10.11.1. ASSIGNMENTS. Any Lender,

                  (a) with the written consents of the Borrower and the Agents (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to an Eligible Assignee; PROVIDED, during the continuance of a Specified Default, no such consent from the Borrower shall be required; and

                  (b) with notice to the Borrower and the Agents, but without the consent of the Borrower or the Agents, may assign and delegate to any of its Affiliates that is an Eligible Assignee or to any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $10,000,000; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in first sentence of the third paragraph of SECTION 4.6 and FURTHER, PROVIDED, HOWEVER, that, the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agents by such Lender and such Assignee Lender;

                  (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents; and

                  (e) the processing fees described below shall have been paid.

From and after the date that the Agents accept such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agents have received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the


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



principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agents upon delivery of any Lender Assignment Agreement in the amount of $3,000 (except in the case of one assignment by a Lender to an Affiliate of such Lender, in which case such processing fee shall be waived). Any attempted assignment and delegation not made in accordance with this SECTION 10.11.1 shall be null and void.

         SECTION 10.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more Eligible Assignees (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

                  (a) no participation contemplated in this SECTION 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                  (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (b) or (c) of
         SECTION 10.1; and

                  (e) the Borrower shall not be required to pay any amount under
         SECTION 4.3, 4.5 or 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall, to the fullest extent permitted under applicable law, be considered a Lender.

         SECTION 10.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agents or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER SHALL, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, THE AGENTS MAY, IN THE EXERCISE OF THEIR SOLE DISCRETION, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BRING AND MAINTAIN SUIT IN THE COURTS FOR THE STATE OF OHIO, OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF OHIO; PROVIDED, FURTHER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR

HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.14. WAIVER OF JURY TRIAL. THE AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.15. AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Existing Credit Agreement, and all loans and commitments outstanding under the Existing Credit Agreement shall be deemed Loans and Commitments outstanding under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               RED ROOF INNS, INC.


                               By:________________________________
                                  Title: Vice President and
                                         Treasurer

                                  Address: 4355 Davidson Road
                                           Hilliard, Ohio 43026-
                                           2491

                                  Facsimile No.: (614) 876-0544 or
                                                 (614) 876-3421

                                  Attention: Mr. David L. Rea

                                CIBC WOOD GUNDY SECURITIES CORP.,
                                   as Syndication and Documentation
                                   Agent, and Arranger


                                By:________________________________
                                   Title:

                                   Address: 350 South Grand Avenue
                                            Suite 2600
                                            Los Angeles, CA 90071

                                   Facsimile No.: (213) 346-0157

                                   Attention: Mr. Paul Chakmak

                                THE HUNTINGTON NATIONAL BANK,
                                   as Collateral Agent,
                                   Administrative Agent and
                                   Arranger


                                By:_________________________________
                                   Title:

                                   Address: 41 South High Street
                                            Columbus, Ohio 43215

                                   Facsimile No.: (614) 480-5791

                                   Attention: Mr. Robert Friend

                                                  LENDERS
                                                  -------

                                CIBC INC.


                                By:________________________________
                                   Title:
                                   CIBC Wood Gundy Securities Corp.,
                                   AS AGENT

                                   Notice Address:
                                        425 Lexington Avenue
                                        New York, New York 10071

                                   Facsimile No.: (212) 856-3991

                                   Attention: Ms. Cheryl Root

                                   with a copy to:
                                        350 South Grand Avenue
                                        Suite 2600
                                        Los Angeles, CA 90071

                                   Facsimile No.: (213) 346-0157

                                   Attention: Mr. Paul Chakmak

                                   Domestic
                                   Office: Two Paces West
                                           2727 Paces Ferry Road
                                           Suite 1200
                                           Atlanta, Georgia 30339

                                   Facsimile No.: (770) 319-4817

                                   Attention: Ms. Kelli Jones

                                   Eurodollar
                                   Office: Two Paces West
                                           2727 Paces Ferry Road
                                           Suite 1200
                                           Atlanta, Georgia 30339

                                   Facsimile No.: (770) 319-4817

                                   Attention: Ms. Kelli Jones

                                THE HUNTINGTON NATIONAL BANK


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 41 South High Street
                                           Columbus, Ohio 43215

                                   Facsimile No.: (614) 480-5791

                                   Attention: Mr. Robert Friend

                                   Eurodollar
                                   Office: 41 South High Street
                                           Columbus, Ohio 43215

                                   Facsimile No.: (614) 480-5791

                                   Attention: Mr. Robert Friend

                                BANK ONE, NA


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 100 East Broad Street
                                           7th Floor
                                           Columbus, Ohio 43271

                                   Facsimile No.: (614) 248-3136

                                   Attention: Ms. Leslie Smittle

                                   Eurodollar
                                   Office: 100 East Broad Street
                                           7th Floor
                                           Columbus, Ohio 43271

                                   Facsimile No.: (614) 248-3136

                                   Attention: Ms. Leslie Smittle

                                PNC BANK, NATIONAL ASSOCIATION


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: One PNC Plaza-P1-POPP-19-2
                                           249 Fifth Avenue
                                           Pittsburgh, PA 15222

                                   Facsimile No.: (412) 768-5754

                                   Attention: Ms. Jan Detchin

                                   Eurodollar
                                   Office: One PNC Plaza-P1-POPP-19-2
                                           249 Fifth Avenue
                                           Pittsburgh, PA 15222

                                   Facsimile No.: (412) 768-5754

                                   Attention: Ms. Jan Detchin

                                BANQUE NATIONALE DE PARIS


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 209 S. LaSalle Street
                                           Chicago, Illinois 60604

                                   Facsimile No.: (312) 977-1389

                                   Attention: Mr. Steve Christy

                                   Eurodollar
                                   Office: 209 S. LaSalle Street
                                           Chicago, Illinois 60604

                                   Facsimile No.: (312) 977-1389

                                   Attention: Mr. Steve Christy

                                NBD BANK, A MICHIGAN BANKING CORPORATION


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 611 Woodward Avenue
                                           Third Floor
                                           Detroit, Michigan 48226

                                   Facsimile No.: (313) 226-0857

                                   Attention: Ms. Debbie Stuart

                                   Eurodollar
                                   Office: 611 Woodward Avenue
                                           Third Floor
                                           Detroit, Michigan 48226

                                   Facsimile No.: (313) 226-0857

                                   Attention: Ms. Debbie Stuart

                                HARRIS TRUST AND SAVINGS BANK


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 111 West Monroe Street
                                           Chicago, Illinois 60603

                                   Facsimile No.: (312) 461-5225

                                   Attention: Ms. Arlett Hall

                                   Eurodollar
                                   Office: 111 West Monroe Street
                                           Chicago, Illinois 60603

                                   Facsimile No.: (312) 461-5225

                                   Attention: Ms. Arlett Hall

                                BANK OF SCOTLAND


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 565 Fifth Avenue
                                           New York, New York 10017

                                   Facsimile No.: (212) 557-9460

                                   Attention: Ms. Janet Taffe

                                   Eurodollar
                                   Office: 565 Fifth Avenue
                                           New York, New York 10017

                                   Facsimile No.: (212) 557-9460

                                   Attention: Ms. Janet Taffe

                                THE FIFTH THIRD BANK OF COLUMBUS


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 21 East State Street
                                           Columbus, Ohio 43215

                                   Facsimile No.: (614) 341-2606

                                   Attention: Ms. Bobbie Meyers

                                   Eurodollar
                                   Office: 21 East State Street
                                           Columbus, Ohio 43215

                                   Facsimile No.: (614) 341-2606

                                   Attention: Ms. Bobbie Meyers

                                MITSUI LEASING (U.S.A.) INC.


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 200 Park Avenue
                                           Suite 3214
                                           New York, New York 10166

                                   Facsimile No.: (212) 490-1684

                                   Attention: Ms. Takako Sumi

                                   Eurodollar
                                   Office: 200 Park Avenue
                                           New York, New York 10166

                                   Facsimile No.: (212) 490-1684

                                   Attention: Ms. Takako Sumi

                                NORWEST BANK MINNESOTA, N.A.


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: Sixth and Marquette Ave.
                                           Minneapolis, MN 55479

                                   Facsimile No.: (612) 667-6932

                                   Attention: Ms. Karen Bjorgan

                                   Eurodollar
                                   Office: Sixth and Marquette Ave.
                                           Minneapolis, MN 55479

                                   Facsimile No.: (612) 667-6932

                                   Attention: Ms. Karen Bjorgan

                                STAR BANK, NA


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 501 West Schrock Road
                                           Westerville, Ohio 43081

                                   Facsimile No.: (614) 794-5348

                                   Attention: Ms. Tina Heidenreich

                                   Eurodollar
                                   Office: 501 West Schrock Road
                                           Westerville, Ohio 43081

                                   Facsimile No.: (614) 794-5348

                                   Attention: Ms. Tina Heidenreich

                                SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                ASSOCIATION


                                By:________________________________
                                   Title:

                                   Domestic
                                   Office: 200 S. Orange Avenue
                                           Orlando, Florida 32801

                                   Facsimile No.: (407) 237-6894

                                   Attention: Ms. Sharon E. Kalish

                                   Eurodollar
                                   Office: 200 S. Orange Avenue
                                           Orlando, Florida 32801

                                   Facsimile No.: (407) 237-6894

                                   Attention: Ms. Sharon E. Kalish

                                                                      SCHEDULE I


                               DISCLOSURE SCHEDULE
                               -------------------



ITEM 6.7          Litigation.
                  -----------

                  [NONE]


ITEM 6.8          Existing Subsidiaries.
                  ----------------------

                           State of                  Business
Name                       Formation                 Ownership %      Description
----                       ---------                 -----------      -----------
RRI Investment Co.         Nevada corporation          100%           holds (i) 100% of RRI Financial,Inc., a Nevada
                                                                      corporation, which owns and licenses trademarks
                                                                      and other intellectual property, (ii) a
                                                                      $123,500,000 promissory note made by RRI
                                                                      Financial, Inc., and (iii) a $18,271,312
                                                                      subordinated revolving loan promissory note made
                                                                      by Red Roof Inns, Inc.

Carousel Hotel Corporation Georgia corporation          100%          owns Red Roof Inn #241


ITEM 6.9          Ownership of Properties; Exceptions.
                  ------------------------------------

Unrecorded Option Agreement dated as of April 15, 1997 between Red Roof Inns, Inc., as Seller, and Financial Guidance, Inc., as Buyer, granting to Buyer the option to purchase Inn #031 Milwaukee, Wisconsin; Inn #052 Madison, Wisconsin; Inn #063 St. Paul-Woodbury, Minnesota; #065 Minneapolis-Burnsville, Minnesota; and Inn #202 Minneapolis-Plymouth, Minnesota.


ITEM 6.11                  Employee Benefit Plans.
                           -----------------------

The Borrower adopted the Red Roof Inns Retirement Plan (the "Plan") effective January 1, 1985. The Borrower froze the Plan as of December 28, 1996 with a projected benefit obligation of $8,313,000. The Borrower is taking certain steps to terminate the Plan. The Borrower expects to make additional contributions to the Plan prior to the final termination of the Plan.


ITEM 6.12                  Environmental Matters.
                           ----------------------

                           [NONE]


ITEM 7.2.2 (b)             Ongoing Indebtedness.
                           ---------------------

         See Schedule 1A attached hereto and incorporated herein by this reference.

                                                                      SCHEDULE I


                               DISCLOSURE SCHEDULE
                               -------------------


ITEM 7.2.5 (a)             Ongoing Investment.
                           -------------------

         a. Each of the Existing Subsidiaries identified in Item 6.8, above.

         b. Promissory Note dated December 16, 1996 in the amount of $36,000 made by Donald G. Burr payable to Red Roof Inns, Inc.

         c. Interest as Franchisee under Franchise Agreement dated March 31, 1997 between Hard Times Cafe Franchising, Inc., as Franchisor, and Red Roof Inns, Inc., as Franchisee for operation of Hard Times Cafe at Red Roof Inn in
                  Charlottesville, Virginia.

         d.                                 State of       Business Ownership   Interest
                  Name                      Formation      Profits & Losses     Residuals        Description
                  ----                      ---------      ----------------     ---------        -----------
                  Red Roof Parkersburg Co.  Ohio limited            29.15 %      79.88%          owns and leases
                                            partnership                                          Red Roof Inn #022

                  Red Roof Harrisburg       Ohio limited              3.00%      73.00%          owns and leases
                  North Co.                 partnership                                          Red Roof Inn #037

SCHEDULE 1A - ONGOING INDEBTEDNESS

                                                                                                                           BALANCE
DESCRIPTION                                               LENDER                                MATURITY                  05-15-97
-----------                                               ------                                --------                  --------
RED ROOF INNS, INC.
MORTGAGE INDEBTEDNESS
       CORP HQ                                         WOODMEN LIFE                               1/09                   5,194,875
          06                                        IDS LIFE INSURANCE                            2/03                     736,824
          08                                        NEW ENGLAND MUTUAL                            8/98                     277,492
          09                                          PHOENIX MUTUAL                              9/97                     924,776
          11                                           WOODMEN LIFE                               4/08                   1,150,395
          12                                           WOODMEN LIFE                               4/08                   1,193,002
          13                                        CONNECTICUT GENERAL                           1/05                   1,643,154
          14                                          PHOENIX MUTUAL                              9/97                   1,993,570
          16                                          PHOENIX MUTUAL                              9/97                   2,451,667
          17                                          PHOENIX MUTUAL                              9/97                     798,774
          18                                          PHOENIX MUTUAL                              9/97                   1,408,224
          20                                        CONNECTICUT GENERAL                           1/05                   1,241,990
          26                                          PHOENIX MUTUAL                              9/97                   1,662,691
          29                                          PHOENIX MUTUAL                              9/97                   1,310,667
          30                                          PHOENIX MUTUAL                              9/97                   2,460,152
          32                                            AETNA LIFE                                6/03                     535,520
          33                                          PHOENIX MUTUAL                              9/97                   1,747,556
          34                                             PNC BANK                                 4/98                     576,952
          35                                            AETNA LIFE                                6/03                     547,355
          36                                          PHOENIX MUTUAL                              9/97                   1,645,757
          38                                        CONNECTICUT GENERAL                           1/05                   2,144,371
          39                                        NEW ENGLAND MUTUAL                            8/98                     903,479
          40                                          PHOENIX MUTUAL                              6/04                   1,581,817
          44                                        IDS LIFE INSURANCE                            1/03                   2,819,615
          45                                        NEW ENGLAND MUTUAL                           12/03                   1,973,806
          50                                        CONNECTICUT GENERAL                           2/01                     794,303
          52                                        IDS LIFE INSURANCE                            1/02                   2,816,497
          60                                        CONNECTICUT GENERAL                           2/01                   2,599,097
          61                                        IDS LIFE INSURANCE                            1/02                   2,819,077
          62                                        IDS LIFE INSURANCE                            1/03                   2,264,236
          71                                             BANK ONE                                 2/99                   1,251,833
          75                                        IDS LIFE INSURANCE                            1/03                   1,841,769
          76                                          AETNA LIFE INS                              3/00                   1,310,873
          77                                           SOCIETY BANK                               1/00                     429,008
          81                                        IDS LIFE INSURANCE                            1/03                   1,082,276
          82                                            AETNA LIFE                                6/03                   1,963,053
          84                                             BANK ONE                                 1/99                   2,000,000
          89                                          SOUTHTRUST BANK                             9/99                     283,889
          92                                        NEW ENGLAND MUTUAL                           12/03                     727,442
          94                                             PNC BANK                                 2/99                     655,000
          95                                          PHOENIX MUTUAL                              9/97                   1,429,487
          97                                           WOODMEN LIFE                               4/08                   2,130,362
          98                                          PHOENIX MUTUAL                              9/97                   2,052,954
          99                                          AETNA LIFE INS                              3/00                   1,528,295
         100                                          PHOENIX MUTUAL                              9/97                   3,028,531
         101                                             BANK ONE                                 2/99                   1,629,380
         102                                        CONNECTICUT GENERAL                           2/01                   2,107,689
         103                                             BANK ONE                                 2/99                   1,725,500
         104                                          PHOENIX MUTUAL                              6/04                   1,988,442
         105                                             BANK ONE                                 2/99                     957,500
         106                                             BANK ONE                                 2/99                     502,548
         107                                             BANK ONE                                 2/99                   1,258,125
         110                                             BANK ONE                                 2/99                   1,395,132
         111                                             BANK ONE                                 2/99                   1,610,956
         114                                        CONNECTICUT GENERAL                           2/01                   1,310,937
         116                                          PHOENIX MUTUAL                              6/04                   1,854,390

                                     1 OF 3

SCHEDULE 1A - ONGOING INDEBTEDNESS

                                                                                                                           BALANCE
DESCRIPTION                                               LENDER                                MATURITY                  05-15-97
-----------                                               ------                                --------                  --------
RED ROOF INNS, INC.
MORTGAGE INDEBTEDNESS
         119                                          AETNA LIFE INS                              3/00                   3,045,407
         120                                          AETNA LIFE INS                              3/00                   1,797,995
         121                                        CONNECTICUT GENERAL                           2/01                   1,582,397
         123                                        CONNECTICUT GENERAL                           2/01                   1,077,966
         125                                          AETNA LIFE INS                              3/00                   1,578,455
         127                                        CONNECTICUT GENERAL                           2/01                   1,792,076
         128                                        CONNECTICUT GENERAL                           2/01                   1,804,599
         129                                        CONNECTICUT GENERAL                           1/05                   2,098,193
         130                                          AETNA LIFE INS                              3/00                   2,172,577
         131                                          AETNA LIFE INS                              3/00                   1,947,828
         132                                        CONNECTICUT GENERAL                           2/01                   2,373,604
         133                                        CONNECTICUT GENERAL                           1/05                   2,375,922
         136                                        CONNECTICUT GENERAL                           2/01                   1,859,313
         137                                        NEW ENGLAND MUTUAL                           12/03                   1,806,788
         138                                          AETNA LIFE INS                              3/00                   1,400,874
         139                                        CONNECTICUT GENERAL                           2/01                   2,003,175
         140                                        CONNECTICUT GENERAL                           2/01                   1,437,170
         141                                        CONNECTICUT GENERAL                           2/01                   1,733,292
         142                                        CONNECTICUT GENERAL                           2/01                   1,828,985
         144                                        PNC BANK-LOUISVILLE                           8/98                   1,934,412
         145                                        CONNECTICUT GENERAL                           2/01                   1,933,498
         147                                        CONNECTICUT GENERAL                           2/01                   2,577,999
         150                                            AETNA LIFE                                6/03                   5,630,007
         151                                        CONNECTICUT GENERAL                           2/01                   2,106,056
         154                                            AETNA LIFE                                6/03                   2,390,562
         156                                        IDS LIFE INSURANCE                            1/02                   2,563,013
         158                                        CONNECTICUT GENERAL                           1/05                   1,627,717
         159                                        CONNECTICUT GENERAL                           1/05                   2,229,368
         160                                        CONNECTICUT GENERAL                           1/05                   2,784,709
         162                                        CONNECTICUT GENERAL                           1/05                   1,851,263
         163                                        CONNECTICUT GENERAL                           1/05                   1,681,650
         164                                        CONNECTICUT GENERAL                           1/05                   2,406,796
         165                                        CONNECTICUT GENERAL                           1/05                   1,589,030
         167                                        CONNECTICUT GENERAL                           1/05                   2,067,378
         168                                            AETNA LIFE                                6/03                   2,361,449
         171                                        NEW ENGLAND MUTUAL                            8/98                   2,308,022
         172                                        NEW ENGLAND MUTUAL                            8/98                   2,430,450
         173                                        CONNECTICUT GENERAL                           1/05                   2,723,279
         174                                            AETNA LIFE                                6/03                   2,528,469
         175                                            AETNA LIFE                                6/03                   2,373,114
         178                                        CONNECTICUT GENERAL                           1/05                   2,696,372
         181                                        NEW ENGLAND MUTUAL                            8/98                   3,304,721
         182                                        CONNECTICUT GENERAL                           1/05                   2,723,279
         183                                        CONNECTICUT GENERAL                           1/05                   2,687,564
         185                                        CONNECTICUT GENERAL                           1/05                   3,490,297
         186                                        CONNECTICUT GENERAL                           1/05                   2,741,056
         187                                        CONNECTICUT GENERAL                           1/05                   3,241,060
         188                                        CONNECTICUT GENERAL                           1/05                   3,437,571
         190                                        CONNECTICUT GENERAL                           1/05                   3,669,636
         191                                        CONNECTICUT GENERAL                           1/05                   3,187,568
         193                                        CONNECTICUT GENERAL                           1/05                   3,178,600
         202                                        IDS LIFE INSURANCE                            1/02                   1,661,734
         203                                             PNC BANK                                 2/99                   2,550,954
                                                                                                                         ---------

TOTAL MORTGAGE INDEBTEDNESS                                                                                            212,658,323

                                     2 OF 3

SCHEDULE 1A - ONGOING INDEBTEDNESS

                                                                                                                           BALANCE
DESCRIPTION                                               LENDER                                MATURITY                  05-15-97
-----------                                               ------                                --------                  --------
RED ROOF INNS, INC.
CAPITAL LEASES
          22                                      Red Roof Parkersburg LP                         2001                     448,184
          37                                      Red Roof Harrisburg LP                          2004                     781,600
          59                                       Purity Baking Company                          2016                   1,208,087
          72                                    Galapa - L. Gage & R. LaRoy                       2021                     220,000
         149                                     Edward Jr. & Dorothy Glen                        2025                   1,000,000
                                                                                                                         ---------

TOTAL CAPITAL LEASES                                                                                                     3,657,871


RED ROOF INNS, INC.
LETTERS OF CREDIT

224-Site improvements                            Huntington National Bank                                                   10,000
WC NY                                            Huntington National Bank                                                   18,000
WC Retro 94/95                                   Huntington National Bank                                                  133,934
WC Deduc. 95/96                                      Fifth Third Bank                                                    1,200,000
WC Deduc 91 thru 95                              Huntington National Bank                                                  775,000
223 Site improvements                            Huntington National Bank                                                   93,096
WC Retro 90 thru 94                                 National City Bank                                                     348,469
239 Colo Spr lease                               Huntington National Bank                                                  250,000
248 Sidewalk imprvmts                            Huntington National Bank                                                    3,040
WC Deduc. 96/97                                  Huntington National Bank                                                1,330,247
                                                                                                                         ---------

TOTAL LETTERS OF CREDIT (not including LOCs already shown as debt above)                                                 4,161,786

84 IRB                                                   Bank One                 (incl. in debt above)                  2,084,384
Tax Ex. Mtg Bd Trust (PNC)                               Bank One                 (incl. in debt above)                 14,600,724




                                     3 OF 3

                                                                     SCHEDULE II

                                   PERCENTAGES
                                   -----------

CIBC INC.                                                                           14%

THE HUNTINGTON NATIONAL BANK                                                        14%

BANK ONE, NA                                                                        12%

PNC BANK, NATIONAL ASSOCIATION                                                      12%

BANQUE NATIONALE DE PARIS                                                            8%

NBD BANK, A MICHIGAN BANKING ASSOCIATION                                             8%

HARRIS TRUST AND SAVINGS BANK                                                        8%

BANK OF SCOTLAND                                                                     4%

THE FIFTH THIRD BANK OF COLUMBUS                                                     4%

MITSUI LEASING (U.S.A.) INC.                                                         4%

NORWEST BANK MINNESOTA, N.A.                                                         4%

STAR BANK, NA                                                                        4%

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION                                 4%
                                                                                   ----
                                                                                   100%

                                                                    SCHEDULE III

                               PLEDGED PROPERTIES
                               ------------------

DESCRIPTION                                                                           EXISTING            NEW
-----------                                                                           --------            ---
117        Mobile South                                       AL                                           X
047        Little Rock                                        AR                          X
225        Tucson (South)                                     AZ                                           X
250        Phoenix                                            AZ                                           X
212        Hartford                                           CT                                           X
083        Pensacola                                          FL                          X
200        Orlando                                            FL                                           X
204        Kissimmee                                          FL                          X
096        Atlanta (Airport)                                  GA                                           X
166        Atlanta (Indian Trail)                             GA                          X
057        Peoria                                             IL                          X
067        Chicago (South Holland)                            IL                          X
078        Chicago (Lansing)                                  IL                          X
087        Chicago (Downers Grove)                            IL                          X
170        Champaign                                          IL                                           X
195        Naperville                                         IL                                           X
199        Hoffman Estates                                    IL                                           X
007        Michigan City                                      IN                          X
015        Merrillville                                       IN                                           X
041        Indianapolis North                                 IN                                           X
074        Indianapolis (Speedway)                            IN                          X
118        Louisville (Airport)                               KY                                           X
134        Louisville (Southeast)                             KY                          X
184        Lexington                                          KY                                           X
068        Boston (Framingham)                                MA                                           X
209        Baltimore North                                    MD                                           X
003        Kalamazoo East                                     MI                                           X
004        Flint                                              MI                                           X
005        Saginaw                                            MI                          X
021        Troy                                               MI                                           X
025        Kalamazoo West                                     MI                                           X
043        Benton Harbor                                      MI                                           X
070        Detroit (Warren)                                   MI                                           X
189        Taylor                                             MI                                           X
024        St. Louis (Florissant)                             MO                                           X
051        Kansas City North                                  MO                          X
126        St. Louis (Westport)                               MO                                           X
135        St. Louis (Hampton)                                MO                                           X
143        St. Louis-St. Charles                              MO                          X
230        Tupelo                                             MS                                           X
091        Charlotte University                               NC                          X
124        Charlotte Coliseum                                 NC                          X
146        Asheville West                                     NC                          X
152        Hickory                                            NC                                           X
155        Durham (Triangle Park)                             NC                                           X
176        Raleigh                                            NC                                           X
201        Chapel Hill                                        NC                                           X
122        Nashua                                             NH                          X

                               PLEDGED PROPERTIES
                               ------------------

DESCRIPTION                                                                           EXISTING            NEW
-----------                                                                           --------            ---
066        Mount Laurel                                       NJ                          X
001        Columbus South                                     OH                                           X
002        Columbus North                                     OH                                           X
019        Canton                                             OH                          X
023        Dayton North                                       OH                          X
028        Cleveland (Independence)                           OH                          X
046        Toledo (Maumee)                                    OH                                           X
049        Akron                                              OH                                           X
053        Cleveland (Willoughby)                             OH                          X
058        Toledo (Holland)                                   OH                          X
080        Cincinnati East (Beechmont)                        OH                                           X
196        Toledo North                                       OH                          X
205        Fairborn                                           OH                                           X
207        Akron South                                        OH                          X
010        Danville                                           PA                          X
027        Harrisburg South                                   PA                          X
054        Erie                                               PA                          X
085        Columbia West                                      SC                          X
090        Columbia East                                      SC                          X
148        Hilton Head                                        SC                          X
242        Charleston/Mt. Pleasant                            SC                                           X
056        Memphis East                                       TN                                           X
073        Knoxville North                                    TN                          X
115        Nashville North                                    TN                                           X
161        Nashville South                                    TN                                           X
208        Johnson City                                       TN                          X
153        Dallas Northwest                                   TX                          X
086        Richmond                                           VA                          X
093        Virginia Beach                                     VA                          X
108        Hampton                                            VA                          X
064        Fairmont                                           WV                          X
109        Huntington                                         WV                                           X

                                   EXHIBITS TO
                      AMENDED AND RESTATED CREDIT AGREEMENT
                            Dated as of May 21, 1997
                                      among
                              RED ROOF INNS, INC.,
                                as the Borrower,
                                       and
                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,
                        CIBC WOOD GUNDY SECURITIES CORP.
                        and THE HUNTINGTON NATIONAL BANK,
                                  as Arrangers,
                        CIBC WOOD GUNDY SECURITIES CORP.,
                  as Syndication Agent and Documentation Agent,
                                       and
                          THE HUNTINGTON NATIONAL BANK,
                  as Collateral Agent and Administrative Agent



--------------------------------------------------------------------------------





A        Form of Revolving Note
B        Form of Swingline Note
C        Form of Borrowing Request
D        Form of Continuation/Conversion Notice
E        Form of Guaranty
F        Form of Pledge Agreement
G        Form of Compliance Certificate
H        Requirements for Additional Properties and Surveys
I        Form of Mortgage
J        Form of Mortgage Amendment
K        Form of Realignment Agreement
L        Form of Lender Assignment Agreement
M        Form of Prepayment Notice
N        Form of Solvency Certificate
O        Form of Opinions of Counsel
P        Title Endorsements

                                                                       EXHIBIT A

                       AMENDED AND RESTATED REVOLVING NOTE

                                                              New York, New York
                                                                    May 21, 1997

$________________

         FOR VALUE RECEIVED, the undersigned, RED ROOF INNS, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of ________________________ (the "LENDER") the principal sum of _______ DOLLARS
($____________) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement, hereinafter defined) made by the Lender to the Borrower pursuant to that certain Amended and Restated Credit Agreement, dated as of May 20, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, certain financial institutions (including the Lender), CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

         This Note is a Revolving Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

         This Note evidences an amendment and restatement of certain indebtedness of the undersigned outstanding pursuant to the terms of that certain Loan Agreement dated November 9, 1995 among the undersigned, various financial institutions and The Huntington National Bank, as agent, as amended prior to the date hereof (as so amended, the "EXISTING CREDIT AGREEMENT"). The undersigned's indebtedness under the Existing Credit Agreement has been amended and restated pursuant to the terms of the Credit Agreement, and this Note evidences a continuation of the indebtedness under the Existing Credit Agreement and was delivered in exchange for the notes outstanding under the Existing Credit Agreement

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                         RED ROOF INNS, INC.



                                         By________________________________
                                         Title: Vice President and Treasurer

                    REVOLVING LOANS AND PRINCIPAL PAYMENTS

--------------------------------------------------------------------------------


                                                               Aggregate
                                           Amount of             Unpaid
     Amount of                              Payment            Principal
     Loan Made                              Received            Balance
     ---------                              --------            -------
                         Interest
      Base  Eurodollar  Period (if      Base  Eurodollar    Base  Eurodollar           Notation
Date  Rate  Rate        applicable)     Rate     Rate       Rate     Rate      Total   Made By
----  ----  ----        -----------     ----  ----------    ----  ----------   -----   -------

--------------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT B

                                 SWINGLINE NOTE

                                                              New York, New York
$5,000,000                                                          May 21, 1997


         FOR VALUE RECEIVED, the undersigned, RED ROOF INNS, INC., a Delaware corporation, promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the "SWINGLINE LENDER") at its principal office in Columbus, Ohio the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Swing Loans (as defined in the Credit Agreement, hereinafter defined) made by the Swingline Lender to the undersigned pursuant to the Credit Agreement, payable in full on or before the Stated Maturity Date. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

         The undersigned also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds.

         This Note is the Swingline Note described in, and is subject to the terms and provisions of, that certain Amended and Restated Credit Agreement, dated as of even date herewith (as the same may at any time be amended or modified and in effect, the "CREDIT AGREEMENT"), among the undersigned, certain financial institutions (including the Swingline Lender), CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.


                                RED ROOF INNS, INC.



                                By_____________________________
                                Title: Vice President and
                                       Treasurer

                       SWING LOANS AND PRINCIPAL PAYMENTS


--------------------------------------------------------------------------------



                                       Aggregate
                         Amount of      Unpaid
         Amount of        Payment      Principal                      Notation
Date     Loan Made       Received       Balance        Total          Made By
----     ---------       --------       -------        -----          -------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

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

                                                                       EXHIBIT C

                                BORROWING REQUEST


The Huntington National Bank, as Administrative Agent
41 South High Street
Columbus, Ohio  432151/

Attention:  [Loan Syndications]

         Re:      Credit Agreement, dated as of May 21, 1997

Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to SECTION 2.3 of the Amended and Restated Credit Agreement, dated as of May 21, 1997 (together with all amendments and other modifications, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Red Roof Inns, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that a [Revolving Loan] [Swing Loan] be made in the aggregate principal amount of $________ on ________, 19__ as a [Eurodollar Rate Loan having an Interest Period of _______ months]2/ [Base Rate Loan].

         The Borrower hereby certifies and warrants that on the date the Borrowing requested hereby is made (after giving effect to the making of such Borrowing, but without, if any Default of the type referred to in Section 8.1.5 of the Credit Agreement shall have occurred with respect to any other Indebtedness, giving effect to the application, directly or indirectly, of the proceeds thereof):

                  (a) the representations and warranties set forth in Article VI (other than Section 6.7) of the Credit Agreement are true and correct as if then made, except to the extent any representation or warranty relates solely to an earlier date (in which case such representation or warranty shall have been true and correct on and as of such earlier date);
--------
1/ Borrowing Requests for Swing Loans should also be sent to the Swingline Lender.

2/       Only Revolving Loans can be Eurodollar Rate Loans.

                  (b) no Default will then have occurred and be continuing; and

                  (c) no labor controversy, litigation, action, arbitration, or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower in which there is a reasonable possibility of an adverse determination that would have a Material Adverse Effect which was not disclosed by the Borrower pursuant to SECTION 6.7 of the Credit Agreement, and no development shall have occurred in any labor controversy, litigation, arbitration, or governmental investigation or proceeding so disclosed, which may be reasonably expected to have a Material Adverse Effect.

         The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                                 Person to be Paid
Amount to be                 --------------------------                         Name, Address, etc.
Transferred                  Name           Account No.                            of Transferee
-----------                  --------------------------                         --------------------
$_________                   ______              ________                       _____________________
                                                                                _____________________
                                                                                Attention:___________

$_________                   ______              ________                       _____________________
                                                                                _____________________
                                                                                Attention:___________

Balance of                   The Borrower        ________                       _____________________
such proceeds                                                                   _____________________
                                                                                Attention:___________

         The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this day of ________, 19__.


                                        RED ROOF INNS, INC.

                                        By_____________________________
                                        Title:

                                                                       Exhibit D


                         CONTINUATION/CONVERSION NOTICE


The Huntington National Bank, as Administrative Agent
41 South High Street
Columbus, Ohio  43215

Attention:  [Loan Syndications]

           Re:      Credit Agreement dated as of May 21, 1997

Gentlemen and Ladies:

         This Continuation/Conversion Notice is delivered to you pursuant to
SECTION 2.4 of the Amended and Restated Credit Agreement, dated as of May 21, 1997 (together with all amendments and other modifications, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Red Roof Inns, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that on ____________, 19___,

                  (1) $_______ of the currently outstanding principal amount of the Revolving Loans that are being maintained as [Base Rate Loans] [Eurodollar Rate Loans having an Interest Period ending on ________, 19__],

                  (2) be [converted into] [continued as],

                  (3) [Eurodollar Rate Loans having an Interest Period of _______ months] [Base Rate Loans].

The Borrower hereby:

                  (a) certifies and warrants that no Specified Default has occurred and is continuing; and

                    (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

           The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this day of , 19 .


                                RED ROOF INNS, INC.



                                By___________________________
                                   Title:

                                                                       EXHIBIT E


                                    GUARANTY



         THIS GUARANTY (this "GUARANTY"), dated as of _____ __, 19__, made by _____________, a __________ (the "GUARANTOR"), in favor of each of the Lender Parties (as defined below).


                              W I T N E S S E T H:

         WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of May 21, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Red Roof Inns, Inc., a Delaware corporation (the "BORROWER"), the various commercial banking institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication agent and documentation agent, and The Huntington National Bank, as collateral agent and administrative agent (the "AGENT") for the Lenders, the Lenders have extended Commitments to make Loans to the Borrower; and

         WHEREAS, pursuant to SECTION 7.1.9 of the Credit Agreement, the Guarantor has been created as a Subsidiary of the Borrower and is required pursuant to such section to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "AGENT" is defined in the FIRST RECITAL.

         "BORROWER" is defined in the FIRST RECITAL.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "GUARANTOR" is defined in the PREAMBLE.

         "GUARANTY" is defined in the PREAMBLE.

         "LENDER" is defined in the FIRST RECITAL.

         "LENDER PARTY" means, as the context may require, any Lender or the Agent and each of its respective successors, transferees and assigns.

         "LENDERS" is defined in the FIRST RECITAL.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

                  (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty.

PROVIDED, HOWEVER, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that upon the occurrence of an Event of Default specified in clause (d) of SECTION 8.1.9 of the Credit Agreement in respect of the Guarantor, the Obligations of the Guarantor hereunder shall be considered due and payable in the full amount which would be payable hereunder by the Guarantor if all Obligations were then due and payable. In addition, if acceleration of the time for payment of any amount payable by the Borrower or any other Obligor under the Credit Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such other Obligor, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made pursuant to Article VIII of the Credit Agreement.

         SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor and their respective Subsidiaries will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless, to the extent permitted under applicable law, of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability as to the Borrower or any other Obligor of the Credit Agreement, any Note or any other Loan Document;

                  (b)  the failure of any Lender Party or any holder of any Note

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

                  (d) any reduction, limitation, impairment or termination of the Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower, any other Obligor or otherwise; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

         SECTION 2.6. SUBROGATION. Upon making any payment with respect to the Borrower or any other Obligor hereunder, the Guarantor shall be subrogated to the rights of the payee against the Borrower or such Obligor with respect to such payment; PROVIDED that the Guarantor shall not enforce any payment by way of subrogation or contribution until all amounts of principal of and interest on the Notes and all other amounts payable by the Obligors under the Loan Documents have been paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

                  (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party;

PROVIDED that the obligations of the Guarantor hereunder shall be released in accordance with Section 2.8 of the Credit Agreement.

Without limiting the generality of CLAUSE (B), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of SECTION 10.11 of the Credit Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES AND COVENANTS

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES AND COVENANTS. The Guarantor hereby represents and warrants and covenants unto each Lender Party as set forth in this ARTICLE III.

         SECTION 3.1.1. GUARANTEED OBLIGATIONS. On and as of the date of this Guaranty, (i) neither this Guaranty nor any collateral security therefor has been given with an intent to hinder, delay or defraud any creditor of the Guarantor, (ii) the Guarantor is not engaged, or about to engage, in any business or transaction for which its assets (other than those necessary to satisfy its obligations under this Guaranty or those given as collateral security for such obligations) are unreasonably small in relation to the business or transaction, nor does Guarantor intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they become due and (iii) the Guarantor is not insolvent at the time it gives this Guaranty, and the giving of this Guaranty and any collateral security provided in connection herewith will not result in Guarantor's becoming insolvent.

         SECTION 3.1.2. FINANCIAL CONDITION OF THE BORROWER. Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor has read and understands the terms and conditions of the Credit Agreement, the Notes, and the other Loan Documents.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 4.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, ARTICLE X thereof.

         SECTION 4.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Required Lenders.

         SECTION 4.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent (at the direction of the Lenders as provided in SECTION
10.1 of the _____ Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 4.4. NOTICES. All notices and other communications provided to the Guarantor under this Guaranty shall be in writing or by facsimile and addressed, delivered or transmitted to the Guarantor at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by the Guarantor in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 4.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 4.6. CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 4.7. SETOFF. Each Lender, with the consent of the Agents and the Required Lenders, may, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it that are then due any and all balances, credits, accounts or moneys of the Guarantor then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8 of the Credit Agreement. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have; PROVIDED, HOWEVER, no Lender may exercise any such other rights and remedies without the consent of the Agents (as defined in the Credit Agreement).

         SECTION 4.8. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 4.9. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, THE GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.

         SECTION 4.10. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          [Name of Guarantor]

                                           By ___________________________
                                           Title:_____________________

                                           Address: _____________________
                                                 ________________________

                                           Attention: ___________________

                                           Telecopy:  ___________________

                                                                       EXHIBIT F
                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "PLEDGE AGREEMENT"), dated as of May 21, 1997, made by Red Roof Inns, Inc., a Delaware corporation (the "PLEDGOR"), in favor of The Huntington National Bank, as administrative agent (together with any successor(s) thereto in such capacity, the "ADMINISTRATIVE AGENT") for each of the Lender Parties (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of May 21, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Pledgor, the various commercial lending institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as Arrangers, CIBC Wood Gundy Securities Corp., as Syndication and Documentation Agent, and The Huntington National Bank, as Collateral and Administrative Agent, the Lenders have extended Commitments to make Loans to the Pledgor; and

         WHEREAS, as a condition precedent to the making of the initial Loans under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Loans) to the Pledgor pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

         "COLLATERAL" is defined in SECTION 2.1.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

         "LENDER" is defined in the FIRST RECITAL.

         "LENDER PARTY" means, as the context may require, any Lender or the Administrative Agent and each of its respective successors, transferees and assigns.

         "LENDERS" is defined in the FIRST RECITAL.

         "PLEDGE AGREEMENT" is defined in the PREAMBLE.

         "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person and each issuer of a Pledged Note executed after the date hereof.

         "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer which are delivered by the Pledgor to the Administrative Agent as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.5, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

         "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes, and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Administrative Agent or may from time to time hereafter be delivered by the Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "PLEDGED SHARE ISSUER" means each Person identified in ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

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



         "PLEDGED SHARES" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Administrative Agent as Pledged Property hereunder.

         "PLEDGOR" is defined in the PREAMBLE.

         "SECURED OBLIGATIONS" means the Obligations, PROVIDED that if, and for so long as, the Senior Notes (or refinancings thereof) shall remain outstanding and the provisions of Section 4.09 of the Senior Note Indenture (or similar provisions of any such refinancing) shall remain binding on the Borrower, Secured Obligations shall be limited to an amount not to exceed the largest amount that is permitted under the Senior Note Indenture (or such refinancing) to be secured by Liens on the Collateral without directly securing the Senior Notes (or such refinancing) equally and ratably (or prior to) the Senior Obligations.

         "SECURITIES ACT" is defined in SECTION 6.1.1.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                     PLEDGE

         SECTION 2.1. GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Lender Parties, a continuing security interest in, all of the following property (the "COLLATERAL"):

                  (a) all promissory notes of each Pledged Note Issuer identified in ITEM A of ATTACHMENT 1 hereto;

                  (b)  all other Pledged Notes issued from time to time;

                  (c) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in ITEM B of ATTACHMENT 1 hereto;

                  (d)  all other Pledged Shares issued from time to time;

                  (e) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

                  (f) all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

                  (g)  all proceeds of any of the foregoing.

         SECTION 2.2. SECURITY FOR OBLIGATIONS. This Pledge Agreement secures the payment in full of all Secured Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Pledgor or any other Obligor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise.

         SECTION 2.3. DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, indorsed to the order of) the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, or shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4. DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when no Event of Default has occurred and is continuing, such Dividend or payment may be paid directly to the Pledgor. If any such Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Administrative Agent.

         SECTION 2.5. CONTINUING SECURITY INTEREST; TRANSFER OF NOTE. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

                  (a) remain in full force and effect until payment in full of all Obligations and the termination of all Commitments,

                  (b) be binding upon the Pledgor and its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party;

provided that the obligations of the Pledgor hereunder shall be released in accordance with Section 2.8 of the Credit Agreement.

Without limiting the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of SECTION 10.11 and ARTICLE IX of the Credit Agreement. Upon the payment in full of all Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares and all Pledged Notes, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. WARRANTIES, ETC. The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.

         SECTION 3.1.1. OWNERSHIP, NO LIENS, ETC. The Pledgor is the legal and beneficial owner of, and has good and marketable title to the Collateral, free and clear of all Liens, except any Lien granted pursuant hereto in favor of the Administrative Agent. Subject only to the provisions of Section 4.09 of the Senior Note Indenture or any successor provision of any refinancing of the Senior Notes, the Pledgor has full right and authority to pledge and assign such Collateral.

         SECTION 3.1.2. VALID SECURITY INTEREST. The delivery of such Collateral to the Administrative Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

         SECTION 3.1.3. AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer held by the Pledgor. The Pledgor has no Subsidiary other than the Pledged Share Issuers except for the Unrestricted Subsidiaries.

         SECTION 3.1.4. AS TO PLEDGED NOTES. In the case of each Pledged Note, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default.

         SECTION 3.1.5. AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

                  (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

                  (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

         SECTION 3.1.6. COMPLIANCE WITH LAWS. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the Collateral or the worth of the Collateral as collateral security.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1. PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. Except to the extent permitted under the Credit Agreement, the Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2. STOCK POWERS, ETC. The Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

         SECTION 4.3. CONTINUOUS PLEDGE. Subject to SECTION 2.4, except to the extent otherwise permitted under the Credit Agreement, the Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Administrative Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

         SECTION 4.4.  VOTING RIGHTS; DIVIDENDS, ETC.  The Pledgor agrees:

                  (a) after any Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with SECTION 6.3; and

                  (b) after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Pledgor of the Administrative Agent's intention to exercise its voting power under this SECTION 4.4(B)

                           (i) the Administrative Agent may exercise (to the
                  exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                           (ii) promptly to deliver to the Administrative Agent
                  such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in SECTION 4.4(B), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Administrative Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

         SECTION 4.5. ADDITIONAL UNDERTAKINGS. The Pledgor will not, without the prior written consent of the Administrative Agent:

                  (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

                  (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

                                    ARTICLE V

                            THE ADMINISTRATIVE AGENT

         SECTION 5.1. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Administrative Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time following the occurrence and continuation of an Event of Default in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. ADMINISTRATIVE AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to SECTION 6.4.

         SECTION 5.3. ADMINISTRATIVE AGENT HAS NO DUTY. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. REASONABLE CARE. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.1. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below or as may be required by mandatory provisions of law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b)  The Administrative Agent may

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral,

                           (v) take control of any proceeds of the Collateral, and

                           (vi) execute (in the name, place and stead of the
                  Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.1.1. SECURITIES LAWS. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to
SECTION 6.1, the Pledgor agrees that, upon request of the Administrative Agent, the Pledgor will, at its own expense:

                  (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

                  (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Lender Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees, to the fullest extend permitted under applicable law, that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Collateral on the date the Administrative Agent shall demand compliance with this Section.

         SECTION 6.2. COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner,

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



nor shall the Administrative Agent be liable or accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3. APPLICATION OF PROCEEDS. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent following the occurrence and during the continuation of an Event of Default, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to SECTION
10.3 of the Credit Agreement and SECTION 6.4) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect.

         Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.4. INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

                  (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

                  (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                  (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                  (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. LOAN DOCUMENT. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (at the direction of the Lenders as provided in SECTION 10.1 of the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.3. PROTECTION OF COLLATERAL. The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4. ADDRESSES FOR NOTICES. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing or by facsimile and, if to the Pledgor, addressed, delivered or transmitted to it at the address or facsimile number set forth below its signature hereto, if to the Administrative Agent, addressed, delivered or transmitted to it, at the address or facsimile number of the Administrative Agent specified in the Credit Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         SECTION 7.5. SECTION CAPTIONS. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6. SEVERABILITY. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE
EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST

HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                               Red Roof Inns, Inc.

                               By ___________________________

                                      Title: Vice President and Treasurer

                               Address: 4355 Davidson Road
                                        Hilliard, Ohio 43026

                               Facsimile: (614) 876-0544 or
                                                (614) 876-3421

                               Attention: Mr. David L. Rea

                               The Huntington National Bank

                               By __________________________

                                     Title: Vice President

                                Address: 41 South High Street
                                            Columbus, Ohio 43215

                                Facsimile: (614) 480-5791

                                Attention: Mr. Robert H. Friend

                                                                    EXHIBIT G

                           Form of Certificate of the
                        Borrowers of Compliance with the
                            Provisions of SECTION 7.2


                         Schedule of Compliance with the
                                Credit Agreement
                            dated as of May 21, 1997


                             as of ___________, 19__



         The undersigned, _______________ of Red Roof Inns, Inc. (the "BORROWER"), pursuant to SECTION 7.1.1(c) of the Amended and Restated Credit Agreement, dated as of May 21, 1997 (the "CREDIT AGREEMENT"), among the Borrower, certain financial institutions, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent, hereby certifies that as of the date hereof (defined terms in the Credit Agreement being used herein with the same meanings as in the Credit Agreement), the following computations were true and correct:

I. Calculation of EBITDA for the four consecutive Fiscal Quarters ending on the date set forth above:

         a.       Consolidated net income of the Borrower
                  and its Subsidiaries                                                                $_______
                  plus:    Leaseback Rental
                                    Payments                                         $_______
                                interest expense                                     $_______
                                income taxes                                         $_______
                                depreciation,                                        $_______
                                amortization,                                        $_______
                                non-cash charges,                                    $_______
                                extraordinary
                                losses and
                                non-recurring
                                  expenses                                           $_______         $_______
                  minus:   non-cash gains, extraordinary gains and other
                                non-recurring income                                 $_______

                  plus:    if applicable (without duplication)

         b.       For any Inn that was acquired by the Borrower or a
                  Guarantor during such period, the New Property EBITDA
                  from such Inn during such period                                                    $_______

                                                                       EBITDA                         $_______


II.      Tangible Net Worth Test(SECTION 7.2.4(a))

         a.       Actual Tangible Net Worth as of the
                  date set forth above
                  (i)         consolidated net worth of the
                              Borrower and its Subsidiaries                                           $_______
         less     (ii)        intangible assets of the
                              Borrower and its Subsidiaries                                           $_______
                                            TOTAL                                                     $_______

         b.       Required Tangible Net Worth
                  (i)         $200,000,000                                                        $200,000,000
                                                                                                  ------------
         plus     (ii)        50% of consolidated net income
                              (without giving effect to any
                              losses) for each Fiscal Quarter
                              ending after December 28, 1996                                          $_______
         plus     (iii)       Amount equal to 50% of the net
                              proceeds from any sales and
                              issuances of the Borrower's
                              capital stock                                                           $_______
         minus (iv)           any write-offs associated with
                              the prepayment of any first
                              mortgage Indebtedness or senior
                              unsecured Indebtedness                                                  $_______
         minus (v)            up to $20,000,000 of non-recurring
                              expenses associated with the
                              Big Red Project and the write-off
                              of deferred loan costs associated
                              with the Existing Credit
                              Agreement in each case booked in
                              the 1997 Fiscal Year                                                    $_______

                                            TOTAL                                                     $_______

         c.       Actual Tangible Net Worth shown
                              in (a) above must exceed (b)


III.     Total Debt to EBITDA Ratio, SECTION 7.2.4(b)

         a.       Total Debt of Red Roof Inns, Inc. and its
                  Subsidiaries as of the date set
                  forth above (consolidated):

                  (i)         obligations for borrowed money                                          $_______
         plus     (ii)        letter of credit and bankers
                              acceptances (exclusive of (I)
                              letters of credit issued for the
                              account of the Borrower or any of
                              its Subsidiaries in the ordinary
                              course of business to support
                              workers compensation and insurance
                              obligations of the Borrower and its
                              Subsidiaries, (II) letters of
                              credit (which are not Letters of
                              Credit) issued for the account of
                              the Borrower or any of its
                              Subsidiaries and (III) commercial
                              letters of credit in an aggregate
                              face amount of not more than
                              $1,000,000)                                                             $_______
         plus     (iii)       Capitalized Lease Liabilities                                           $_______
         plus     (iv)        deferred purchase price of
                              property or services (other
                              than accounts payable and
                              accrued expenses in the ordinary
                              course of business)                                                     $_______
         plus     (v)         Obligations of the types referred
                              to in (i) through (iv) above
                              secured by a lien on property of
                              the Borrower or any of its
                              Subsidiaries                                                            $_______
         plus     (vi)        seven times the Leaseback
                              Rental Payments for the
                              Fiscal Quarter ending on such date                                      $_______

         minus(vii)           cash and cash equivalents
                              of the Borrower and the
                              Guarantors in excess of
                              $5,000,000                                                              $_______

                                            TOTAL                                                     $_______

         b.       EBITDA for the four consecutive Fiscal
                  Quarters ending on such date
                  (from Section I above)                                                              $_______

         c.       Ratio of line (a) to line (b)                        ____ to ____

         d.       The ratio on line (c) must not exceed                ____ to ____


IV.      Fixed Charge Coverage Ratio, SECTION 7.2.4(c)

         a.       EBITDA for the four consecutive Fiscal
                  Quarters ending on such date(from
                  Section I above)                                                                $____________
                  minus the minimum Maintenance
                  Capital Expenditures required to be
                  made during such period under
                  SECTION 7.2.7(a)                                                                ($___________)

         b.       Fixed charges
                  (i)         consolidated cash interest expense
                              and cash income taxes for such
                              period                                                                  $_______
         plus     (ii)        cash dividends paid on any shares
                              of capital stock of the Borrower
                              during such period                                                      $_______
         plus     (iii)       Leaseback Rental Payments during
                              such period                                                             $_______
         plus                 (iv) all consolidated scheduled principal payments
                              required to be made by the Borrower and its
                              Subsidiaries (whether or not such payments were
                              actually made) during such period (exclusive of
                              "balloon
                              payments")                                                              $_______
         plus     (v)         if such period ends on a

                              Commitment Reduction Date and to
                              the extent positive, the average
                              daily utilization under the Credit
                              Agreement for the Fiscal Quarter
                              ending on the last day of such
                              period minus the Revolving Loan
                              Commitment Amount as of such
                              Commitment Reduction Date after
                              giving effect to the reductions
                              thereto pursuant to Section
                              2.2.2(c)                                                                $_______

         c.       Ratio of line (a) to line (b)                        ____ to ____

         d.       The ratio on line (c) at the end of any
                  Fiscal Quarter must exceed                           ____ to ____


V.       Senior Debt to Senior EBITDA Ratio, SECTION 7.2.4(d)

         a.       Senior Debt of Red Roof Inns, Inc. and its Subsidiaries as of the
                  date set forth above
                  (i)         Total Debt (from Section III above)                                     $_______
         minus(ii)            Indebtedness (other than Hedging
                              Obligations and the
                              Obligations) secured by Liens
                              on Inns                                                                 $_______
         minus(iii)           Subordinated Debt                                                       $_______
         minus(iv)            Capitalized Lease Liabilities                                           $_______
         minus(v)             seven times the Leaseback
                              Rental Payments during the Fiscal
                              Quarter ending on such date

                                            TOTAL                                                     $_______

         b.       Senior EBITDA for the period of four
                  consecutive Fiscal Quarters ending on
                  such date:
                  (i)         operating income (before royalty
                              expenses) from those Properties
                              that are not subject to any Liens
                              securing borrowed money (other than
                              the Mortgages) or the subject of a
                              sale-leaseback transaction (a
                              "Specified Property")                                                   $_______

                  (ii)        plus (without duplication) that
                              portion of any management and
                              franchise fees attributable to
                              royalty payments, marketing fees,
                              reservation fees, technical fees
                              and other similar payments

                              (other than initial franchise fees) received by
                              the Borrower or any Subsidiary during such
                              period                                                                  $____________

                  (iii)       plus (without duplication) rent received by the
                              Borrower or any of its Subsidiaries pursuant to
                              the lease of any Specified Property or portion
                              thereof                                                                 $____________
         plus     (iv)        (without duplication) for any such Inn that
                              shall have been acquired by the Borrower
                              during such period, the New Property
                              EBITDA from such Inn during such period.                                $____________

                                            TOTAL                                                     $____________

         c.       Ratio of line (a) to line (b)                        ____ to ____

         d.       The ratio on line (c) must not exceed                ____ to ____

VI.      Maintenance Capital Expenditures, SECTION 7.2.7(a)

         a.       Aggregate Maintenance Capital
                  Expenditures for Fiscal Year
                  including the date set forth
                  above                                                                               $____________

         b.       Consolidated net room revenues for
                  such Fiscal Year                                                                    $____________

         c.       Line (a) must not be less than __% of
                  line (b) or exceed __% of line (b).


VII.     Expansion Capital Expenditures, SECTION 7.2.7 (b)

         a.       Expansion Capital Expenditures
                  for Fiscal Year including the date
                  set forth above                                                                     $____________

         b.       Line (a) shall not exceed $135,000,000
                  in the 1997 Fiscal Year nor $120,000,000 in any Fiscal Year thereafter, and no Expansion Capital Expenditure made in respect of any single Acquisition shall exceed $50,000,000 PLUS, in the case of any Fiscal Year after the 1997 Fiscal Year, up to
                  $25,000,000 of the unused portion of the scheduled allowance for Expansion Capital
                  Expenditures for the prior Fiscal Year;
                  PROVIDED, however, that any such amount so carried forward shall be deemed to be utilized after the allowance specifically designated for such Fiscal Year has been fully utilized;
                  PROVIDED, further, however that any
                  acquisitions by the Borrower that are funded solely with shares of the Borrower's capital stock shall be excluded from such calculations.

VIII.    Miscellaneous Baskets

         a.       Other Secured Indebtedness (7.2.2(c))

                  Total
                  -----

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit                                                                        $30,000,000

                  Exclusive of Mortgage Indebtedness Assumed or Incurred IN CONNECTION WITH
                  ACQUISITIONS OR DEVELOPMENTS OF INNS

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit                                                                        $10,000,000

         b.       Subordinated Debt and Preferred Stock (7.2.2(e))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit                                                                      $ 225,000,000

         c.       Other Unsecured Indebtedness (7.2.2(f))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit                                                                      $  20,000,000

         d.       Hedging Obligations (7.2.2(g))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit (notional amount)                                                    $ 100,000,000

         e.       Other Investments (7.2.5(h))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit                                                                      $  15,000,000

         f.       Restricted Payments (7.2.6(a))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit (per Fiscal Year
                           subject to certain carryovers)                                             $  10,000,000

         g.       Rental Obligations-Operating Leases (7.2.8(i))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit (per Fiscal Year)                                                    $  25,000,000

         h.       Rental Obligations-26 Inns (7.2.8(iii))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit (per Fiscal Year)                                                    $  13,000,000

         i.       Asset Dispositions-Encumbered Inns (7.2.10(b))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage (Fiscal Year)                                              $____________

                  3.       Limit (per Fiscal Year)                                                    $  25,000,000

                  4.       Aggregate Usage (term of Agreement)                                        $____________

                  5.       Limit (term of Agreement)                                                  $ 100,000,000

         j.       Asset Dispositions-Unsecured Inns (7.2.10(c))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage                                                            $____________

                  3.       Limit (term of Agreement)                                                    $50,000,000

         k.       Asset Dispositions - Sale Leasebacks Rental Payments (7.2.10(d))

                  1.       Usage during Fiscal Quarter                                                $____________

                  2.       Aggregate Usage (Fiscal Year)                                              $____________

                  3.       Less Washington D.C. Inn and
                           Miami Inn (Fiscal Year)                                                    $___________(3/)

                  4.       Limit (per Fiscal Year)                                                    $   7,500,000


--------
(3/)       Not to exceed $4,000,000 of Sale Leaseback Rental Payments

I hereby further certify that no event has occurred and is continuing on the date hereof which constitutes an Event of Default or a Default except [describe any Default or Event of Default and the action which the Borrower has taken or proposed to take with respect thereto].

         IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.


                                RED ROOF INNS, INC.

                                By_______________________________
                                 Its:

                                    EXHIBIT H

                              PROPERTY REQUIREMENTS
                              ---------------------

1. A first-lien Mortgage encumbering the Property, UCC-1 Financing Statements evidencing a first-lien security interest in personal property owned by the Borrower used in connection with the Property and a Borrower's affidavit containing property representations consistent with those made in Borrower's affidavits provided for Properties mortgaged upon execution of the Credit Agreement.

2. Title insurance commitment for ALTA loan form (if available) title insurance policy from Title Company in an amount not less than 70% of appraised value, such commitment and policy to comply with the title insurance standards of The Huntington National Bank ("HNB") and to contain endorsements and coverages (if available) consistent with those provided for the Properties mortgaged upon execution of the Credit Agreement.

3. UCC-11 searches dated or brought down to a current date in each relevant office, evidencing no other security interests affecting the Property except for equipment lease notice filings and Permitted Liens, if any.

4. As-built survey sufficient to cause removal of all survey exceptions from the title insurance policy and issuance of a "comprehensive" endorsement (if available).

5. Certificate of good standing of the Borrower in the state in which the Property is located, if no Properties in that state previously have been mortgaged under the Credit Agreement.

6.       Copies of all leases and material agreements affecting the Property.

7. The Borrower's payment of all costs and expenses incurred in connection with the substitution, including without limitation appraisal charges, survey and title insurance charges, recording fees and taxes, and the reasonable out-of-pocket fees and expenses of HNB's counsel.

8. Evidence of material compliance with applicable zoning, building and other governmental laws, regulations and requirements, such evidence to consist of copies of (if applicable) certificates of occupancy and motel operating licenses and the Borrower's warranty as to the absence of uncomplied-with code violation orders and such other evidence as HNB may reasonably request, but to be consistent with such evidence provided for Properties mortgaged upon execution of the Credit Agreement.

9. Phase I environmental study complying with HNB's standards consistent with studies provided for Properties mortgaged upon execution of the Credit Agreement dated or brought down to a current date.

10. Certificates of fire and extended coverage insurance with business interruption loss coverage and liability insurance, together with certified copies of policies, in compliance with the Credit Agreement.

11. Evidence that no material portion of any building is located within a flood hazard area designated by HUD or evidence that it is covered by flood insurance.

                                                                       EXHIBIT 1

*[FL - Florida requires a blank square on the first page of the document and a blank rectangle on each succeeding page.]*

                 *[SC - NOTE: THIS IS A VARIABLE RATE MORTGAGE]*

                      *[WV - A CREDIT LINE DEED OF TRUST]*
                             ---------------------------

Inn No. ___

-------------, ----

*[GA - This Instrument Prepared By and After Recorded Should Be Returned To:
Mark A. Mears, Esq.
Mayer, Brown & Platt
350 South Grand Avenue
Suite 2500
Los Angeles, California 90071]*

    *[GA - DEED TO SECURE DEBT]* *[WV, NC, TN, MO - DEED OF TRUST]* *[KY, CT,
         OH - OPEN-END]* *[IN, FL, SC, IL, KY, CT, IL, MI - MORTGAGE]*,
                   ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

             *[MO - THIS DEED OF TRUST COVERS FUTURE ADVANCES IN AN
                       AMOUNT NOT TO EXCEED $250,000,000,
                      AS GOVERNED BY SECTION 443.055 RSMO]*

         THIS *[GA - DEED TO SECURE DEBT]* *[KY, CT, OH - OPEN-END]* *[IN, SC, IL, KY, CT, OH, FL, MI - MORTGAGE]* *[WV, NC, TN, MO - DEED OF TRUST]*, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (herein "Instrument") is made this day of May, 1997, between RED ROOF INNS, INC., a Delaware corporation (successor by merger to Red Roof Inns, Inc., an Ohio corporation), whose address is 4355 Davidson Road, Hilliard, Ohio 43026 (herein "Mortgagor" or *[GA, WV, NC, TN - "Grantor" or]* *[NC "Trustor" or]* "Borrower"), *[MO - the Trustee, ___________________, whose address is ____________________, (herein "Trustee"), in trust with power of sale]* *[NC - _______________, whose residence address is ____________________, ___________________, North Carolina (herein "Trustee")]*
*[GA, IN, MI FL OH, SC, KY, CT, IL, TN, IN - and]* *[IN, FL, OH, SC, IL WV, KY, CT, TN, MI, MO - the Mortgagee,]* THE HUNTINGTON NATIONAL BANK, a national banking association, whose address is 41 South High Street, Columbus, Ohio 43215, as agent for itself and for all other financial institutions which now are or hereafter become Lenders (as defined in the Loan Agreement described below, each a "Lender" and collectively the "Lenders") (herein *[GA, WV, NC, TN, MO - "Beneficiary" or]* "Mortgagee") *[WV, TN - , and ______________________________________, whose address is
_______________________, _______________, West Virginia/Tennessee ____________
(herein "Trustee")]*.

         *[NC - COLLATERAL INCLUDES FIXTURES Drawn by _____________________.
                                                      (preparer's name)]*

         *[GA - THIS DEED IS ALSO TO INDEXED IN THE INDEX OF FINANCING STATEMENTS. THIS DEED COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THIS DEED IS TO BE FILED IN THE REAL PROPERTY RECORDS AS A DEED AND AS A FINANCING STATEMENT. GRANTOR IS THE RECORD OWNER OF THE REAL PROPERTY CONVEYED HEREBY. THE NAMES OF THE DEBTOR ("BORROWER") AND THE SECURED PARTY ("MORTGAGEE"), THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR, AND A STATEMENT INDICATING THE TYPES, OR

DESCRIBING THE ITEMS OF COLLATERAL, ARE CONTAINED HEREIN IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION 992, OF THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF GEORGIA (O.C.G.A. ss. 11-9-402).]*

          *[FL - ______________________________________________________________

Florida documentary stamp taxes in the amount of $_________ due upon recordation of this Mortgage were computed on a documentary stamp tax base of $_________ which is _____7% of the total amount of the Indebtedness secured hereby. This percentage represents that ratio of the current value of the Florida real property which secures the Indebtedness secured hereby to the total current value of all real property securing such Indebtedness, pursuant to Rule 12B-4.53(32), Florida Administrative Code.

Florida intangible taxes in the amount of $_________ due upon the recordation of this Mortgage were computed on an intangible tax base of $__________ which is ______% of the total amount of the Indebtedness secured hereby. This percentage represents the ratio of the current value of the Florida real property which secures the Indebtedness secured hereby to the total current value of all real property securing such indebtedness, pursuant to ss.199.133(2), Florida Statutes.]*

         WHEREAS, Borrower, Mortgagee, CIBC Wood Gundy Securities Corp. and Lenders have entered into a certain Amended and Restated Credit Agreement, of even date herewith (herein "Loan Agreement"), the provisions of which are made a part hereof, wherein Lenders have agreed to loan to Borrower on a revolving credit basis, up to a maximum principal indebtedness of Two Hundred Fifty Million Dollars ($250,000,000.00), which indebtedness will be advanced, repaid and readvanced from time to time after the date hereof in partial amounts prior to the maturity date, and which advances shall have the same lien priority regardless of the dates of the advances *[IN pursuant to IC 32-8-11-9]*, all as more particularly set forth in, and subject to the terms and conditions of, the Loan Agreement; and

         WHEREAS, the indebtedness is presently evidenced by Borrower's Revolving Notes (as defined in the Loan Agreement) and the Swingline Note (as defined in the Loan Agreement) to the order of Lenders and the Swingline Lender (as defined in the Loan Agreement), in the aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000.00), the terms and conditions of which are made a part hereof as if fully restated herein, and which provide for installments of interest at one or more variable rates elected by Borrower from time to time as provided in the Loan Agreement, with the balance of the indebtedness, if not sooner paid, due and payable on May 19, 2002, subject to required reductions from time to time in said balance prior to May 19, 2002 in accordance with the Loan Agreement; and

         WHEREAS, the real and personal property described below (herein "Property") encumbered by this Instrument constitutes one of several motel properties mortgaged by Borrower to Mortgagee as security for such indebtedness pursuant to security instruments dated as of November 9, 1995, as modified, and dated of even date herewith;

*[GA - MORTGAGE TAX IN THE AMOUNT OF $______.00 HAS BEEN DETERMINED BASED UPON THE RATIO (____%) OF THE COLLATERAL VALUE OF THIS INSTRUMENT TO THE COLLATERAL VALUE OF THE ___ MORTGAGES OF EVEN DATE ENCUMBERING PROPERTIES IN ___ STATES.]*

         *[TN - PROPERTY ADDRESS: _________________________, Tennessee

         MAIL TAX BILLS TO: Red Roof Inns, Inc. 4355 Davidson Road, Hilliard, Ohio 43026

         MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING
         PURPOSES IS $________________.

         THIS DEED OF TRUST SECURES OBLIGATORY ADVANCES AS DEFINED BY TENNESSEE LAW AND THE ADVANCES MADE HEREUNDER ARE SOLELY FOR COMMERCIAL PURPOSES.]*

         NOW, THEREFORE *[MO - Delete NOW, THEREFORE,]* , *[NC - Borrower, in consideration of the indebtedness herein recited and the trust herein created, irrevocably grants, conveys and assigns to Trustee and Trustee's successors and assigns, in trust, with power of sale, the real estate described in]* *[WV - BORROWER, in consideration of the indebtedness herein recited and the trust herein created, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, all of Borrower's fee simple estate in]* *[IN, IL - in consideration of the indebtedness evidenced by the Revolving Notes and the Swingline Note and in order to secure]* *[GA, FL, KY, CT, SC, OH, TN, MI - IN ORDER TO SECURE]* *[MO - IN CONSIDERATION OF SUCH INDEBTEDNESS AND THE TRUST HEREIN CREATED AND TO SECURE,]* *[IN, FL, SC, IL GA, KY, CT, OH, TN, MI, MO - ,
(a) the repayment of the principal indebtedness evidenced by the Revolving Notes (as defined in the Loan Agreement) now or hereafter executed and delivered by Borrower and all renewals, extensions and modifications thereof, together with interest thereon (hereinafter the "Revolving Notes"); (b) the repayment of the principal indebtedness evidenced by the Swingline Note (as defined in the Loan Agreement) now or hereafter executed and delivered by Borrower and all renewals, extensions and modifications thereof, together with interest thereon (hereinafter, the "Swingline Note"); (c) the reimbursement of amounts drawn under Letters of Credit (as defined in the Loan Agreement) delivered by L/C Issuer (as defined in the Loan Agreement) for the benefit of Borrower, as account party, and all renewals, extensions and modifications thereof, together with interest thereon; hereinafter the Revolving Notes, the Swingline Note and the reimbursement obligations for Letters of Credit described in the foregoing clauses (a), (b) and (c) are collectively referred to as the "Note"; (d) the repayment of all amounts owed under certain Hedging Obligations (as defined in the Loan Agreement) entered into by Borrower and Lenders or affiliates of Lenders contemporaneously herewith and hereafter; (e) the payment of all fees, late charges, prepayment premiums or charges and other amounts owed under the Loan Agreement or under the Note; (f) the performance of all other obligations of Borrower under the Loan Agreement or under other security instruments securing repayment of indebtedness and performance of obligations incurred by Borrower pursuant to the Loan Agreement, and all amendments thereof; (g) the repayment of all other sums advanced in accordance with the Instrument to protect the security of the Instrument, with interest thereon; and (h) the performance of all other covenants, agreements and obligations of Borrower in the Instrument, Borrower *[MO - Delete everything to "forever" and insert - has granted, bargained and sold, conveyed and confirmed and does by these presents grant, bargain and sell, convey and confirm to Trustee, in trust, with power of sale,]* does hereby mortgage, *[IN, SC, IL, GA, KY, OH, FL, TN - warrant,]* grant, *[IN, OH, SC, GA, KY, IL, FL, TN - bargain, sell,]* convey and assign to Mortgagee *[TN - Delete Mortgagee, insert Trustee]* *[IN, OH, SC, IL, GA, KY, FL, TN - , its successors and assigns forever,]*]* *[GA, TN, MI - with power of sale,]* the following described real property:

              See legal description attached hereto as Exhibit "A" *[NC - attached hereto]* and made a part hereof;

              *[IN, SC, KY, IL, OH, FL, TN, MI, MO - TOGETHER]* *[WV, NC - TO HAVE AND TO HOLD unto Trustee and Trustee's successors and assigns forever,]* *[NC - together]* *[GA TO HAVE AND TO HOLD unto Mortgagee and its successors and assigns, forever, together]* with all buildings, other improvements, structures and tenements now situated or hereafter erected thereon, and all heretofore or hereafter vacated alleys and streets abutting said premises, and all easements, rights, appurtenances, rents *[MI - (including without limitation, all rights conferred by Act. No. 210 of the Public Acts of Michigan of 1953, as and if amended, MCL Sections 554.231, et seq. and by Act No. 228 of the Michigan Public Acts of 1925, as and if amended, MCL Sections 554.211, et seq.)]* , royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to said premises, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever, now owned or hereafter acquired by Borrower, now existing or hereafter arising and now or hereafter located in, on, or about said premises, or used or intended to be used in connection with said premises, or intended and designated

(wherever located) to be incorporated into the structure(s) situated on said premises, including without limitation fixtures and equipment for supplying or distributing heating, cooling, electricity, gas, water, sewage, air and light, and all elevators and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, unattached rugs, carpet and other attached floor coverings, furniture, furnishings, computer equipment, office equipment, pictures, antennas, satellite dishes, trees and plants (excluding, however, leased or separately financed televisions, telephones, copiers, fax machines, data processing equipment and satellite and data dishes and other equipment, together with associated electronic equipment, hardware, cables and fittings); and Borrower's rights as lessee under equipment leases (but only to the extent a Lien may be granted on the same without consent and without giving rise to a default under or right to terminate the same); and (subject to the limitation in paragraph 15 below) all trademarks, tradenames and business systems used in the operation of Borrower's business on the premises, including without limitation the nonexclusive right to use the federally-registered tradename "Red Roof Inn" and satellite systems, reservation systems and telephone systems; and all accounts arising from all rents (including but not limited to room rents) and revenues, whether now due, past due, or to become due by virtue of any lease, license or other agreement for the occupancy or use of all or any part of the premises and improvements (but only to the extent a Lien may be granted on the same without consent and without giving rise to a default under or right to terminate the same); and all permits, licenses and approvals necessary to construct and operate the improvements (but only to the extent a Lien may be granted on the same without consent and without giving rise to a default under or right to terminate the same); and Borrower's contract rights in all contracts and agreements affecting the improvements; and Borrower's rights in the plans and specifications for the improvements; and all other property now owned or hereafter acquired and used in or about the above-described premises; all of which, including replacements, additions, accessions and substitutions thereto and all proceeds thereof, being hereby deemed a part of the premises encumbered by this Instrument and being hereinafter referred to, collectively and with the real property, as the "Property".

              *[IN, SC, CT, IL - TO HAVE AND TO HOLD the same, with all the rights, privileges and appurtenances *[IN, SC, IL - thereunto]* *[CT - thereunder]* belonging *[IN, SC, IL - ,]* to Mortgagee, *[IN, SC, IL - its successors]* *[CT - as successor]* and assigns, forever.]* *[CT - ; provided that this Instrument is made upon the STATUTORY CONDITION]* *[WV, NC - TO SECURE, (a) the repayment of the principal indebtedness evidenced by Revolving Notes (as defined in the Loan Agreement) now or hereafter executed and delivered by Borrower and all renewals, extensions and modifications thereof, together with interest thereon (hereinafter "Revolving Notes"); (b) the repayment of the principal indebtedness evidenced by Swingline Note (as defined in the Loan Agreement) now or hereafter executed and delivered by Borrower and all renewals, extensions and modifications thereof, together with interest thereon (hereinafter, the "Swingline Note"); (c) the reimbursement of amounts drawn under Letters of Credit (as defined in the Loan Agreement) delivered by L/C Issuer (as defined in the Loan Agreement) for the benefit of Borrower, as account party, and all renewals, extensions and modifications thereof, together with interest thereon; hereinafter the Revolving Notes, the Swingline Note and the reimbursement obligations for Letters of Credit described in the foregoing clauses (a), (b) and (c) are collectively referred to as the "Note"; (d) the repayment of all amounts owed under certain Hedging Obligations (as defined in the Loan Agreement) entered into by Borrower and Lenders or affiliates of Lenders contemporaneously herewith and hereafter; (e) the payment of all fees, late charges, prepayment premiums or charges and other amounts owed under the Loan Agreement or under the Note; (f) the performance of all other obligations of Borrower under the Loan Agreement or under other security instruments securing repayment of indebtedness and performance of obligations incurred by Borrower pursuant to the Loan Agreement, and all amendments thereof; (g) the repayment of all other sums advanced in accordance with the Instrument to protect the security of the Instrument, with interest thereon; and (h) the performance of all other covenants, agreements and obligations of Borrower in the Instrument]* *[WV - ; and (e) the repayment of future advances with interest thereon, made to Borrower by Lenders.]*

              *[TN - TO HAVE AND TO HOLD to Trustee, its successors and assigns, in fee simple forever; provided that this is a deed of trust, and if Grantor shall pay the Note in accordance with its terms and shall perform the other obligations secured hereby and contained herein, this conveyance shall be null and void and may be canceled of record at the request and at the cost of Grantor.]*

              *[MO - TO HAVE AND TO HOLD the same, IN TRUST, for the benefit of Beneficiary, its successors and assigns forever, for the purposes and uses herein set forth.]*

              Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Property; that the Property is unencumbered except for (w) the lien of this Instrument, (x) Liens permitted under Sections 7.2.3(e), (f), (j), (k) and (n) of the Loan Agreement and (y) Permitted Liens (defined below); and that Borrower will warrant and defend generally the title to the Property against all claims and demands, whatsoever, except for (W) the Lien of this Instrument, (X) Liens permitted under Sections 7.2.3(e), (f), (j), (k) and (n) of the Loan Agreement,
(Y) to the extent subordinate to the Lien of this Instrument, Liens permitted under Sections 7.2.3(h) and (i) of the Loan Agreement and (Z) easements, covenants, conditions and restrictions of record and any other encumbrances approved by Mortgagee for inclusion in the title insurance policy to be issued to insure the lien of this Instrument (collectively "Permitted Liens").

              Borrower and Mortgagee covenant and agree as follows:

               1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Instrument. Borrower shall timely perform its other obligations under the Loan Agreement and under other instruments given to secure the indebtedness secured by this Instrument.

               2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. If an Event of Default (as defined in the Loan Agreement, an "Event of Default") shall have occurred and be continuing, Mortgagee shall have the right, at its option, and if Lender does not elect to accelerate the indebtedness secured hereby and to pursue its other remedies, to require Borrower to pay to Mortgagee on the first day of each month (or on another day designated in writing by Mortgagee), until the Note is paid in full, a sum (herein "Funds") equal to one-twelfth of (a) the yearly water and sewer rates and taxes and assessments which may be levied on the Property; (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance and such other insurance covering the Property as Mortgagee may require pursuant to paragraph 5 hereof; and (c) such other Funds for other taxes, charges, premiums, assessments and impositions in connection with Borrower or the Property which Mortgagee shall reasonably deem necessary to protect Mortgagee's interests (herein "Other Impositions"); all as reasonably estimated initially and from time to time by Mortgagee.

               The Funds shall be held and applied by Mortgagee to pay said rates, taxes, assessments, insurance premiums and Other Impositions so long as an Event of Default shall have occurred and be continuing. Mortgagee shall make no charge for so holding and applying the Funds, analyzing said account or for verifying and compiling said assessments and bills, unless Mortgagee is required under applicable law to pay Borrower interest, earnings or profits on the Funds and applicable law permits Mortgagee to make such a charge. Unless applicable law requires interest, earnings or profits to be paid, Mortgagee shall not be required to pay Borrower any interest, earnings or profits on the Funds. Mortgagee shall give to Borrower, without charge, an annual accounting of the Funds in Mortgagee's normal format showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for the sums secured by this Instrument and shall be subject to the right of set off.

               If the amount of the Funds held by Mortgagee at the time of the annual accounting thereof shall exceed the amount deemed necessary by Mortgagee to provide for the payment of water and sewer rates, taxes, assessments, insurance premiums, and Other Impositions, as they fall due, such excess shall be credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by Mortgagee shall be less than the amount deemed necessary by Mortgagee to pay water and sewer rates, taxes, assessments, insurance premiums, and

Other Impositions, as they fall due, Borrower shall pay to Mortgagee any amount necessary to make up the deficiency immediately after notice from Mortgagee to Borrower requesting payment thereof.

               If an Event of Default shall have occurred and be continuing, Mortgagee may apply, in any amount and in any order as Mortgagee shall determine in Mortgagee's sole discretion, any Funds held by Mortgagee at the time of application (a) to pay rates, taxes, assessments, insurance premiums and Other Impositions which are now or will hereafter become due, or (b) as a credit against sums secured by this Instrument that are then due (whether at maturity, upon acceleration or otherwise). Upon payment in full of all sums secured by this Instrument. Mortgagee shall promptly refund to Borrower any Funds held by Mortgagee.

               3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received from Borrower under the Note or this Instrument shall be applied in accordance with the terms and provisions of the Loan Agreement.

               4. CHARGES; LIENS. Borrower shall pay all water and sewer rates, rents, taxes, assessments, premiums, and Other Impositions attributable to the Property on or before the date the same became delinquent (subject to Borrower's right to contest any such amounts as provided in Section 7.2.3(e) of the Loan Agreement) and, upon Mortgagee's written request, shall promptly furnish to Mortgagee receipts evidencing such payments *[MI - , provided, however, Borrower's failure to pay, when due, any taxes and/or assessments attributable to the Property, or any installment thereof, shall constitute waste as provided by Act No. 236, Public Acts of 1961 (Revised Judicature Act), Section 600.2927, as and if amended; and, if an Event of Default shall have occurred and be continuing Borrower agrees to and hereby consents to the appointment of a receiver under said statute, should Mortgagee elect to invoke Mortgagee's remedies provided therein]* .

               Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument (other than Liens permitted under Sections 7.2.3(e), (j), (k) and (n) of the Loan Agreement which shall be paid in accordance with the preceding paragraph) and Permitted Liens, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property (subject to Borrower's right to contest the same as provided in Section 7.2.3(f) of the Loan Agreement). Without Mortgagee's prior written permission, Borrower shall not allow any lien, encumbrance, or other interest in the Property inferior to the lien of this Instrument to be perfected against the Property, except for Liens permitted under Sections 7.2.3(e), (f), (h), (i), (j) (k) and (n) of the Loan Agreement and Permitted Liens, provided that Borrower may contest any mechanic's or materialman's lien in good faith and by appropriate proceedings as provided in Section 7.2.3; further provided that Borrower shall cause such mechanic's or materialman's lien to be promptly discharged of record upon commencement of any judicial proceeding to enforce such lien out of the Property and shall pay all reasonable expenses incurred by Mortgagee in order to protect the lien of this Instrument.

               5. HAZARD INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured as provided in Section
7.1.4 of the Loan Agreement. *[MI-, provided, however, Borrower's failure to pay, when due, all premiums on such insurance policies shall constitute waste as provided by Act No. 236, Public Acts of 1961 (Revised Judicature Act), Section 600.2927, as and if amended; and Borrower agrees to and hereby consents to the appointment of a receiver under said statute, should Mortgagee elect to invoke Mortgagee's remedies provided therein]* .

               In the event of loss, Borrower shall promptly give written notice to the insurance carrier and to Mortgagee. If Borrower fails to timely make proof of loss or diligently prosecute its insurance claim to completion and such failure continues for 20 days after notice from Mortgagee or if an Event of Default shall have occurred and be continuing, Borrower hereby authorizes and empowers Mortgagee, as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds (but otherwise Borrower shall have the sole right to do all of the foregoing without Mortgagee's consent), and to deduct therefrom Mortgagee's expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph shall require Mortgagee to incur any expense or take any action hereunder. If no Event of Default is continuing and (after a material casualty) Borrower substitutes Substitute Property/ies (as defined in the Loan Agreement) for the Property pursuant to Section 7.1.10 of the Loan Agreement, the insurance proceeds with respect to the Property shall be released, paid and belong to Borrower. If the insurance proceeds with respect to any casualty do not exceed $500,000 and no Event of Default is continuing, such proceeds shall be paid to Borrower to be used by Borrower to restore the Property, with any excess proceeds remaining after completion of such restoration and payment of the cost thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or retained by Borrower. If the insurance proceeds with respect to any casualty exceed $500,000, such proceeds shall be deposited with Mortgagee and, if no Event of Default is continuing, shall be held by Mortgagee in trust, and invested by Mortgagee for the account of Borrower in investments reasonably selected by Borrower and reasonably approved by Mortgagee, and disbursed by Mortgagee to Borrower as and when necessary (but not more frequently than monthly) as the restoration of the Property progresses to pay for bills due for the cost of such restoration, subject to reasonable conditions as set forth in the following paragraph, with any excess proceeds (and any income thereon) remaining after completion of such restoration and payment of the costs thereof to be applied if and to the extent required under Section
2.2.2 of the Loan Agreement or released to Borrower. If Borrower does not within 90 days following the occurrence of the casualty in question use or commit to use any insurance proceeds held by Mortgagee pursuant to the preceding sentence or to substitute Substitute Property/ies for the Property pursuant to Section
7.1.10 of the Loan Agreement, such proceeds shall be applied as provided in
Section 2.2.2 of the Loan Agreement to the extent required therein and any excess released to Borrower if no Event of Default is continuing. If an Event of Default shall have occurred and be continuing, Borrower authorizes Mortgagee, at Mortgagee's option, to apply any insurance proceeds (and any income thereon) collected or held by Mortgagee as set forth in paragraph 3 hereof, with any remaining balance to be paid to the person or persons legally entitled thereto.

                  If the insurance proceeds are held by Mortgagee to reimburse Borrower for the cost of restoration of the Property, the Property shall be restored to the equivalent of its original condition or such other condition as Mortgagee may reasonably approve in writing. Mortgagee may, at Mortgagee's option, condition disbursement of said proceeds on Mortgagee's approval of such plans and specifications of an architect reasonably satisfactory to Mortgagee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Mortgagee may reasonably require.

                  If the Property is sold pursuant to paragraph 25 *[WV, NC - 26]* hereof or if Mortgagee acquires title to the Property, Mortgagee shall have all of the right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to the Property prior to such sale or acquisition.

               6. PRESERVATION AND MAINTENANCE OF PROPERTY. Except to the extent permitted under Section 7.1.3 of the Loan Agreement, Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Mortgagee may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are sufficient to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances thereon in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) materially shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if Borrower does not directly manage the Property, shall maintain professional management of the Property by a management company approved by Mortgagee, (g) shall operate the Property as a Red Roof Inn, and (h) shall give notice in writing to Mortgagee of and, unless otherwise directed in writing by Mortgagee, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Mortgagee. Except to the extent permitted under Section 7.1.3 of the Loan Agreement, neither Borrower nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

               7. USE OF PROPERTY. Except to the extent permitted under the Loan Agreement, unless required by applicable law or unless Mortgagee has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property without Mortgagee's prior written consent.

               8. PROTECTION OF MORTGAGEE'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Mortgagee therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Mortgagee at Mortgagee's option may make such appearances, disburse such sums and take such action as Mortgagee deems necessary, in its sole discretion, to protect Mortgagee's interest, including, but not limited to, (a) disbursement of attorney's fees and (b) entry upon the Property to make repairs.

                  Any amounts disbursed by Mortgagee pursuant to this paragraph, with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Mortgagee agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Base Rate (as defined in the Loan Agreement) unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law. Borrower hereby covenants and agrees that Mortgagee shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby. Nothing contained in this paragraph shall require Mortgagee to incur any expense or take any action hereunder.

               9. INSPECTION. Mortgagee may make or cause to be made reasonable entries upon and inspections of the Property as provided in Section 7.1.5 of the Loan Agreement.

              10. BOOKS AND RECORDS. Borrower shall keep and maintain at all times the books of accounts and records required to be maintained pursuant to
Section 7.1.5 of the Loan Agreement. Such books and records shall be subject to examination as set forth in Section 7.1.5. Borrower shall furnish to Lenders the financial statements and other financial information required by the terms of the Loan Agreement.

              11. CONDEMNATION. Borrower shall promptly notify Mortgagee of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Mortgagee in writing. If Borrower fails to appear or diligently prosecute its claim for 20 days after written notice from Mortgagee to do so, or if an Event of Default shall have occurred and be continuing, Borrower authorizes Mortgagee, at Mortgagee's option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Mortgagee's or Borrower's name any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking (but otherwise, Borrower shall have the sole right to do all of the foregoing without Mortgagee's consent). The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereinafter referred to as "condemnation proceeds". If no Event of Default is continuing and (after a material condemnation) Borrower substitutes Substitute Property/ies (as defined in the Loan Agreement) for the Property pursuant to Section 7.1.10 of the Loan Agreement, the condemnation proceeds with respect to the Property shall be released, paid and belong to Borrower. If the condemnation proceeds with respect to any condemnation do not exceed $500,000 and no Event of Default is continuing, and if restoration is possible such condemnation proceeds shall be paid to Borrower to be used by Borrower to restore the

Property, with any excess proceeds remaining after completion of such restoration and payment of the cost thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or retained by Borrower. If the condemnation proceeds with respect to any condemnation or takes any conveyance in lieu thereof exceed $500,000, such proceeds shall be deposited with Mortgagee and, if no Event of Default is continuing, and if restoration is possible shall be held by Mortgagee in trust, and invested by Mortgagee for the account of Borrower in investments reasonably selected by Borrower and reasonably approved by Mortgagee, and disbursed by Mortgagee to Borrower as and when necessary (but not more frequently than monthly) as the restoration of the Property progresses to pay for bills due for the cost of such restoration, subject to reasonable conditions as set forth in the following paragraph, with any excess proceeds (and any income thereon) remaining after completion of such restoration and payment of the costs thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or released to Borrower. If Borrower does not within 90 days following the occurrence of the condemnation in question use or commit to use any condemnation proceeds held by Mortgagee pursuant to the preceding sentence or to substitute Substitute Property/ies for the Property pursuant to Section 7.1.10 of the Loan Agreement, such proceeds shall be applied as provided in Section 2.2.2 of the Loan Agreement to the extent required therein and any excess released to Borrower if no Event of Default is continuing. If an Event of Default shall have occurred and be continuing, Borrower authorizes Mortgagee, at Mortgagee's option, to apply any condemnation proceeds (and any income thereon) collected or held by Mortgagee as set forth in paragraph 3 hereof, with the balance, if any, to the person or persons legally entitled thereto.

                     If the condemnation proceeds are held by Mortgagee to reimburse Borrower for the cost of restoration of the Property, the Property shall be restored to the equivalent of its original condition or such other condition as Mortgagee may reasonably approve in writing. Mortgagee may, at Mortgagee's option, condition disbursement of said proceeds on Mortgagee's approval of such plans and specifications of an architect reasonably satisfactory to Mortgagee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Mortgagee may reasonably require.

              12. BORROWER AND LIEN NOT RELEASED. From time to time, Mortgagee may, at Mortgagee's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on Mortgagee's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or Note therefor, *[GA, WV, NC, TN, MO - direct Trustee to]* release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, or agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or to change the amount of the monthly installments payable thereunder. Any actions taken by Mortgagee *[GA, WV, NC, TN - or Trustee]* pursuant to the terms of this paragraph shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Property. Borrower shall pay Mortgagee a reasonable service charge, together with such title insurance premiums and attorney's fees as may be incurred at Mortgagee's option for any such action if taken at Borrower's request.

               13. FORBEARANCE BY MORTGAGEE NOT A WAIVER. Any forbearance by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lenders of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lenders' right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Lenders' right to accelerate the maturity of the indebtedness secured by this Instrument. Lenders' receipt of any awards, proceeds or damages under paragraphs 5 and 11 hereof shall not operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

              14. ESTOPPEL CERTIFICATE. Borrower shall, within 10 days of a written request from Mortgagee, furnish Mortgagee with a written statement, duly acknowledged, setting forth the sums secured by this Instrument and any right of set-off, counterclaim or other defense which exists against such sums and the obligations of this Instrument.

              15. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. In addition to being *[a/an]* *[KY, CT, OH - Open-End]* *[IN, FL, SC, KY, CT, IL, OH, MI - Mortgage]* *[GA - Deed to Secure Debt]* *[WV, NC, TN, MO - Deed of Trust]* and Assignment of Rents, this Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property which under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants Mortgagee a security interest in said items. To the extent permitted under applicable law, Borrower agrees that Mortgagee may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Mortgagee, upon Mortgagee's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Mortgagee may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require. Without the prior written consent of Mortgagee, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any security interest in said items, including replacements and additions thereto other than (w) the Lien of this Instrument,
(x) Liens permitted under Sections 7.2.3(e), (f), (j) and (k) of the Loan Agreement, (y) to the extent subordinate to the Lien of this Instrument, Liens permitted under Sections 7.2.3(h) and (i) of the Loan Agreement and (z) Permitted Liens. *[IL - except in connection with this mortgage]* If an Event of Default shall have occurred and be continuing, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, may also invoke the remedies provided in paragraph 25 *[WV, NC - 26]* of this Instrument as to such items. In exercising any of said remedies, Mortgagee may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee's remedies under the Uniform Commercial Code or of the remedies provided in paragraph 25 *[WV, NC - 26]* of this Instrument.

              Subject to the terms and conditions contained in this paragraph 15, the Borrower hereby grants to the Mortgagee: (i) a non-exclusive, irrevocable sublicense right (the "Sublicense") to permit the entities defined in the subparagraph (c) below to use the federally-registered tradename "Red Roof Inn" and all other service marks and trademarks used by Borrower in the operation of its Red Roof Inn motels (the "Trademarks") in the manner described, and subject to the conditions set forth, in this Paragraph 15; and (ii) a security interest in the Borrower's license (the "License") under the license agreement, dated April 2, 1996 entered into between the Borrower and the owner of the Trademarks (the "License Agreement"). The grant of the Sublicense shall be subject to the following terms and conditions:

              (a) The Sublicense shall be irrevocable but shall automatically expire upon the payment by Borrower to Mortgagee of all indebtedness owing under the Loan Agreement.

              (b) The scope and permitted use of the Trademarks under the Sublicense, and the scope of the Mortgagee's security interest in the License, shall be limited to the use of the Trademarks in the operation of the Pledged Properties (as defined in the Loan Agreement) as Red Roof Inn motels.

              (c) The Sublicense shall not be assignable by the Mortgagee (other than to a successor Administrative Agent (as defined in the Cover Agreement or to the Lenders) or any successor agent to the Mortgagee. The rights under the Sublicense shall be exercisable only by the Lenders, Mortgagee, any successor Administrative Agent, any court-appointed or authorized receiver any of the Pledged Properties, any manager or operator retained or appointed by any of the foregoing, and all their respective officers, employees and agents (in such capacity), all of which shall be subject at all times to the terms and conditions of the License Agreement (except as provided in subparagraph (d.) below,

               (d) The duration of the Sublicense shall be (i) for a period not to exceed ten (10) years after the first date that the Mortgagee or a successor Administrative Agent or receiver takes possession of any of the Pledged Properties, with such use to be without charge, and (ii) for an indefinite period after such ten-year period, upon payment to the Borrower by the Lenders of an annual fee in an amount then customary for such rights within the budget motel industry; provided, however, that the Sublicense shall expire at such time as the Lenders have disposed of all interest of the Lenders in the Pledged Properties, and, as the Sublicense applies to any one or more of the Pledged Properties, upon the Mortgagee's voluntary release of its lien (i.e., other than as a result of a foreclosure of such lien or a deed in lieu of foreclosure) against any such Pledged Property.

               (e) The Borrower covenants that it will take all action required to preserve for the Mortgagee and the Lenders the right to use the Trademarks under the terms and conditions contained in this Paragraph 15 and agrees that the loss of such right by the Lenders, whether as a result of the Borrower's loss of its License, or otherwise, shall constitute an additional Event of Default under the Loan Agreement. Notwithstanding anything to the contrary contained herein, this covenant shall survive a foreclose of the lien of this Instrument or a deed in lieu of foreclosure.

Use of such trademarks, tradenames and business systems, as permitted above, is not subject to any other limitation, condition or obligation, including without limitation any inspection procedure or any regulation or standard of operation. Borrower represents and warrants to Mortgagee that Borrower has taken and will hereafter take all actions necessary in order to maintain and preserve Borrower's rights in the trademarks, tradenames and business systems, including without limitation the filing of all necessary documents with the United States Patent and Trademark Office.

              16. LEASES OF THE PROPERTY. Borrower shall comply with and observe Borrower's obligations as landlord under all leases of the Property or any part thereof. Borrower shall furnish Mortgagee with executed copies of all leases now existing or hereafter made of all or any part of the Property, and all leases now or hereafter entered into will be in form and substance subject to the approval of Mortgagee.

                     Borrower does hereby assign to Mortgagee, as additional security, all leases now existing or hereafter made of all or any part of the Property and, to the extent permitted by applicable law, all security deposits made by tenants in connection with such leases of the Property. If an Event of Default shall have occurred and be continuing, Mortgagee, at Mortgagee's option, shall have all of the rights and powers possessed by Borrower prior to such assignment.

              17. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

              18. [INTENTIONALLY OMITTED]

              19. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER. On sale, encumbrance, or transfer of (a) all or any part of the Property, or any interest therein, or (b) except as *[IN, SC, FL, IL, GA, WV, CT, NC, OH, MI, MO
- expressly]* permitted in the Loan Agreement, beneficial interests in Borrower, Mortgagee may, at Mortgagee's option, declare all of the sums secured by this Instrument to be immediately due and payable, and Mortgagee may invoke any remedies permitted by paragraph 25 *[WV, NC - 26]* of this Instrument. This option shall not apply to (i) sales or transfers of fixtures or any personal property pursuant to paragraph 6 hereof, (ii) temporary encumbrances paid or contested in good faith pursuant to paragraph 4 hereof and (iii) sales, encumbrances or transfers permitted under the Loan Agreement.

              20. NOTICE. Except for any notice required under applicable law to be given in another manner, (a) any notice to Borrower or Mortgagee shall be given and have effect as provided in Section 10.2 of the Loan Agreement.

              21. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Mortgagee and Borrower. In exercising any rights hereunder or taking any actions provided for herein, Mortgagee may act through its employees, agents or independent contractors as authorized by Mortgagee. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

              22. GOVERNING LAW; SEVERABILITY. *[IN, TN, FL, OH, SC, IL, WV, GA , KY, NC, MI, MO - The Note and the Loan Agreement are governed by New York law. This Instrument shall be governed by the law of the jurisdiction in which the Property is located.]* *[CT This Instrument is governed by Connecticut law.]* In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable. In the event that any applicable law limiting the amount of interest or other charge permitted to be collected from Borrower is interpreted so that any charge provided for in this Instrument or in the Note, whether considered separately or together with other charges levied in connection with this Instrument and the Note, violates such law, and Borrower is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation. The amounts, if any, previously paid to Mortgagee in excess of the amounts payable to Mortgagee pursuant to such charges as reduced shall be applied by Mortgagee to reduce the principal of the indebtedness evidenced by the Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all indebtedness which is secured by this Instrument or evidenced by the Note and which constitutes interest, as well as all other charges levied in connection with such indebtedness which constitute interest, shall be deemed to be uniformly allocated and spread over the stated term of the Note.

              23. WAIVER OF STATUTE OF LIMITATIONS *[IN, MI, FL, OH SC, IL GA, KY, CT, MO - ; WAIVER OF APPRAISAL. To the extent permitted by applicable law, Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.]* *[WV, NC
- . (intentionally omitted).]*

              *[TN - WAIVER OF STATUTE OF LIMITATIONS; WAIVER OF REDEMPTION AND WAIVER OF APPRAISAL. To the extent permitted by applicable law, Borrower hereby waives: (a) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument; and (b) all rights of equitable and statutory redemption of the Property.]*

              *[WV, NC - 24. WAIVER OF APPRAISAL.]* *[IN, MI, FL, OH, SC, GA, KY, CT, WV, TN, NC, MO - To the extent permitted by applicable law, Borrower hereby waives any right of appraisal of the Property. In the event of foreclosure pursuant to paragraph 25 *[WV - 26]* hereof, Mortgagee may, at Mortgagee's option, obtain an appraisal of the Property, and any funds expended by Mortgagee for such purpose shall become indebtedness of Borrower to Mortgagee secured by this Instrument.]* *[IL - To the extent permitted by applicable law, Borrower hereby waives any right of appraisement, valuation, redemption (pursuant to Subsection (b) of Section 15-1601 of The Illinois Mortgage Foreclosure Law), stay of execution and notice of election to mature or declare due the whole of the secured indebtedness. In the event of foreclosure pursuant to paragraph 25 hereof, Mortgagee may, at Mortgagee's option, obtain an appraisal of the Property, and any funds expended by Mortgagee for such purpose shall become indebtedness of Borrower to Mortgagee secured by this Instrument.]*

              24. WAIVER OF MARSHALING. Notwithstanding the existence of any other security interests in the Property held by Mortgagee or by any other party, Mortgagee shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Except to the extent expressly provided herein, Mortgagee shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument, and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein, to the extent permitted by applicable law.

              25. ACCELERATION; REMEDIES. If an Event of Default shall have occurred and be continuing and the sums secured by this Instrument have become or been declared due and payable pursuant to Section 8.2 or 8.3 of the Loan Agreement, Mortgagee, at Mortgagee's option, may *[IN, SC, KY, CT, IL, OH, FL - foreclose this Instrument by judicial proceeding and may invoke]* *[GA invoke the power of sale herein granted (and Borrower appoints Mortgagee the agent and attorney in fact for Borrower to exercise said power of sale) and]* *[WV, NC, TN, MI - invoke the power of sale and]* *[MO - invoke the power of sale and may invoke]* any other remedies permitted by applicable law *[IL - (the Illinois Mortgage Foreclosure Law, Ill. Rev. Stats. Ch. 110, Article XV, ss. 15-1101 et seq., as amended from time to time)]* or *[IN, SC, IL, WV, KY, CT, OH, FL, MO - as]* provided herein. *[GA - Borrower acknowledges that the power of sale herein granted may be exercised by Mortgagee without prior judicial hearing. Borrower has the right to bring an action to assert the non-existence of a breach or any other defense of Borrower to acceleration and sale.]* *[TN - Borrower acknowledges that the power of sale herein granted may be exercised by Mortgagee without prior judicial hearing. Said sale shall be made in accordance with Tennessee law for cash free of the right and equity of redemption and all other exemptions which are expressly waived. Borrower has the right to bring an action to assert the non-existence of a breach or any other defense of Borrower to acceleration and sale.]* Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to attorneys' fees and costs of documentary evidence, abstracts and title reports *[WV, NC - ,all of which shall be additional sums secured by this Instrument]* . *[MI - MORTGAGOR ACKNOWLEDGES THAT THIS INSTRUMENT CONTAINS A POWER OF SALE AND THAT IN THE EVENT MORTGAGEE ELECTS TO FORECLOSE BY ADVERTISEMENT PURSUANT TO THE POWER OF SALE, IN ACCORDANCE WITH MCLA 600.3201 ET SEQ., MORTGAGOR EXPRESSLY WAIVES NOTICE THEREOF (EXCEPT ANY NOTICE REQUIRED UNDER THE AFORESAID STATUTE), A HEARING PRIOR TO SALE AND ANY RIGHT, CONSTITUTIONAL OR OTHERWISE, THAT MORTGAGOR MIGHT OTHERWISE HAVE TO REQUIRE A JUDICIAL FORECLOSURE.]*

              *[WV, NC - If Mortgagee invokes the power of sale and if it is determined in a hearing held in accordance with applicable law that Trustee can proceed to sale, Trustee shall take such action regarding notice of sale and shall give such additional notices to Borrower and to other persons as West Virginia law may require. After the lapse of such time as may be required by applicable law and after the publication of the notice of sale, Trustee shall sell the Property according to the laws of West Virginia. Trustee may sell the Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine, at public auction to the highest bidder for cash. Trustee may postpone sale of all or any parcel of the Property by public announcement at the time and place of any previously scheduled sale. Mortgagee or Mortgagee's designee may purchase the Property at any sale.

              Trustee shall deliver to the purchaser Trustee's deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including, but not limited to, Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Mortgagee, in Mortgagee's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto, including holders of inferior liens of which trustee has actual notice. Trustee shall not be required to take possession of the Property prior to the sale or to deliver possession of the Property to the purchaser at such sale.]*

              *[GA - If Mortgagee invokes the power of sale, Mortgagee shall mail a copy of a notice of sale to Borrower in the manner provided in paragraph 20 hereof and shall give notice of sale and shall sell the Property according to the laws of Georgia. Mortgagee may sell the Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Mortgagee may determine. Mortgagee or Mortgagee's designee may purchase the Property at any sale.

              Mortgagee shall deliver to the purchaser Mortgagee's deed to the Property in fee simple and Borrower hereby appoints Mortgagee Borrower's agent and attorney-in-fact to make such conveyance. The recitals in Mortgagee's deed shall be prima facie evidence of the truth of the statements made therein. Borrower covenants and agrees that Mortgagee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable attorney's fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Mortgagee, in Mortgagee's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto. The power and agency hereby granted are coupled with an interest, are irrevocable by death or otherwise and are cumulative to the remedies for collection of said indebtedness as provided by law.

              If the Property is sold pursuant to this paragraph 25, Borrower, or any person holding possession of the Property through Borrower, shall surrender possession of the Property to the purchaser at such sale on demand. If possession is not surrendered on demand, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with applicable law.]*

              *[TN - If Mortgagee invokes the power of sale, Trustee shall give notice of sale by public advertisement for the time and in the manner provided by the laws of Tennessee, and Mortgagee or Trustee shall mail a copy of the notice of sale to Borrower in the manner provided in paragraph 20 hereof. Trustee, without demand on Borrower, shall sell the Property at the time and under the terms designated in the notice of sale at public auction to the highest bidder, in one or more parcels and in such order as Trustee may determine. Trustee may postpone sale of all or any parcel of the Property by public announcement at the time and place of any previously scheduled sale. Mortgagee or Mortgagee's designee may purchase the Property at any sale.

              Trustee shall deliver to the purchaser Trustee's deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including, but not limited to, Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Mortgagee, in Mortgagee's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.]*

              *[MI - Mortgagee may, at Mortgagee's option, sell the Property in one or more parcels and in such order as Mortgagee may determine, Mortgagee or Mortgagee's designee may purchase the Property at any sale. The proceeds of the sale shall be applied in the following order: (a) to all costs and expenses of the sale, including, but not limited to, attorney's fees and costs of title evidence; (b) to all sums secured by this instrument in such order as Mortgagee in Mortgagee's sole discretion, directs; and (c) the excess, if any, to the person or persons legally untitled thereto.]*

              *[MO - If Mortgagee invokes the power of sale, Mortgagee or Trustee shall mail copies of the notice of sale in the manner prescribed by applicable law to Borrower and to the other persons prescribed by applicable law. Trustee shall give notice of sale by public advertisement for the time and in the manner prescribed by applicable law. Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine.

Trustee may postpone sale of all or any parcel of the Property to any later time on the same date by public announcement at the time and place of any previously schedule sale Mortgagee or Mortgagee's designee may purchase the property at any sale.

              Trustee shall deliver to the purchaser Trustee's deed conveying the Property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses or the sale, including but not limited to, reasonable Trustee's fees, attorney's fees, costs of suit; and costs of title evidence; (b) to all sums secured by this Deed of Trust; and
(c) the excess, if any, to the person or persons legally entitled thereto.]*

              26. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; MORTGAGEE IN POSSESSION. As part of the consideration for the indebtedness evidenced by the Note, Borrower hereby absolutely and unconditionally assigns and transfers to Mortgagee all the rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease, license or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Mortgagee or Mortgagee's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Mortgagee or Mortgagee's agents; provided, however, that unless an Event of Default shall have occurred and be continuing, Borrower shall collect and retain all rents and revenues of the Property. If an Event of Default shall have occurred and be continuing, and without the necessity of Mortgagee entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Mortgagee shall immediately be entitled to possession of all rents and revenues of the Property as specified in this paragraph as the same become due and payable, including but not limited to rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by Borrower as trustee for the benefit of Mortgagee only; provided, however, that the written notice by Mortgagee to Borrower of such Event of Default shall contain a statement that Mortgagee exercises its rights to such rents. Borrower agrees that commencing upon delivery of such written notice by Mortgagee to Borrower, each tenant of the Property shall make such rents payable to and pay such rents to Mortgagee or Mortgagee's agents on Mortgagee's written demand to each tenant therefor, delivered to each tenant personally, by mail or delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower.

                     Borrower hereby covenants that Borrower has not executed any prior assignment of said rents, that Borrower has not performed, and will not perform, any acts and has not executed, and will not execute, any instrument which would prevent Mortgagee from exercising its rights under this paragraph, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any of the rents of the Property for more than 2 months prior to the due dates of such rents, except security deposits and rents collected in advance as security. Borrower covenants that Borrower will not hereafter collect or accept payment of any rents of the Property more than 2 months prior to the due dates of such rents, except security deposits and rents collected in advance as security. Borrower further covenants that Borrower will execute and deliver to Mortgagee such further assignments of rents and revenues of the Property as Mortgagee may from time to time request.

                     *[MI - Subject to applicable law,]* If an Event of Default shall have occurred and be continuing, Mortgagee may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Mortgagee's security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof including, but not limited to, the execution, cancellation or modification of leases, the collection of all rents and revenues of the Property, the making of repairs to the Property and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Instrument. In the event Mortgagee elects to seek the appointment of a receiver for the Property if an Event of Default shall have occurred and be continuing, Borrower hereby expressly consents to, the appointment of such receiver. Mortgagee or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

                     All rents and revenues collected, if an Event of Default shall have occurred and be continuing, shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the rents, including, but not limited to, attorney's fees, receiver's fees, premiums on receiver's bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments and other charges on the Property, and the costs of discharging any obligation or liability of Borrower as lessor or landlord of the Property and then to the sums then due that are secured by this Instrument. Mortgagee or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those rents actually received. Mortgagee shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Mortgagee under this paragraph.

                     If the rents of the Property are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the rents, any funds expended by Mortgagee for such purposes shall become indebtedness of Borrower to Lenders secured by this Instrument pursuant to paragraph 8 hereof. Unless Mortgagee and Borrower agree in writing to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Borrower requesting payment thereof and shall bear interest from the date of disbursement Base Rate (as defined in the Loan Agreement).

                     Any entering upon and taking and maintaining of control of the Property by Mortgagee or the receiver and any application of rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Mortgagee under applicable law or as provided herein. This assignment of rents shall terminate at such time as this Instrument ceases to secure indebtedness held by Lenders.

              *[MI - NOTICE OF ABSOLUTE ASSIGNMENT OF RENTS. Mortgagor acknowledges and agrees that: (a) the assignment of rents hereunder to Mortgagee is and is intended to be an absolute present assignment of rents pursuant to MCLA 554.231 et. seq., if an Event of Default shall have occurred and be continuing without any action by Mortgagee, while an Event of Default is continuing, Mortgagor shall have no further right to collect or otherwise receive such rents and that such rents will be the absolute and sole property of Mortgagee pursuant to such statute; (b) any rents collected or received by Mortgagor while an Event of Default shall be continuing, shall be held in trust by Mortgagor for the benefit of Mortgagee, and Mortgagor shall have no right thereto or interest therein; and (c) while an Event of Default shall be continuing, such rents, as the sole and absolute property of Mortgagee, will not under any circumstances be available to Mortgagor or any trustee of Mortgagor in any bankruptcy proceeding. This assignment shall continue and remain in full force and effect during any foreclosure proceedings relating to this Instrument and the period of redemption, if any, and until all sums secured by this Instrument, together with interest thereon, shall have been paid in full. If the entire balance secured hereunder shall be bid by Mortgagee at the foreclosure sale (by cash or otherwise) or by a third party at such sale, said assignment shall nonetheless continue for the benefit of the successful bidder, with any rent collected by Mortgagee, the purchaser at the foreclosure sale or their successors (net of operating expenses actually paid) to be applied in reduction of the redemption price. If an Event of Default shall have occurred and be continuing, Mortgagee shall have the full right and power to collect the assigned rents, security deposits, issues, profits, income and proceeds by demand, suit or otherwise. All monies received by Mortgagee pursuant to said assignment shall be applicable at the option of Mortgagee in the manner hereinafter provided for the use of such funds if paid to a receiver appointed to manage the Property or in the manner provided for the application of proceeds from sale of the Property in the event of a foreclosure.]*

              27. HAZARDOUS SUBSTANCES. (A) Borrower hereby covenants and agrees with Mortgagee that the following terms shall have the following meanings:

              (i) "Environmental Laws" means all federal, state and local laws, statutes, ordinances, and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives with respect thereto.

              (ii) "Hazardous Substance" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic Substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), or any other applicable Environmental Law.

              (iii) "Indemnitee" means Mortgagee, Lenders, their participants in the loan, and all subsequent holders of this Instrument, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors.

              (iv) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

              (B) Borrower represents and warrants to Mortgagee that, to its knowledge after due investigation and except (i) as disclosed in the environmental assessment and/or update report prepared by TRC Environmental in connection with the Property or (ii) to the extent that, in the aggregate (together with similar circumstances with respect to any other Pledged Property (as defined in the Loan Agreement)), any of the following would not reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement): (i) the Property is not being and has not been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance in violation of any Environmental Laws; (ii) the Property does not contain any Hazardous Substance in violation of any Environmental Laws; (iii) there has been no Release of any Hazardous Substance on, at or from the Property or any property adjacent to or within the immediate vicinity of the Property, and Borrower has not received any form of notice or inquiry with regard to such a Release or the threat of such a Release; (iv) no event has occurred with respect to the Property which, with the passage of time or the giving of notice, or both, would constitute a violation of any applicable Environmental Law; (v) there are no agreements or orders or directives of any federal, state or local governmental agency or authority relating to the Property which require any work, repair, construction, containment, clean up, investigations, studies, removal or other remedial action with respect to the Property and (vi) there are no actions, suits, claims or proceedings, pending or threatened, which seek any remedy that arise out of the condition, ownership, use, operation, sale, transfer or conveyance of the Property and (a) a violation or alleged violation of any applicable Environmental Law, (b) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, or (c) human exposure to any Hazardous Substance.

              (C) Borrower covenants and agrees with Mortgagee as follows:

              (i) Borrower shall keep, and shall use reasonable efforts to cause all operators, tenants, sub-tenants, licensees, and occupants of the Property to keep, the Property free of all Hazardous Substances, except for (A) Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Property as a motel in accordance with all Environmental Laws, (B) non-friable asbestos and (C) any Hazardous Substances that have not resulted and would not reasonably be expected to result in a material liability to the Borrower.

              (ii) Borrower shall comply with, and shall use reasonable efforts to cause all operators, tenants, sub-tenants, licensees, and occupants of the Property to comply with, all Environmental Laws in all material respects.

              (iii) Borrower shall promptly provide Mortgagee with a copy of all notifications which it gives or receives with respect to any past or present material Release of any Hazardous Substance or the threat of such a Release on, at or from the Property or any property adjacent to or within the immediate vicinity of the Property.

              (iv) Borrower shall undertake and complete all investigations, studies, sampling and testing for Hazardous Substances reasonably required by Mortgagee and, in accordance with all Environmental Laws, all material removal and other remedial actions necessary to contain, remove, and clean up all Hazardous Substances that are determined to be present at the Property in material violation of any Environmental Law.

              (v) Mortgagee shall have the right, but not the obligation, to cure any material violation by Borrower of the Environmental Laws and Mortgagee's reasonable cost and expense to so cure shall be secured by this Instrument.

              (D) Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use or operation of the Property during or prior to the Borrower's occupancy thereof and (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance or (iv) a violation of any Environmental Law (collectively the "Indemnified Matters").

              The liability of Borrower to Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (a) the repayment of all sums and the satisfaction of all obligations of Borrower under the Note, this Instrument, or any other instrument evidencing or securing the Note (herein collectively the "Loan Documents"), (b) the foreclosure of this Instrument or the acceptance of a deed in lieu thereof, (c) any amendment or modification of the Loan Documents by or for the benefit of Borrower or any subsequent owner of the Property, (d) any extensions of time for payment or performance required by any of the Loan Documents, (e) the release or discharge of this Instrument or of Borrower, any guarantor of the loan, or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents whether by Mortgagee, by operation of law, or otherwise, (f) the invalidity or unenforceability of any of the terms or provisions of the Loan Documents, (g) any applicable statute of limitations, (h) the sale or assignment of the Note or this Instrument, (i) the sale, transfer, or conveyance of all or part of the Property, (j) the dissolution or liquidation of Borrower, (k) the release or discharge, in whole or in part, of Borrower in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (l) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of Borrower under the Note or this Instrument.

              The foregoing indemnity shall be in addition to any and all other obligations and liabilities Borrower may have to Mortgagee at common law.

              28. RELEASE. Upon payment of all sums secured by this Instrument, the Lien and encumbrance of this Instrument shall be null and void and shall be released, and Mortgagee *[NC and each other case where there is a Trustee - and Trustee] * shall execute and deliver any instrument or document reasonably requested by Borrower to evidence and effectuate such release. Upon (x) a substitution of a Pledged Property (as defined in the Loan Agreement) for the Property pursuant to Section 7.1.10 of the Loan Agreement, (y) a sale of the Property pursuant to Section 7.2.10 of the Loan Agreement or (z) satisfaction of condition (i), (ii) or (iii) of Section 2.8 of the Loan Agreement, the Lien and encumbrance of this Instrument shall be released, and Mortgagee *[NC and each other case where there is a Trustee - and Trustee] * shall execute and deliver any instrument or document reasonably requested by Borrower to evidence and effectuate such release. Borrower shall pay Mortgagee's reasonable out-of-pocket costs incurred in discharging this Instrument.

              *[MO - 29. BUSINESS PURPOSE. Borrower covenants that the proceeds of the loan evidenced by the Note and secured by this Instrument will be used for business purposes as specified in Section 408.015(2) of the Revised Statutes of Missouri as amended, and that the principal obligation secured hereby constitutes a business loan which comes within the purview of said Section.]*

              29. PRIORITY OF LIEN. This Instrument shall remain in full force and effect notwithstanding any extension or extensions of the maturity date or other reamortization of the obligations which this Instrument secures and notwithstanding the fact that such extensions and reamortizations may be evidenced by a note or Note signed and dated after the date of this Instrument.

              *[ MO, TN - 30.

              SUBSTITUTE TRUSTEE. Mortgagee, at Mortgagee's option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Instrument is recorded. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.]*

              *[GA - 30. DEED TO SECURE DEBT. This conveyance is to be construed under the existing laws of the State of Georgia as a deed passing title, and not as a mortgage, and is intended to secure the payment of all sums secured hereby.]*

              30. *[WV - OBLIGATORY]* *[IN, TN, OH, SC, IL, WV, CT, KY, MI - LOAN]* *[NC, TN, IN, OH, SC, IL, WV, CT, KY, MI - ADVANCES]*. This Instrument shall secure unpaid balances of loan advances which Lenders are obligated to make and letters of credit that the L/C Issuer (as defined in the Loan Agreement) is obligated to issue after this Instrument is delivered to the Recorder for record pursuant to the provisions of the Note and the Loan Agreement*[IN - , whether made after a reduction to a zero or other balance]*. The maximum amount of the unpaid balance of said obligatory loan advances and letters of credit, in the aggregate and exclusive of interest accrued thereon, which may be outstanding at any time is Two Hundred Fifty Million Dollars ($250,000,000.00). *[WV - The future advances and letters of credit are intended to be obligatory pursuant to West Virginia Code Section 38-1-14.]* *[NC - The maximum amount which may be secured hereby at any one time is Two Hundred Fifty Million Dollars ($250,000,000.00). The time period with which such future advances and letters of credit are to be made is the period between the date hereof and a date five (5) years from the date hereof. Advances and letters of credit secured hereby shall not be required to be evidenced by a "written instrument of notation" as described in Section 45-68(2) of the North Carolina General Statutes, it being the intent of the parties that the requirements of
Section 45-68(2) for a "written instrument or notation" for each advance or letter of credit shall not be applicable to advances made under the Loan Agreement and the Note.]*

              *[FL - LOAN ADVANCES. This Instrument shall secure unpaid balances of loan advances to be made by Lenders and letters of credit that the L/C Issuer (as defined in the Loan Agreement) is obligated to issue within twenty (20) years after this Instrument is delivered to the Recorder for record pursuant to the provisions of the Note and the Loan Agreement. Borrower and Mortgagee intend that all future advances and letters of credit made within twenty (20) years from the date hereof shall have the original lien priority regardless of the dates of such advances; provided, however, that the unpaid balance secured by this mortgage at any one time shall not exceed Two Hundred Fifty Million Dollars ($250,000,000.00) plus interest thereon; and plus any disbursements made by the Mortgagee for the payment of taxes, levies and insurance premiums on the mortgaged property, together with interest on such disbursements.]*

              *[WV, NC - 32. SUBSTITUTE TRUSTEE. Mortgagee, at Mortgagee's option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the city or county in which this Instrument is recorded. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon the Trustee herein and by applicable law.]*

              *[WV - 33. BENEFICIAL OWNER. The Lenders are the beneficial owners and holders of the indebtedness secured hereby at the time of execution and delivery hereof, and are acting through their duly authorized agent, The Huntington National Bank, whose address is stated in the first paragraph of the first page of this Instrument.]*

              IN WITNESS WHEREOF, Borrower, by its duly authorized officer, has executed this Instrument.

INDIANA, WEST VIRGINIA

                              RED ROOF INNS, INC.

                              By:____________________________________

                              Its:___________________________________
                                           (Corporate Seal)

GEORGIA

Signed, sealed and delivered             RED ROOF INNS, INC.
  in the presence of:

________________________________         By:__________________________________
Signature

________________________________         Its:_________________________________
Printed Name
Unofficial Witness                                    (Corporate Seal)

________________________________
Signature

              ATTEST:

________________________________         By: _________________________________
Printed Name
Notary Public                            Its: ________________________________

Date of Notarization: _________________________

My Commission Expires: ________________________

[Notary Seal]

KENTUCKY, CONNECTICUT, NORTH CAROLINA, OHIO, FLORIDA, MICHIGAN, MISSOURI

Signed and acknowledged             RED ROOF INNS, INC.
  in the presence of:

________________________________         By:____________________________________
Signature

________________________________         Its:___________________________________
Printed Name

________________________________
Signature

________________________________
Printed Name

NORTH CAROLINA

ATTEST:                                               RED ROOF INNS, INC.

_________________________________          By:_________________________________

Its:_______________________________        Its:________________________________

                                                                (CORPORATE SEAL)

ILLINOIS

         RED ROOF INNS, INC.

         By:____________________________________

         Its:___________________________________

                                                                (Corporate Seal)

TENNESSEE

ATTEST:                                     RED ROOF INNS, INC.

________________________________              By:______________________________

Its:____________________________              Its:_____________________________
                (Corporate Seal)

MISSOURI

         IN WITNESS WHEREOF, Trustee has executed this Instrument.

_________________________________      By: ____________________________________
Signature

_________________________________
Printed Name

_________________________________
Signature

_________________________________
Printed Name

STATE OF MISSOURI,
COUNTY OF JACKSON, SS:

         On this__________ day of May, 1997, before me a Notary Public in and for said County and State, personally appeared________________________________, known to me to be the person who executed the foregoing instrument and acknowledged to me that (s)he did so execute said instrument as his/her free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                               _________________________________
                                        Notary Public

                                                          INN NO. ______________
                                                          ________________, Ohio

                                OPEN-END MORTGAGE
                             MODIFICATION AGREEMENT

         THIS OPEN-END MORTGAGE MODIFICATION AGREEMENT (hereinafter the "Modification") is made this _____ day of May, 1997, by and between RED ROOF INNS, INC., a Delaware corporation, whose address is 4355 Davidson Road, Hilliard, Ohio 43026 (hereinafter "Borrower") and THE HUNTINGTON NATIONAL BANK, a national banking association, whose address is 41 South High Street, Columbus, Ohio 43215, as Administrative Agent (as defined in the Restated Credit Agreement, defined below) for itself and for all other financial institutions which now are or hereafter become Lenders (as defined in the Restated Credit Agreement, defined below) (hereinafter "Mortgagee").

                                    RECITALS

         A. Borrower, Mortgagee (as a Lender) and certain other Lenders are parties to a Loan Agreement, dated November 9, 1995, as amended in a First Amendment to Loan Agreement, dated November 21, 1995, in a Second Amendment to Loan Agreement, dated December ____, 1995, in a Third Amendment to Loan Agreement, dated April 16, 1996, and in a Fourth Amendment to Loan Agreement, dated June 27, 1996 (hereinafter collectively the "Original Credit Agreement"), pursuant to which those Lenders have committed to advance to Borrower, on a revolving credit basis, up to One Hundred Fifty Million Dollars ($150,000,000.00). The principal amount outstanding as of the date of this Modification is _________________________________________________________
Dollars ($________________).

         B. Borrower has evidenced its obligation to repay indebtedness incurred under the Original Credit Agreement by executing and delivering, from time to time, Revolving Notes to those Lenders.

         C. In order to secure repayment of up to One Hundred Million Dollars ($100,000,000.00) of the indebtedness incurred under the Original Credit Agreement and evidenced by Revolving Notes, Borrower executed and delivered to Mortgagee a certain Open-End Mortgage, Assignment of Rents and Security Agreement (hereinafter the "Instrument"), dated November 9, 1995, recorded in Mortgage Record Volume ____________, beginning at Page ____________, Recorder's Office, ____________________ County, Ohio, which Instrument encumbers one of a total of forty-two Red Roof Inn motels mortgaged by Borrower to or for the benefit of Mortgagee in order to secure indebtedness incurred under the Original Credit Agreement.

         D. Borrower, Mortgagee (as a Lender), certain existing Lenders and additional financial institutions which have become Lenders have agreed to amend and restate in its entirety the Original Credit Agreement in an Amended and Restated Credit Agreement (hereinafter the "Restated Credit Agreement"), dated as of May _______, 1997, the provisions of which are made a part of the Instrument as amended in this Modification, wherein Borrower and Lenders have agreed to increase the credit facility from One Hundred Fifty Million Dollars ($150,000,000.00) to Two Hundred Fifty Million Dollars ($250,000,000.00), which includes the principal amount outstanding on the date of this Modification and the principal amount secured by the Instrument, which aggregate indebtedness, in accordance with the terms and conditions of the Restated Credit Agreement, will continue to be advanced from time to time, repaid and readvanced in partial amounts prior to the maturity date, and which advances shall have the same lien priority under the Instrument regardless of the dates of such advances. Borrower and Lenders have also modified the terms of repayment in certain respects and have extended the maturity date from January 15, 1999, to May 21, 2002, all as more particularly set forth in the Restated Credit Agreement.

         E. As additional security for the indebtedness incurred under the Restated Credit Agreement, Borrower has executed and delivered to Mortgagee mortgages, deeds of trust and deeds to secure debt encumbering approximately forty-one additional Red Roof Inn motels.

         F. Borrower and Mortgagee have modified all or substantially all of the previously granted mortgages, deeds of trust and deeds to secure debt and now desire to modify the Instrument in order to give notice of the extended maturity date and to provide that the Instrument secures such aggregate indebtedness and all other obligations of Borrower set forth in the Restated Credit Agreement.

                                   AGREEMENT

         1. RECITALS. The foregoing recitals are accurate and are hereby made a part of this Modification and a part of the Instrument.

         2. DEFINITIONS; INTERPRETATION. As used in the Instrument and hereafter in this Modification: (a) references to the "Instrument" shall mean the Instrument as modified in this Modification and all renewals, extensions and modifications thereof, (b) references to "Lender" or to "Mortgagee" shall mean and refer to the Administrative Agent, (b) references to "members of the Bank Group" or to "Lenders" shall mean and refer to the Lenders under and as defined in the Loan Agreement, (c) references to the "Loan Agreement" shall mean and refer to the Restated Credit Agreement and all renewals, extensions and modifications thereof, (d) references to the "Note" shall mean and refer to the Note defined in Paragraph 3 below, and (e) capitalized terms used but not defined in this Modification shall have the meanings assigned to them in the Loan Agreement. In the event of a conflict between the Instrument, on the one hand, and this Modification, on the other hand, the provisions of this Modification shall govern. In the event of a conflict between the Loan Agreement, on the one hand, and the Instrument and/or this Modification, on the other hand, the provisions of the Loan Agreement shall govern.

         3. SECURED OBLIGATIONS. The obligations secured by the Instrument are amended and restated in their entireties as follows:

         "NOW, THEREFORE, IN ORDER TO SECURE (a) the repayment of the principal indebtedness evidenced by the Revolving Notes (as defined in the Loan Agreement) now or hereafter executed and delivered by Borrower and all renewals, extensions and modifications thereof together with interest thereon (hereinafter collectively the "Revolving Notes"); (b) the repayment of the principal indebtedness evidenced by the Swingline Note (as defined in the Loan Agreement) now or hereafter executed and delivered by Borrower and all renewals, extensions and modifications thereof together with interest thereon (hereinafter collectively the "Swingline Note"); (c) the reimbursement of amounts drawn under Letters of Credit (as defined in the Loan Agreement) delivered by L/C Issuer (as defined in the Loan Agreement) for the benefit of Borrower, as account party, and all renewals, extensions and modifications thereof, together with interest thereon; hereinafter the Revolving Notes, the Swingline Note, and the reimbursement obligations for Letters of Credit described in the foregoing clauses (a), (b) and (c) are collectively referred to as the "Note"; (d) the repayment of all amounts owed under certain Hedging Obligations (as defined in the Loan Agreement) entered into by Borrower and Lenders or affiliates of Lenders contemporaneously herewith and hereafter; (e) the payment of all fees, late charges, prepayment premiums or charges and other amounts owed under the Loan Agreement or under the Note; (f) the performance of all other obligations of Borrower under the Loan Agreement or under other security instruments securing repayment of indebtedness and performance of obligations incurred by Borrower pursuant to the Loan Agreement, and all amendments thereof; (g) the repayment of all other sums advanced in accordance with the Instrument to protect the security of the Instrument, with interest thereon; and (h) the performance of all other covenants, agreements and obligations of Borrower in the Instrument, Borrower does hereby mortgage, warrant, grant, convey, bargain, sell and assign to Mortgagee, its successors and assigns forever, for the benefit of the Lenders, the following described real and personal property:"

         4. LEASED EQUIPMENT; LICENSES. The parenthetical exclusion for leased or separately financed equipment and the assignment of Borrower's rights in equipment leases appearing in the paragraph immediately following the reference to Exhibit "A" on page 1 of the Instrument are amended as follows:

                  (a) The parenthetical exclusion is restated as follows:
         "(excluding, however, leases or separately financed televisions, telephones, copiers, fax machines, data processing equipment, satellite and data dishes and other equipment, together with associated electronic equipment, hardware, cables and fittings)"; and

                  (b) The reference to "Borrower's rights as lessee under equipment leases" is amended by adding "(but only to the extent a lien may be granted on the same without consent and without giving rise to a default under or right to terminate the same)."

         The reference to "all permits, licenses and approvals necessary to construct and operate the improvements" is amended by adding "(but only to the extent a Lien may be granted on the same without consent and without giving rise to a default under or right to terminate the same)".

         5. WARRANTY OF TITLE. The warranty of title paragraph in the Instrument is amended and restated in its entirety as follows:

         "Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Property; that the Property is unencumbered except for (w) the Lien of this Instrument, (x) Liens permitted under Sections 7.2.3(e), (f),
         (j), (k) and (n) of the Loan Agreement and (y) Permitted Liens (defined below); and that Borrower will warrant and defend generally the title to the Property against all claims and demands, whatsoever, except (W) the Lien of this Instrument, (X) Liens permitted under Sections 7.2.3(e), (f), (j), (k) and (n), (Y) to the extent subordinate to the Lien of this Instrument, Liens permitted under Sections 7.2.3(h) and
         (i), and (Z) easements, covenants, conditions and restrictions of record and any other encumbrances approved by Mortgagee for inclusion in the title insurance policy issued to insure the lien of this Instrument (herein collectively 'Permitted Liens')."

         6. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Paragraph 2 of the Instrument is amended by clarifying that (i) Funds (as defined therein) will not be collected unless an Event of Default (as defined in the Loan Agreement, an "Event of Default") shall have occurred and be continuing and Lenders do not elect to accelerate and pursue other remedies, (ii) Funds collected will be applied to pay rates, taxes, assessments, insurance premiums and Other Impositions (as defined therein) unless a subsequent Event of Default shall have occurred and be continuing, and (iii) if an Event of Default shall have occurred and be continuing and Mortgagee applies Funds against sums secured by the Instrument, such application may be made only to sums that are then due (whether at maturity, upon acceleration or otherwise).

         7. APPLICATION OF PAYMENTS. Paragraph 3 of the Instrument is amended and restated in its entirety as follows:

         "Unless applicable law provides otherwise, all payments received from Borrower under the Note or this Instrument shall be applied in accordance with the provisions of the Loan Agreement."

         8. CHARGES; LIENS. The first paragraph of Paragraph 4 of the Instrument is amended to provide that Borrower shall pay all water and sewer rates, rents, taxes, assessments, premiums and Other Impositions on or before the date the same become delinquent, subject to Borrower's right to

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



contest taxes and assessments by appropriate proceedings as provided in Section 7.2.3(e) of the Loan Agreement.

         The second paragraph of Paragraph 4 of the Instrument is amended and restated in its entirety as follows:

         "Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument (other than Liens permitted under Section 7.2.3(e), (j), (k) and (n) of the Loan Agreement which shall be paid in accordance with the preceding paragraph and (y) Permitted Liens), and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property (subject to Borrower's right to contest the same as provided in Section 7.2.3(f) of the Loan Agreement). Without Mortgagee's prior written permission, Borrower shall not allow any lien, encumbrance, or other interest in the Property inferior to the lien of this Instrument to be perfected against the Property, except for Liens permitted under Section 7.2.3(e), (f), (h), (i), (j),
         (k) and (n) of the Loan Agreement and Permitted Liens, provided that Borrower may contest any mechanic's or materialman's lien in good faith and by appropriate proceedings as provided in Section 7.2.3; further provided that Borrower shall cause such mechanic's or materialman's lien to be promptly discharged of record upon commencement of any judicial proceeding to enforce such lien out of the Property and shall pay all reasonable expenses incurred by Mortgagee in order to protect the lien of this Instrument."

         9. HAZARD INSURANCE. The first paragraph of Paragraph 5 of the Instrument is amended and restated in its entirety as follows:

         "Borrower shall keep the improvements now existing or hereafter erected on the Property insured as provided in Section 7.1.4 of the Loan Agreement."

         The second paragraph of Paragraph 5 is deleted.

         The third paragraph of Paragraph 5 is amended and restated in its entirety as follows:

         "In the event of loss, Borrower shall promptly give written notice to the insurance carrier and to Mortgagee. If Borrower fails to timely make proof of loss or diligently prosecute its insurance claim and such failure continues for 20 days after written notice from Mortgagee or if an Event of Default shall have occurred and be continuing, Borrower hereby authorizes and empowers Mortgagee, as attorney-in-fact for Borrower, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds (but otherwise Borrower shall have the sole right to do all of the foregoing without Mortgagee's consent), and to deduct therefrom Mortgagee's expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph shall require Mortgagee to incur any expense or take any action hereunder. If no Event of Default is continuing and (after a material casualty) Borrower substitutes Substitute Property/ies (as defined in the Loan Agreement) for the Property pursuant to Section 7.1.10 of the Loan Agreement, the insurance proceeds with respect to the Property shall be released, paid and belong to Borrower. If the insurance proceeds with respect to any casualty do not exceed $500,000 and no Event of Default is continuing, such proceeds shall be paid to Borrower to be used by Borrower to restore the Property, with any excess proceeds remaining after completion of such restoration and payment of the cost thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or retained by Borrower. If the insurance proceeds with respect to any casualty exceed $500,000, such proceeds shall be deposited with Mortgagee and, if no Event of Default is continuing, shall be held by Mortgagee in trust, and invested by Mortgagee for the account of Borrower in investments reasonably selected by Borrower and reasonably approved by Mortgagee, and disbursed by Mortgagee to Borrower as and when necessary (but not more frequently than monthly), as the restoration of the Property progresses, to pay for bills due for the cost of such restoration, subject to reasonable conditions as set forth in the following paragraph, with any excess proceeds (and any income thereon) remaining after completion of such restoration and payment of the costs thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or released to Borrower. If Borrower does not within 90 days following the occurrence of the casualty in question use or commit to use any insurance proceeds held by Mortgagee pursuant to the preceding sentence or to substitute Substitute Property/ies for the Property pursuant to Section 7.1.10 of the Loan Agreement, such proceeds shall be applied as provided in Section 2.2.2 of the Loan Agreement to the extent required therein and any excess released to Borrower if no Event of Default is continuing. If an Event of Default shall have occurred and be continuing, Borrower authorizes Mortgagee, at Mortgagee's option, to apply any insurance proceeds (and any income thereon) collected or held by Mortgagee as set forth in Paragraph 3 of this Instrument, with any remaining balance to be paid to the person or persons legally entitled thereto."

         The fifth paragraph of Paragraph 5 is deleted.

         10. PRESERVATION AND MAINTENANCE OF PROPERTY. The first sentence of Paragraph 6 of the Instrument is amended by adding at the beginning thereof "Except to the extent permitted under Section 7.1.3 of the Loan Agreement." The last sentence of Paragraph 6 is likewise amended by adding at the beginning thereof "Except to the extent permitted under Section 7.1.3 of the Loan Agreement."

         11. USE OF PROPERTY. The first sentence of Paragraph 7 of the Instrument is amended by adding at the beginning thereof "Except to the extent permitted under the Loan Agreement."

         12. PROTECTION OF MORTGAGEE'S SECURITY. Amounts disbursed by Mortgagee pursuant to the second paragraph of Paragraph 8 of the Instrument shall bear interest at the Base Rate (as defined in the Loan Agreement).

         13. INSPECTION. Paragraph 9 of the Instrument is amended and restated in its entirety as follows:

         "Mortgagee may make or cause to be made reasonable entries upon and inspections of the Property as provided in Section 7.1.5 of the Loan Agreement."

         14. BOOKS AND RECORDS. Paragraph 10 of the Instrument is amended and restated in its entirety as follows:

         "Borrower shall keep and maintain at all times the books of accounts and records required to be maintained pursuant to Section 7.1.5 of the Loan Agreement. Such books and records shall be subject to examination as set forth in Section 7.1.5. Borrower shall furnish to Lenders the financial statements and other financial information required by the terms of the Loan Agreement."

         15. CONDEMNATION. Paragraph 11 of the Instrument is amended and restated in its entirety as follows:

         "Borrower shall promptly notify Mortgagee of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Borrower shall appear in and prosecute any such action or proceeding unless otherwise directed by Mortgagee in writing. If Borrower fails to appear in such proceeding or fails to diligently prosecute its claim within 20 days after written notice from Mortgagee, or if an Event of Default shall have occurred and be continuing, Borrower authorizes Mortgagee, at Mortgagee's option, as attorney-in-fact for Borrower, to commence, appear in and prosecute, in Mortgagee's or Borrower's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking (but otherwise Borrower shall have the sole right to do all of the foregoing without Mortgagee's consent). The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereinafter referred to as "condemnation proceeds." If no Event of Default is continuing and (after a material condemnation) Borrower substitutes Substitute Property/ies for the Property pursuant to Section 7.1.10 of the Loan Agreement, the condemnation proceeds with respect to the Property shall be released, paid and belong to Borrower. If the condemnation proceeds with respect to any condemnation do not exceed $500,000 and no Event of Default is continuing, and, if restoration is possible, such condemnation proceeds shall be paid to Borrower to be used by Borrower to restore the Property, with any excess proceeds remaining after completion of such restoration and payment of the cost thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or retained by Borrower. If the condemnation proceeds with respect to any condemnation or taking or conveyance in lieu thereof exceed $500,000, such proceeds shall be deposited with Mortgagee and, if no Event of Default is continuing and if restoration is possible, shall be held by Mortgagee in trust, and invested by Mortgagee for the account of Borrower in investments reasonably selected by Borrower and reasonably approved by Mortgagee, and disbursed by Mortgagee to Borrower as and when necessary (but not more frequently than monthly), as the restoration of the Property progresses, to pay for bills due for the cost of such restoration, subject to reasonable conditions as set forth in the following paragraph, with any excess proceeds (and any income thereon) remaining after completion of such restoration and payment of the costs thereof to be applied if and to the extent required under Section 2.2.2 of the Loan Agreement or released to Borrower. If Borrower does not within 90 days following the occurrence of the condemnation in question use or commit to use any condemnation proceeds held by Mortgagee pursuant to the preceding sentence or to substitute Substitute Property/ies for the Property pursuant to Section
         7.1.10 of the Loan Agreement, or if restoration is not possible, such proceeds shall be applied as provided in Section 2.2.2 of the Loan Agreement to the extent required therein, and any excess released to Borrower if no Event of Default is continuing. If an Event of Default shall have occurred and be continuing, Borrower authorizes Mortgagee, at Mortgagee's option, to apply any condemnation proceeds (and any income thereon) collected or held by Mortgagee as set forth in Paragraph 3 of the Instrument, with the balance, if any, to the person or persons legally entitled thereto.

         If the condemnation proceeds are held by Mortgagee to reimburse Borrower for the cost of restoration of the Property, the Property shall be restored to the equivalent of its original condition or such other condition as Mortgagee may reasonably approve in writing. Mortgagee may, at Mortgagee's option, condition disbursement of such proceeds on Mortgagee's approval of such plans and specifications of an architect reasonably satisfactory to Mortgagee, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Mortgagee may reasonably require."

         16. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. The first paragraph of Paragraph 15 of the Instrument is amended (i) to provide that the Instrument may be filed as a financing statement to the extent permitted under applicable law; (ii) to restate the sentence beginning "Without the prior written consent of Mortgagee" as "Without the prior written consent of Mortgagee, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial
Code any security interest in said items, including replacements and additions thereto, other than (w) the lien of this Instrument, (x) liens permitted under Sections 7.2.3(e), (f),
(j) and (k) of the Loan Agreement, (y) to the extent subordinate to the Lien of this Instrument, Liens under Sections 7.2.3 (h) and (i) of the Loan Agreement and (z) Permitted Liens"; and (iii) to condition exercise of remedies upon occurrence and continuance of an Event of Default only.

         The second paragraph of Paragraph 15 of the Instrument is amended and restated in its entirety as follows:

         "Subject to the terms and conditions contained in this paragraph 15, the Borrower hereby grants to Mortgagee: (i) a non-exclusive, irrevocable sublicense right (the "Sublicense") to permit the entities defined in subparagraph (c) below to use the federally-registered tradename "Red Roof Inn" and all other service marks and trademarks used by Borrower in the operation of its Red Roof Inn motels (the "Trademarks") in the manner described, and subject to the conditions set forth, in this Paragraph 15; and (ii) a security interest in the Borrower's license (the "License") under the license agreement, dated April 2, 1996 entered into between the Borrower and the owner of the Trademarks (the "License Agreement"). The grant of the Sublicense shall be subject to the following terms and conditions:

                           (a) The Sublicense shall be irrevocable but shall
                  automatically expire upon the payment by Borrower to Lenders of all indebtedness owing under the Restated Credit Agreement.

                           (b) The scope and permitted use of the Trademarks
                  under the Sublicense, and the scope of the Mortgagee's security interest in the License, shall be limited to the use of the Trademarks in the operation of the Pledged Properties (as defined in the Loan Agreement) as Red Roof Inn motels.

                           (c) The Sublicense shall not be assignable by the
                  Mortgagee (other than to a successor Administrative Agent or to the Lenders) or any successor to the Mortgagee. The rights under the Sublicense shall be exercisable only by the Mortgagee, any successor Administrative Agent, any court-appointed or authorized receiver for any of the Pledged Properties, any manager or operator retained or appointed by any of the foregoing, and all their respective officers, employees and agents (in such capacity), all of which shall be subject at all times to the terms and conditions of the License Agreement (except as provided in subparagraph (d) below).

                           (d) The duration of the Sublicense shall be (i) for a
                  period not to exceed ten (10) years after the first date that the Mortgagee or a successor Administrative Agent or receiver takes possession of any of the Pledged Properties, with such use to be without charge, and (ii) for an indefinite period after such ten-year period, upon payment to the Borrower by the Lenders of an annual fee in an amount then customary for such rights within the budget motel industry; provided, however, that the Sublicense shall expire at such time as the Lenders have disposed of all interest of the Lenders in the Pledged Properties, and, as the Sublicense applies to any one or more of the Pledged Properties, upon the Mortgagee's voluntary release of its lien (i.e., other than as a result of a foreclosure of such lien or acceptance of a deed in lieu of foreclosure) against any such Pledged Property.

                           (e) The Borrower covenants that it will take all
                  action required to preserve for the Mortgagee the right to use the Trademarks under the terms and conditions contained in this Paragraph 15 and agrees that the loss of such right by the Mortgagee, whether as a result of the Borrower's loss of its License, or otherwise, shall constitute an additional Event of Default under the Loan Agreement. Notwithstanding anything to the contrary contained herein, this covenant shall survive a foreclosure of the lien of this Instrument or acceptance of a deed in lieu of foreclosure."

         17. LEASES OF THE PROPERTY. The second sentence of the second paragraph of Paragraph 16 of the Instrument is amended and restated as follows:

         "If an Event of Default shall have occurred and be continuing, Mortgagee, at Mortgagee's option, shall have all of the rights and powers possessed by Borrower prior to such assignment."

         18. ACCELERATION IN CASE OF BORROWER'S INSOLVENCY. Paragraph 18 of the Instrument is deleted.

         19. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER. Paragraph 19 of the Instrument is amended by adding to the end of the second paragraph:

         "and (iii) sales, encumbrances or transfers permitted under the Loan Agreement."

         20. NOTICE. Paragraph 20 of the Instrument is amended and restated in its entirety as follows:

         "Except for any notice required under applicable law to be given in another manner, any notice to Borrower or Mortgagee shall be given and have effect as provided in Section 10.2 of the Loan Agreement."

         21. GOVERNING LAW; SEVERABILITY. The first and second sentences of Paragraph 22 of the Instrument are amended and restated as follows:

         "The Note and the Loan Agreement are governed by New York law. This Instrument shall be governed by the law of the jurisdiction in which the Property is located."

         22. WAIVER OF MARSHALING. The second sentence of Paragraph 24 of the Instrument is amended by adding at the beginning "Except to the extent expressly provided herein."

         23. ACCELERATION; REMEDIES. The first sentence of [THE FIRST PARAGRAPH OF] Paragraph 25 of the Instrument is amended and restated as follows: "If an Event of Default shall have occurred and be continuing and the sums secured by this Instrument have become or been declared due and payable pursuant to
Section 8.2 or 8.3 of the Loan Agreement, Mortgagee, at Mortgagee's option, may foreclose this Instrument by judicial proceeding and may invoke any other remedies permitted by applicable law or provided herein." The last sentence of [THE FIRST PARAGRAPH OF] Paragraph 25 is deleted.

         24. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; MORTGAGEE IN POSSESSION. The first paragraph of Paragraph 26 of the Instrument is amended and restated in its entirety as follows: "As part of the consideration for the indebtedness evidenced by the Note, Borrower hereby absolutely and unconditionally assigns and transfers to Mortgagee all the rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease, license or other agreement for the occupancy or use of all or any part of the Property, regardless of to whom the rents and revenues of the Property are payable. Borrower hereby authorizes Mortgagee or Mortgagee's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Mortgagee or Mortgagee's agents; provided, however, that unless an Event of Default shall have occurred and be continuing, Borrower shall collect and retain all rents and revenues of the Property. If an Event of Default shall have occurred and be continuing, and without the necessity of Mortgagee entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Mortgagee shall immediately be entitled to possession of all rents and revenues of the Property as specified in this paragraph as the same become due and payable, including but not limited to rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by Borrower as trustee for the benefit of

Mortgagee only; provided, however, that the written notice by Mortgagee to Borrower of such Event of Default shall contain a statement that Mortgagee exercises its rights to such rents. Borrower agrees that commencing upon delivery of such written notice by Mortgagee to Borrower, each tenant of the Property shall make such rents payable to and pay such rents to Mortgagee or Mortgagee's agents on Mortgagee's written demand to each tenant therefor, delivered to each tenant personally, by mail or delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of a default by Borrower."

         Borrower's covenants in the second paragraph of Paragraph 26 regarding prepayment of rents are limited by adding "except security deposits and rents collected in advance as security."

         References in the third and fourth paragraphs of Paragraph 26 to Borrower's breach shall mean "If an Event of Default shall have occurred and be continuing."

         The reference in the fourth paragraph of Paragraph 26 to Mortgagee's application of rents and revenues to "sums secured by this Instrument" is amended to read "sums then due that are secured by the Instrument."

         The reference in the last sentence of the fifth paragraph of Paragraph 26 to "the rate stated in the Note" is changed to "the Base Rate."

         25. HAZARDOUS SUBSTANCES. Subparagraph (A)(iii) of Paragraph 27 of the Instrument is amended and restated in its entirety as follows:

         "'Indemnitee' means Mortgagee, Lenders, their participants in the Loan, and all subsequent holders of this Instrument, their respective successors and assigns, their respective officers, directors, employees, agents, representatives, contractors and subcontractors."

         Subparagraph (B) of Paragraph 27 is amended by adding the following language after the words "due investigation" in the second line:

         "and except (i) as disclosed in the environmental assessment and/or update report prepared by TRC Environmental in connection with the Property or (ii) to the extent that, in the aggregate (together with similar circumstances with respect to any other Pledged Property), any of the following would not reasonably be expected to result in a Material Adverse Effect (as defined in the Loan Agreement)".

         Subparagraph (C)(i) of Paragraph 27 is amended and restated in its entirety as follows:

         "Borrower shall keep, and shall use reasonable efforts to cause all operators, tenants, sub-tenants, licensees and occupants of the Property to keep, the Property free of all Hazardous Substances, except for (a) Hazardous Substances stored, treated, generated, transported, processed, handled, produced or disposed of in the normal operation of the Property as a motel in accordance with all Environmental Laws, (b) non-friable asbestos and (c) any Hazardous Substances that have not resulted and would not reasonably be expected to result in a material liability to the Borrower."

         Subparagraph (C)(ii) of Paragraph 27 is amended and restated in its entirety as follows:

         "Borrower shall comply with, and shall use reasonable efforts to cause all operators, tenants, sub-tenants, licensees, and occupants of the Property to comply with, all Environmental Laws in all material respects."

         Subparagraph (C)(iii) of Paragraph 27 is amended and restated in its entirety as follows:

         "Borrower shall promptly provide Mortgagee with a copy of all notifications which Borrower gives or receives with respect to any past or present material Release of any Hazardous Substance or the threat of such a Release on, at or from the Property or any property adjacent to or within the immediate vicinity of the Property."

         Subparagraph (C)(iv) of Paragraph 27 is amended and restated in its entirety as follows:

         "Borrower shall undertake and complete all investigations, studies, sampling and testing for Hazardous Substances reasonably required by Mortgagee and, in accordance with all Environmental Laws, all material removal and other remedial actions necessary to contain, remove, and clean up all Hazardous Substances that are determined to be present at the Property in material violation of any Environmental Law."

         Subparagraph (C)(v) of Paragraph 27 is amended and restated in its entirety as follows:

         "Mortgagee shall have the right, but not the obligation, to cure any material violation by Borrower of the Environmental Laws, and Mortgagee's reasonable cost and expense to so cure shall be secured by this Instrument."

         Subparagraph (D) of Paragraph 27 is amended and restated in its entirety as follows:

         "Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Indemnitee from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Indemnitee arising out of the condition, ownership, use or operation of the Property during or prior to Borrower's occupancy thereof and (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release, (iii) human exposure to any Hazardous Substance or (iv) a violation of any Environmental Law (herein collectively the 'Indemnified Matters')".

         26. RELEASE. Paragraph 28 of the Instrument is amended and restated in its entirety as follows:

         "Upon payment of all sums secured by this Instrument, the Lien and encumbrance of this Instrument shall be null and void and shall be released, and Mortgagee shall execute and deliver any instrument or document reasonably requested by Borrower to evidence and effectuate such release. Upon (x) a substitution of a Pledged Property for the Property pursuant to Section 7.1.10 of the Loan Agreement, (y) a sale of the Property pursuant to Section 7.2.10 of the Loan Agreement or (z) satisfaction of condition (i), (ii) or (iii) of Section 2.8 of the Loan Agreement, the Lien and encumbrance of this Instrument shall be released, and Mortgagee shall execute and deliver any instrument or document reasonably requested by Borrower to evidence and effectuate such release. Borrower shall pay Mortgagee's reasonable out-of-pocket costs incurred in discharging this Instrument."

         27. LOAN ADVANCES. Paragraph 30 of the Instrument is amended and restated in its entirety as follows:

         "LOAN ADVANCES. This Instrument shall secure unpaid balances of loan advances which Lenders are obligated to make and Letters of Credit that the L/C Issuer (as defined in the Loan Agreement) is obligated to issue after this Instrument is delivered to the Recorder for record pursuant to the provisions of the Loan Agreement and the Note. The maximum amount of the unpaid balance of said obligatory loan advances and amounts drawn on Letters of Credit, in the aggregate and exclusive of interest accrued thereon, which may be outstanding at any time is Two Hundred Fifty Million Dollars ($250,000,000.00)."

         28. MATURITY DATE. The maturity date of the Restated Credit Agreement and the Notes is hereby amended from January 15, 1999 to May 21, 2002. The maturity date may be further extended as provided in the Loan Agreement.

         29. MORTGAGEE'S APPROVAL RIGHTS. Whenever in this Instrument Mortgagee has an approval right, Mortgagee's approval shall not be unreasonably withheld, delayed or conditioned. Whenever in this Instrument any evidence, statement, report, instrument or document is required to be "satisfactory" to Mortgagee, the standard shall be "reasonably satisfactory."

          30. EFFECT. The Instrument, as modified in this Modification, shall remain a first lien on the Property in full force and effect in all respects as security for all indebtedness and other obligations, existing and hereafter incurred pursuant to the Loan Agreement. Nothing in this Modification shall impair any rights and powers which Mortgagee may have thereunder. Borrower covenants with Lenders to pay the principal indebtedness, together with interest, and to pay all other amounts and perform all other obligations incurred pursuant to the Loan Agreement, at the times and in the manner provided in the Loan Agreement or in the Note. Borrower confirms to Lenders that Borrower has no offset, claim or defense to repayment and performance.

         IN WITNESS WHEREOF, Borrower and Mortgagee, each by its duly authorized officer, have executed this Modification.

                                          BORROWER:

Signed and acknowledged

     in the presence of:                  RED ROOF INNS, INC.

_________________________________         By________________________________
           Signature

_________________________________                Its_________________________
          Printed Name

---------------------------------
           Signature

---------------------------------
          Printed Name

                                          MORTGAGEE:

                                          THE HUNTINGTON NATIONAL BANK

_________________________________         By____________________________________
           Signature                                    Robert Friend
_________________________________                    Its Vice President
          Printed Name

------------------------------------
           Signature

------------------------------------
          Printed Name

STATE OF NEW YORK,
COUNTY OF NEW YORK, SS:

         On this _____ day of May, 1997, before me, a Notary Public in and for said County and State, personally appeared _____________________________________, the __________________
______________________ of Red Roof Inns, Inc., a Delaware corporation, personally known to me or identified, who, being first duly sworn, acknowledged that he did sign the foregoing instrument on behalf of said corporation, by authority of a resolution of its Board of Directors, and that the same is his free act and deed as such officer and the free act and deed of said corporation.

         WITNESS my hand and official seal.

                                        ---------------------------------------
                                                      Notary Public

STATE OF NEW YORK,
COUNTY OF NEW YORK, SS:

         On this _____ day of May, 1997, before me, a Notary Public in and for said County and State, personally appeared Robert Friend, the Vice President of The Huntington National Bank, a national banking association, personally known to me or identified, who, being first duly sworn, acknowledged that he did sign the foregoing instrument on behalf of said association, by authority of a resolution of its Board of Directors, and that the same is his free act and deed as such officer and the free act and deed of said association.

         WITNESS my hand and official seal.

                                        ---------------------------------------
                                                      Notary Public

THIS INSTRUMENT PREPARED BY:

Donald W. Jordan, Esq.
Porter, Wright, Morris & Arthur
41 South High Street
Columbus, Ohio  43215

                                                                      EXHIBIT K

                             REALIGNMENT AGREEMENT

         This REALIGNMENT AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT") is entered into as of May 21, 1997 by and among RED ROOF INNS, INC., a Delaware corporation ("BORROWER"), the financial institutions listed on the signature pages hereof (each of which is individually referred to herein as a "LENDER" and all of which are collectively referred to herein as "LENDERS") and THE HUNTINGTON NATIONAL BANK ("HNB") as administrative agent for the Lenders (in such capacity, "AGENT").

                                    RECITALS

         WHEREAS, the Borrower, various financial institutions (the "EXISTING LENDERS") and HNB, as agent,(the "EXISTING AGENT"), entered into that certain Loan Agreement dated as of November 9, 1995, as amended(as so amended the "EXISTING CREDIT AGREEMENT").

         WHEREAS, the Borrower has entered into that certain Amended and Restated Credit Agreement dated as of even date herewith (such Agreement, as it may be amended, supplemented or otherwise modified from time to time, is referred to herein as the "NEW CREDIT AGREEMENT") with the Lenders, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth in the New Credit Agreement, to amend and restate the Existing Credit Agreement for the purpose of, among other things, increasing the Commitments (as defined in the Existing Credit Agreement) and extending the Termination Date (as defined in the Existing Credit Agreement (capitalized terms used herein without definition shall, prior to the effectiveness of the New Credit Agreement, have the meanings assigned to such terms in the Existing Credit Agreement, and thereafter shall have the meanings assigned to such terms in the New Credit Agreement));

         WHEREAS, the New Credit Agreement provides, as a condition precedent to the effectiveness thereof, that the Borrower and each Lender shall have duly executed and delivered to the Agent a counterpart of this Agreement and that the transactions provided for in subsection 2A hereof shall have been consummated; and

         WHEREAS, in order to effect a reallocation among all Lenders of Existing Lenders' Loans outstanding under the Existing Credit Agreement on the Effective Date in a manner which coincides with the amount of Loans (as defined in the New Credit Agreement) intended to be outstanding from each Lender under the New Credit Agreement on the Effective Date, the parties hereto desire that the transactions described in subsections 2A through 2D hereof be consummated simultaneously with the effectiveness of the New Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   AGREEMENT

         SECTION 1. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

         "AGENT'S ACCOUNT" means the Agent's account at The Huntington National Bank, Columbus, Ohio ABA: 044000024, Commercial Loan Servicing, Attn: Special Processing, Phone 1141, Ref. Red Roof Inns, Inc.

         "CONTINUED LOANS" means the aggregate principal amount outstanding of all Loans (as defined in the Existing Credit Agreement) of all Existing Lenders immediately prior to the transactions described in Section 2 hereof, which the Lenders have agreed to maintain as Loans (as defined in the New Credit Agreement) under the New Credit Agreement.

         "EXISTING OUTSTANDINGS" means (i) as to any Existing Lender, the amount set forth in Column 1 of Schedule A, which represents the aggregate principal amount of such Lender's Loans outstanding on the Effective Date under the Existing Credit Agreement and (ii) as to any New Lender, zero.

         "INCREASED SHARE AMOUNT" means, as to any Increased Share Lender, the amount set forth in Column 3 of Schedule A.

         "INCREASED SHARE LENDERS" means all New Lenders and each other Lender that will be increasing its outstandings to the Borrower under the New Credit Agreement.

         "NEW LENDERS" means all Lenders that are not Existing Lenders.

         "NEW OUTSTANDINGS" means, as to any Lender, the amount set forth in column 2 of Schedule A, which represents the aggregate principal amount of such Lender's Loans outstanding on the Effective Date under the New Credit Agreement.

         "REDUCED SHARE AMOUNT" means, as to any Lender, the amount set forth in column 3 of Schedule A.

         "REDUCED SHARE LENDER'S PAYDOWN AMOUNT" means, as to each Reduced Share Lender, such Lender's aggregate Reduced Share Amount with respect to all Continued Loans.

         In addition, terms defined in the introductory paragraph and the recitals hereto shall have the meanings herein assigned to such terms therein. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

         SECTION 2. PAYMENTS BY BORROWER AND INCREASED SHARE LENDERS AND DISTRIBUTIONS TO LENDERS; EFFECT OF PAYMENTS AND DISTRIBUTIONS.

                  A. PAYMENTS BY BORROWER AND INCREASED SHARE LENDERS. On the Effective Date, after the satisfaction of all other conditions precedent to the effectiveness of the New Credit Agreement and simultaneously with such effectiveness:

                           (i) each Increased Share Lender shall pay to the
                  Agent, by deposit to the Agent's Account at not later than 12:00 noon (New York time) in same day funds, an amount equal to the amount set forth in Column 3 of Schedule A; and

                           (ii) the Borrower shall pay to the Agent for the
                  account of the appropriate Lender, by deposit to the Agent's Account not later than 12:00 noon (New York time) in same day funds, an amount equal to the sum of:

                                    (a) all accrued and unpaid interest with
                           respect to the Continued Loans; PLUS

                                    (b) all fees owed to the Existing Agent and
                           each Existing Lender pursuant to Section 2.10 of the Existing Credit Agreement; PLUS

                                    (c) all other amounts owed to any Existing
                           Lender under the Existing Credit Agreement (with the exception of the principal amount of Continued Loans then held by any Existing Lender), including, without limitation, any amount that would have been owed pursuant to Section 2.8 of the Existing Credit Agreement if all Continued Loans had been prepaid on the Effective Date, to the extent specified in a written notice from such Existing Lender delivered to the Borrower and the Agent not less than two Business Days prior to the Effective Date;

in each case as of the Effective Date. The Borrower acknowledges and agrees that the failure of any Existing Lender to specify amounts due under the Existing Credit Agreement as provided in clause (ii)(c) above shall not preclude such Existing Lender from later claiming such amounts due and the Borrower agrees to pay to such Existing Lender any such amounts that such Existing Lender is entitled to receive under the Existing Credit Agreement or this Agreement pursuant to the applicable notice and payment provisions of the Existing Credit Agreement. Nothing in this Agreement shall affect the obligation of the Borrower, which is absolute and unconditional, to repay the Obligations (as defined in the Existing Credit Agreement) owed to each Existing Lender.

                  B. DISTRIBUTIONS TO LENDERS. Upon receipt of all payments due under subsection 2A, the Agent shall promptly (and if practicable on the same Business Day as such payments are received) distribute such payments as appropriate to each Reduced Share Lender and each other Existing Lender entitled to a payment at its primary address set forth below its name on the applicable signature page of the New Credit Agreement, or at such other address as any such Lender may request by written notice to the Agent prior to the Restatement Effective Date.

                  C. REALLOCATION OF CONTINUED LOANS. Upon receipt by Agent of all payments required under subsection 2A hereof and the distribution of such payments to the Lenders as provided herein, the Continued Loans shall be Loans outstanding under the New Credit Agreement. The Continued Loans shall be subject in all respects to the terms and conditions of the New Credit Agreement.

                  D. EFFECT OF NON-PAYMENT. If the Agent does not timely receive all payments due under subsection 2A, (i) the Agent shall return to each Increased Share Lender the amount received from such Increased Share Lender, (ii) the Agent shall (without affecting any waiver of rights by the Borrower) declare this Agreement of no further force or effect by written notice to each Lender, and (iii), if the Agent shall declare this Agreement to be of no further force or effect, the Existing Credit Agreement shall remain in full force and effect. Each Increased Share Lender that fails to provide funds to the Agent in accordance with the terms of subsection 2A shall be liable to the Agent for such amounts as provided in Section 14.11 of the Existing Credit Agreement. Each Increased Share Lender acknowledges that its commitment to fund its Increased Share Amount is for the benefit of the Borrower and nothing in this paragraph shall impair the Borrower's rights with respect to any such Lender who fails to make any payment due under subsection 2A.

         SECTION 3.  CONSENTS AND ACKNOWLEDGMENTS OF BORROWER AND LENDERS.

                  A. REALIGNMENT AGREEMENT. The Borrower and each Lender consent and agree to the transactions contemplated by this Agreement notwithstanding any contrary provision contained in the Existing Credit Agreement or the New Credit Agreement.

                  B. ACKNOWLEDGMENTS OF LENDERS. Each Lender acknowledges that, as of the date hereof (which acknowledgment shall be deemed made as of the Effective Date immediately prior to the transactions provided for in subsection 2A through 2C unless written notice to the contrary from such Lender (with a copy to the Borrower) is received by an officer of the Agent responsible for the transactions contemplated hereby prior to 12:00 noon (New York time) on the day prior to the Effective Date) that the information set forth opposite such Lender's name in Columns 1 and 2 of Schedule A is accurate.

                  C. ACKNOWLEDGMENTS OF BORROWER. The Borrower acknowledges that, as of the date hereof (which acknowledgment shall be deemed made as of the Effective Date immediately prior to the transactions provided for in subsection 2A through 2C unless written notice to the contrary from Borrower is received by an officer of Agent responsible for the transactions contemplated hereby prior to 12:00 noon (New York time) on the day prior to the Effective Date) that the information set forth opposite each Lender's name in Columns 1 and 2 of Schedule A is accurate.

         SECTION 4.  MISCELLANEOUS.

                  A. INDEMNIFICATION. The Borrower and each Lender agree that the role of the Agent provided for herein is within the scope of the agency provided for in Section 14 of the Existing Credit Agreement and that the provisions of such Section 14 of the Existing Credit Agreement shall apply to the transactions contemplated hereby.

                  B. AGENT'S ROLE. The Agent's role hereunder is administrative only and the Agent shall be fully justified in relying on any notice received in connection herewith, the acknowledgments contained in
         Section 3 hereof and the information contained in the Schedule hereto. The Agent shall not be liable to any Lender for any apportionment or distribution of payments made by it in good faith in accordance with this Agreement and if any apportionment or payment is later determined to have been made in error, the sole recourse of any Lender to whom payment was due, but not made, shall be to recover from other Lenders any excess payment which they are determined to have received.

                  C. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  D. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be given in accordance with Section 10.2 of the New Credit Agreement.

                  E. SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement, the Existing Credit Agreement, the New Credit Agreement or implied by law to the contrary, the agreements of the Borrower set forth in subsections 2.5, 2.8 and
         14.7 of the Existing Credit Agreement shall survive the Effective Date in respect of events or conditions arising prior to the Effective Date.

                  F. SEVERABILITY. If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  G. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  H. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall in any event be effective without concurrence of all parties hereto.

                  I. COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties thereto; PROVIDED, HOWEVER, that any Lender may deliver its counterpart signature page hereto by telecopy to the Administrative Agent or the Administrative Agent's counsel, which delivery (when confirmed by telephonic notice from such Lender to the Administrative Agent) shall be binding on such Lender, and PROVIDED FURTHER, that any such Lender shall promptly provide the Administrative Agent or the Administrative Agent's counsel with an adequate number (as determined by the Administrative Agent) of originally executed signature pages hereto.

                  J. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                            RED ROOF INNS, INC.

                                            By:________________________________
                                               Title: Vice President and
                                                      Treasurer

                                               Address: 4355 Davidson Road
                                                        Hilliard, Ohio 43026-
                                                        2491

                                               Facsimile No.: (614) 876-0544 or
                                                              (614) 876-3421

                                               Attention: Mr. David L. Rea

                                            CIBC WOOD GUNDY SECURITIES CORP.,
                                               as Syndication and Documentation
                                               Agent and Arranger

                                            By:________________________________
                                               Title:

                                               Address: 350 South Grand Avenue
                                                        Suite 2600
                                                        Los Angeles, CA 90071

                                               Facsimile No.: (213) 346-0157

                                               Attention: Mr. Paul Chakmak

                                            THE HUNTINGTON NATIONAL BANK,
                                               as Collateral Agent,
                                               Administrative Agent and
                                               Arranger

                                            By:_________________________________
                                               Title:

                                               Address: 41 South High Street
                                                        Columbus, Ohio 43215

                                               Facsimile No.: (614) 480-5791

                                               Attention: Mr. Robert Friend

                                                      LENDERS
                                                      -------

                                          CIBC INC.

                                          By:________________________________
                                             Title:
                                             CIBC Wood Gundy Securities Corp.,
                                             AS AGENT

                                             Notice Address:
                                                  425 Lexington Avenue
                                                  New York, New York 10071

                                             Facsimile No.: (212) 856-3991

                                             Attention: Ms. Cheryl Root

                                             with a copy to:
                                                  350 South Grand Avenue
                                                  Suite 2600
                                                  Los Angeles, CA 90071

                                             Facsimile No.: (213) 346-0157

                                             Attention: Mr. Paul Chakmak

                                             Domestic
                                             Office: Two Paces West
                                                     2727 Paces Ferry Road
                                                     Suite 1200
                                                     Atlanta, Georgia 30339

                                             Facsimile No.: (770) 319-4817

                                             Attention: Ms. Kelli Jones

                                             Eurodollar
                                             Office: Two Paces West
                                                     2727 Paces Ferry Road
                                                     Suite 1200
                                                     Atlanta, Georgia 30339

                                             Facsimile No.: (770) 319-4817

                                             Attention: Ms. Kelli Jones

                                           THE HUNTINGTON NATIONAL BANK

                                           By:________________________________
                                              Title:

                                              Domestic
                                              Office: 41 South High Street
                                                      Columbus, Ohio 43215

                                              Facsimile No.: (614) 480-5791

                                              Attention: Mr. Robert Friend

                                              Eurodollar
                                              Office: 41 South High Street

                                                      Columbus, Ohio 43215

                                              Facsimile No.: (614) 480-5791

                                              Attention: Mr. Robert Friend

                                             BANK ONE, NA

                                             By:________________________________
                                                Title:

                                                Domestic
                                                Office: 100 East Broad Street
                                                        7th Floor
                                                        Columbus, Ohio 43271

                                                Facsimile No.: (614) 248-3136

                                                Attention: Ms. Leslie Smittle

                                                Eurodollar
                                                Office: 100 East Broad Street
                                                        7th Floor
                                                        Columbus, Ohio 43271

                                                Facsimile No.: (614) 248-3136

                                                Attention: Ms. Leslie Smittle

                                         PNC BANK, NATIONAL ASSOCIATION

                                         By:________________________________
                                            Title:

                                            Domestic
                                            Office: One PNC Plaza-P1-POPP-19-2
                                                    249 Fifth Avenue
                                                    Pittsburgh, PA 15222

                                            Facsimile No.: (412) 768-5754

                                            Attention: Ms. Jan Detchin

                                            Eurodollar
                                            Office: One PNC Plaza-P1-POPP-19-2
                                                    249 Fifth Avenue
                                                    Pittsburgh, PA 15222

                                            Facsimile No.: (412) 768-5754

                                            Attention: Ms. Jan Detchin

                                             BANQUE NATIONALE DE PARIS

                                             By:________________________________
                                                Title:

                                                Domestic
                                                Office: 209 S. LaSalle Street
                                                        Chicago, Illinois 60604

                                                Facsimile No.: (312) 977-1389

                                                Attention: Mr. Steve Christy

                                                Eurodollar
                                                Office: 209 S. LaSalle Street
                                                        Chicago, Illinois 60604

                                                Facsimile No.: (312) 977-1389

                                                Attention: Mr. Steve Christy

                                       NBD BANK, A MICHIGAN BANKING CORPORATION

                                       By:________________________________
                                          Title:

                                          Domestic
                                          Office: 611 Woodward Avenue
                                                  Third Floor
                                                  Detroit, Michigan 48226

                                          Facsimile No.: (313) 226-0857

                                          Attention: Ms. Debbie Stuart

                                          Eurodollar
                                          Office: 611 Woodward Avenue
                                                  Third Floor
                                                  Detroit, Michigan 48226

                                          Facsimile No.: (313) 226-0857

                                          Attention: Ms. Debbie Stuart

                                           HARRIS TRUST AND SAVINGS BANK

                                           By:________________________________
                                              Title:

                                              Domestic
                                              Office: 111 West Monroe Street
                                                      Chicago, Illinois 60603

                                              Facsimile No.: (312) 461-5225

                                              Attention: Ms. Arlett Hall

                                              Eurodollar
                                              Office: 111 West Monroe Street
                                                      Chicago, Illinois 60603

                                              Facsimile No.: (312) 461-5225

                                              Attention: Ms. Arlett Hall

                                             BANK OF SCOTLAND

                                             By:________________________________
                                                Title:

                                                Domestic
                                                Office: 565 Fifth Avenue
                                                        New York, New York 10017

                                                Facsimile No.: (212) 557-9460

                                                Attention: Ms. Janet Taffe

                                                Eurodollar
                                                Office: 565 Fifth Avenue
                                                        New York, New York 10017

                                                Facsimile No.: (212) 557-9460

                                                Attention: Ms. Janet Taffe

                                            THE FIFTH THIRD BANK OF COLUMBUS

                                            By:________________________________
                                               Title:

                                               Domestic
                                               Office: 21 East State Street
                                                       Columbus, Ohio 43215

                                               Facsimile No.: (614) 341-2606

                                               Attention: Ms. Bobbie Meyers

                                               Eurodollar
                                               Office: 21 East State Street
                                                       Columbus, Ohio 43215

                                               Facsimile No.: (614) 341-2606

                                               Attention: Ms. Bobbie Meyers

                                          MITSUI LEASING (U.S.A.) INC.

                                          By:________________________________
                                             Title:

                                             Domestic
                                             Office: 200 Park Avenue
                                                     Suite 3214
                                                     New York, New York 10166

                                             Facsimile No.: (212) 490-1684

                                             Attention: Ms. Takako Sumi

                                             Eurodollar
                                             Office: 200 Park Avenue
                                                     New York, New York 10166

                                             Facsimile No.: (212) 490-1684

                                             Attention: Ms. Takako Sumi

                                            NORWEST BANK MINNESOTA, N.A.

                                            By:________________________________
                                               Title:

                                               Domestic
                                               Office: Sixth and Marquette Ave.
                                                       Minneapolis, MN 55479

                                               Facsimile No.: (612) 667-6932

                                               Attention: Ms. Karen Bjorgan

                                               Eurodollar
                                               Office: Sixth and Marquette Ave.
                                                       Minneapolis, MN 55479

                                               Facsimile No.: (612) 667-6932

                                               Attention: Ms. Karen Bjorgan

                                           STAR BANK, NA

                                           By:________________________________
                                              Title:

                                              Domestic
                                              Office: 501 West Schrock Road
                                                      Westerville, Ohio 43081

                                              Facsimile No.: (614) 794-5348

                                              Attention: Ms. Tina Heidenreich

                                              Eurodollar
                                              Office: 501 West Schrock Road
                                                      Westerville, Ohio 43081

                                              Facsimile No.: (614) 794-5348

                                              Attention: Ms. Tina Heidenreich

                                       SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                                       ASSOCIATION

                                       By:________________________________
                                          Title:

                                          Domestic
                                          Office: 200 S. Orange Avenue
                                                  Orlando, Florida 32801

                                          Facsimile No.: (407) 237-6894

                                          Attention: Ms. Sharon E. Kalish

                                          Eurodollar
                                          Office: 200 S. Orange Avenue
                                                  Orlando, Florida 32801

                                          Facsimile No.: (407) 237-6894

                                          Attention: Ms. Sharon E. Kalish



                                   Schedule A


                                                                                                Increased or
                                                                                               Reduced Share
Lender                               Existing Outstandings          New Outstandings               Amount
------                               ---------------------          ----------------               ------

CIBC Inc.                                              0.00           $13,090,000.00         $13,090,000.00

The Huntington National Bank                 $20,941,539.50           $13,090,000.00          (7,851,539.50)

Bank One, NA                                 $14,958,364.75           $11,220,000.00          (3,738,364.75)

PNC Bank, National Association               $11,966,636.75           $11,220,000.00            (746,636.75)

Banque Nationale de Paris                              0.00           $ 7,480,000.00         $ 7,480,000.00

NBD Bank, a Michigan Banking
   Corporation                               $ 8,975,000.00           $ 7,480,000.00          (1,495,000.00)

Harris Trust and Savings Bank                $ 8,975,000.00           $ 7,480,000.00          (1,495,000.00)

Bank of Scotland                                       0.00           $ 3,740,000.00         $ 3,740,000.00

The Fifth Third Bank of Columbus             $ 5,983,364.75           $ 3,740,000.00          (2,243,364.75)

Mitsui Leasing (U.S.A.) Inc.                 $ 5,983,364.75           $ 3,740,000.00          (2,243,364.75)

Norwest Bank Minnesota, N.A.                 $ 5,983,364.75           $ 3,740,000.00          (2,243,364.75)

Star Bank, NA                                $ 5,983,364.75           $ 3,740,000.00          (2,243,364.75)

Suntrust Bank, Central Florida,
   National Association                                0.00           $ 3,740,000.00         $ 3,740,000.00
                                           ----------------            -------------
                                             $89,750,000.00           $93,500,000.00


                                                                       EXHIBIT L

                           LENDER ASSIGNMENT AGREEMENT

To:        RED ROOF INNS, INC.
           4355 Davidson Road
           Hilliard, Ohio  43026-2491

To:        CIBC Wood Gundy Securities Corp.,
           as the Syndication and Documentation Agent
           350 South Grand Avenue
           Suite 2600
           Los Angeles, California 90071

To:        The Huntington National Bank,
           as the Administrative and Collateral Agent
           41 South High Street
           Columbus, Ohio  43215


Re:  RED ROOF INNS, INC.

Gentlemen and Ladies:

         We refer to CLAUSE (d) of SECTION 10.11.1 of the Amended and Restated Credit Agreement, dated as of May 21, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Red Roof Inns, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent (the "SYNDICATION AGENT"), and The Huntington National Bank , as collateral and administrative agent for the Lenders (the "ADMINISTRATIVE AGENT") (the Syndication Agent and the Administrative Agent are herein collectively called the "AGENTS"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         This agreement is delivered to you pursuant to CLAUSE (d) of SECTION
10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to CLAUSE (c) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _________ (the "ASSIGNEE") of __% of the Loans and Commitment of __________ (the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages and Commitment Amount for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

         [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

         The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agents or Assignor, including any representation or warranty relating to the legality, validity, genuineness, enforceability, collectability, interest rate, repayment schedule or accrual status of the assigned loans or the assigned commitments, the legality, validity, genuineness or enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or financial condition or creditworthiness of the Borrower. The Assignee acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the assigned Loans and the assigned Commitments.

         Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agents

                  (a) the Assignee

                           (i) shall be deemed automatically to have become a
                  party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

                           (ii) agrees to be bound by the terms and conditions
                  set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

                  (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

         The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in SECTION 10.11.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agents to acknowledge receipt of this document:

                  (A) Address for Notices:

                             Institution Name:

                             Attention:

                             Domestic Office:

                             Telephone:

                             Facsimile:

                             Eurodollar Office:

                             Telephone:

                             Facsimile:

                  (B) Payment Instructions:

         The Assignee agrees to furnish the tax form required by the first sentence of the last paragraph of SECTION 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agents.

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Commitment                                [ASSIGNOR]
Amount: $________________
Adjusted Percentage: ____%


                                                   By:_________________________
                                                      Title:

Commitment                                         [ASSIGNEE]
Amount:  $________________
Percentage: ____%


                                                   By:_________________________
                                                      Title:

Accepted and Acknowledged this ___ day of ______, 19__

CIBC Wood Gundy Securities Corp., as the
Syndication and Documentation Agent

By:___________________________
   Title:

Accepted and Acknowledged this ___ day of ______, 19__

The Huntington National Bank,
as the Administrative and Collateral Agent

By:___________________________
   Title:

Accepted and Acknowledged this ___ day of ______, 19__

Red Roof Inns, Inc.

By:___________________________
   Title:_____________________

                                                                       EXHIBIT M

                              NOTICE OF PREPAYMENT




The Huntington National Bank, as Administrative Agent
41 South High Street
Columbus, Ohio  43215

Attention:  [Loan Syndication]

         Re:      Credit Agreement, dated as of May 21, 1997

Gentlemen and Ladies:

         This notice of prepayment is delivered to you pursuant to SECTION 3.1.1 of the Amended and Restated Credit Agreement, dated as of May 21, 1997 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Red Roof Inns, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions, CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         We hereby notify you that a [voluntary] [mandatory] prepayment of principal on the [Revolving Notes] [Swingline Notes] in the amount of $________ will be made on _____ __, _____.1/ This prepayment shall be applied to the [Base Rate

--------
1/ Voluntary prepayments must be in an aggregate minimum amount of (i) for Eurodollar Rate Loans, $3,000,000 and integral multiples of $500,000 in excess thereof or such lesser amount as will prepay such Loan in full; (ii) for Base Rate Loans, $500,000 and integral multiples of $100,000 in excess thereof or such lesser amount as will prepay such Loan in full; and (iii) for Swing Loans, $50,000 or integral multiples of $10,000 or such lesser amount as will prepay such Loan in full.

Loans] [Eurodollar Rate Loans with an Interest Period ending on , 19 ].2/

                                Very truly yours,

                                RED ROOF INNS, INC.


                                By:__________________________
                                   Title:____________________


--------
2/ Three Business Days' notice required for voluntary prepayments of any Eurodollar Rate Loan. Same Business Day's notice (by 11:00 a.m. New York time in the case of a Revolving Loan and by 1:00 p.m. New York time in the case of a Swing Loan) required for voluntary prepayment of any Base Rate Loan.

                                                                       EXHIBIT N

                              OFFICER'S CERTIFICATE
                           REGARDING FINANCIAL MATTERS

         In connection with execution and delivery of that certain Amended and Restated Credit Agreement dated as of May 21, 1997 ("CREDIT AGREEMENT"), among Red Roof Inns, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions (the "LENDERS"), CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers, CIBC Wood Gundy Securities Corp., as syndication and documentation agent, and The Huntington National Bank, as collateral and administrative agent (the "ADMINISTRATIVE AGENT"), and each of the other documents entered into in connection therewith (collectively, the "LOAN DOCUMENTS"), and pursuant to SECTION 5.1.13 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and Lenders as follows:

         1. I am the duly qualified and acting Vice President and Treasurer of the Borrower. I am familiar with the assets, businesses, and liabilities of the Borrower and its Subsidiaries, and I am duly authorized to execute this Officer's Certificate Regarding Financial Matters (this "CERTIFICATE") on behalf of the Borrower. Any and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

         2. I have reviewed the contents of this Certificate and I have discussed the meaning of its contents with counsel. I have reviewed, or have received information, data, and reports from officers or other employees of the Borrower and its Subsidiaries who have reviewed the Loan Documents and the contents of this Certificate and, in connection therewith, have made such investigation and inquiries as I deem necessary and prudent. The financial information, assumptions, and valuation techniques, including present value analyses using appropriate rates over appropriate periods, which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

         3. I understand that the Administrative Agent and Lenders are relying on the truth and accuracy of this Certificate in connection with extensions of credit under the Credit Agreement.

         4. In connection with the transactions contemplated by the Credit Agreement and the other Loan Documents, I have reviewed consolidated income projections, consolidated balance sheet projections, and consolidated cash flow projections for the Borrower (collectively, the "PROJECTIONS") for the five-year period ending December, 2001, which give effect to all of the transactions contemplated by the Credit Agreement and the other Loan Documents, and the payment of all fees and expenses in connection with the foregoing. The Projections are attached hereto as EXHIBIT A and incorporated herein by this reference.

         5. The Projections were prepared based on information compiled by employees and corporate staff members of the Borrower and include certain assumptions regarding increasing revenues and costs and changes in the economy, which I have no reason to believe are not reasonable and prudent. In addition, the Projections were prepared based on information regarding the Borrower's anticipated performance as provided by personnel of the Borrower and based on discussions with personnel of the Borrower. Based thereon, and to the best of my knowledge, the Projections are reasonable and prudent. The Projections are, however, subject to the uncertainty and approximation inherent in projections, and accordingly, they are not guarantees of the Borrower's future performance.

         6. I have reviewed the following financial statements which have been prepared in accordance with GAAP:

            (a)  1996 annual report for the Borrower.

            (b)  March 29, 1997 quarterly report for the Borrower.

            (c) 1994, 1995 and 1996 consolidated income statements for the Borrower.

         7. Based on the foregoing, and to the best of my knowledge, I conclude as follows:

            (a) The Borrower is not insolvent and the execution and delivery of the Credit Agreement and the other Loan Documents, and the consummation of the transactions contemplated under the foregoing, including the granting by the Borrower of the Liens as contemplated thereunder, or the payment by the Borrower of any fees incurred in connection with the consummation of the transactions contemplated under any of the foregoing, will not render the Borrower insolvent. I understand that, in this context, "insolvent" means that the present fair valuation of the assets and properties of a Person is less than such Person's probable liability in respect of existing debts. I understand that the "fair valuation" of the assets and properties of a Person means the amount realizable within a reasonable time, either through collection or sale of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman from an interested buyer willing to purchase such assets within a reasonable time under ordinary selling conditions. I also understand that the term

"debts" includes and legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent.

                  (b) The execution and delivery of the Credit Agreement and the other Loan Documents, the consummation of the transactions contemplated thereunder, including the granting by the Borrower of the Liens contemplated thereunder, and the payment by the Borrower of any fees incurred in connection with the consummation of the transactions contemplated under any of the foregoing, will not leave the Borrower with assets remaining which would constitute unreasonably small capital or assets. In reaching this conclusion, I understand that "unreasonably small capital or assets" depends upon the nature of the particular business to be conducted, and I have reached my conclusion in light of the needs and anticipated needs for capital and assets of the business anticipated to be conducted by the Borrower and based upon the Projections and other information described above.

                  (c) The Borrower does not intend to and does not believe that it will, in connection with the execution and delivery of the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated thereunder, including the granting by the Borrower of the Liens contemplated thereunder, and the payment of any fees in connection with the consummation of the transactions contemplated under any of the foregoing, incur debts beyond its ability to pay such debts as they mature. This conclusion is based, in part, upon my review of the Projections which project that the Borrower will have sufficient cash flow to pay all of its scheduled and anticipated debts as they mature. I have concluded that Borrower's cash flows will be sufficient to pay recurring current debt, short term debt, and long term debt service as such debts require.

                  (d) The Borrower has not executed the Credit Agreement or the other Loan Documents, or made any transfer or incurred any obligations under any of the foregoing, with actual intent to hinder, delay, or defraud either present or future creditors.

         8. In reaching the conclusions set forth in this Certificate, I have considered, among other things:

                  (a) the financial statements described in paragraph 6 above;

                  (b) all contingent liabilities of the Borrower, including claims arising out of, pending, or, to the best knowledge of the undersigned, threatened, litigation against any such entity, and in so doing, the undersigned has computed the amount of such liabilities as the amount which, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

                  (c) the Projections;

               (d) historical and anticipated growth in revenue of the Borrower;

               (e) the customary terms of trade payables of the Borrower;

               (f) the amount of credit extended by and to customers of the Borrower; and

               (g) the level of capital customarily maintained by the Borrower and other entities engaged in the same or similar business as the business of the Borrower.

         I hereby certify that the foregoing information is true and correct and execute this Officer's Certificate Regarding Financial Matters as of this 21st day of May, 1997.

                                   -------------------------------------
                                   Title:   Vice President and Treasurer

                                  May 21, 1997

The Lenders and the Agents
 Referred to Below
c/o The Huntington National Bank,
 as Administrative Agent
41 South High Street
Columbus, Ohio 43215

         Re:   RED ROOF INNS, INC.
               -------------------

Ladies and Gentlemen:

          We have acted as special New York Counsel to Red Roof Inns, Inc., (the "Borrower"), in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 21, 1997 among Borrower; the financial institutions as are, or may from time to time become, parties thereto (the "Lenders"); CIBC Wood Gundy Securities Corp. and The Huntington National Bank, as arrangers; CIBC Wood Gundy Securities Corp., as syndication and documentation agent (the "Syndication and Documentation Agent"); and The Huntington National Bank, as collateral and administrative agent (the "Administrative Agent" and, together with the Syndication and Documentation Agent, the "Agents"). Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

         We have reviewed executed originals of the following documents:

         (a)      the Credit Agreement;

         (b) the Pledge Agreement dated as of the date hereof between Borrower and the Administrative Agent;

         (c) the Notes executed and delivered by Borrower on the date hereof;

The Lenders and
  the Agents                         -2-                           May 21, 1997

         (d) the Realignment Agreement dated as of the date hereof among the Borrower, the financial institutions listed on the signature pages thereof and the Administrative Agent;

         (e) the Mortgages executed and delivered by Borrower as of the date hereof; and

         (f) the Mortgage Amendments executed and delivered by Borrower as of the date hereof.

 The documents referred to in items (a) through (f) above are sometimes hereinafter referred to collectively as the "Documents" and individually as a "Document".

         In addition, we have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

         Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, we are of the opinion that:

         1. The execution, delivery and performance by the Borrower of each Document to which it is a party, are within its corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower.

         2. The execution and delivery by the Borrower of each Document to which it is a party, and the performance by the Borrower of all of its obligations under each Document to which it is a party, (i) require no action by or in respect of, or filing with, any governmental body, agency or official under United States federal or New York State law and (ii) do not (A) violate any United States federal or New York State law or regulation that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Agreement, (B) result in a breach of, contravene, require consent under, constitute a default under or result in the acceleration or required prepayment under the Senior Note Indenture or (C) result in the creation or imposition of any Lien on any property of any Borrower under the Senior Note Indenture.

        3. Each of the Credit Agreement, the Realignment Agreement and the Pledge Agreement constitutes a valid and binding agreement of the Borrower, and the Notes executed and delivered on the date hereof constitute valid and binding obligations of the Borrower, in each case enforceable against

The Lenders and
  the Agents                        -3-                            May 21, 1997

the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

         4. Assuming that the certificates evidencing the Pledged Notes (as defined in the Pledge Agreement) listed on Schedule I to the Pledge Agreement, in each case endorsed by an appropriate person in blank or accompanied by instruments of transfer or assignment in blank duly indorsed by an appropriate person, have been delivered on or prior to the date hereof to the Administrative Agent, and have been continuously held by the Administrative Agent since such delivery, in each case in the State of New York, and the good faith of, and the absence of notice of any adverse claim thereto on the part of, any Agent, Lender, Issuer or other holder of a Secured Obligation (as defined in the Pledge Agreement) (collectively, the "Secured Parties"), such delivery, together with the Pledge Agreement, is effective to create, in favor of the Administrative Agent for the benefit of the Secured Parties, a valid and perfected security interest in all right, title and interest of the Borrower in such Pledged Notes securing the Secured Obligations (as defined in the Pledge Agreement), which security interest will have priority over all other security interests in such Pledged Notes created under the Uniform Commercial Code as in effect in the State of New York. No filing under New York State law is necessary to create or perfect such security interest in such Pledged Notes.

The foregoing is subject to the following qualifications:

         (a) We express no opinion as to the right, title or interest of the Borrower in or to any Collateral or the value given therefor.

         (b) Except as expressly set forth in paragraph 3 above, we express no opinion as to the creation, perfection or priority of any security interest or lien or any action by or in respect of, or filing with, any governmental body, agency or official in respect thereof.

         (c) We note the possible unenforceability of certain remedial provisions contained in the Pledge Agreement; however, none of such provisions renders the Pledge Agreement invalid and the Pledge Agreement contains, in our judgment, adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

         (d) As to various provisions in the Documents that grant the Agents or the Lenders certain rights to make determinations or take actions in their discretion, we assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

The Lenders and
  the Agents                            -4-                        May 21, 1997

         (e) We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender or Collateral is located that may limit the rate of interest that such Lender may charge or collect.

         (f) We express no opinion as to the effect of Section 548 of the United States Bankruptcy Code or any similar provisions of State law.

         (g) We have assumed that (i) the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) the execution, delivery and the performance by the Borrower of each Document to which it is a party require no action by or in respect of, or filing with, any governmental body, agency or official (other than any such action or filing under United States federal or New York State law or such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation (other than United States federal and New York State laws and regulations that in our experience are normally applicable to general business corporations in relation to transactions of the type contemplated by the Credit Agreement) or of the certificate of incorporation or by-laws of the Borrower or of any judgment, injunction, order or decree or any agreement or other instrument binding upon the Borrower (other than the Senior Note Indenture).

         We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (other than an assignee or participant permitted under Section 10.11 of the Credit Agreement) without our prior written consent.

                                Very truly yours,

                                                                      EXHIBIT O

                                  May 21, 1997

The Lenders and the Agents Referred to Below
c/o The Huntington National Bank,
as Administrative Agent
41 South High Street
Columbus, Ohio 43215

         Re:  RED ROOF INNS, INC.

Ladies and Gentlemen:

         I have acted as Assistant General Counsel to Red Roof Inns, Inc., a Delaware corporation ("Borrower"), in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 21, 1997 among Borrower; the financial institutions that are, or may from time to time become, parties thereto (the "Lenders"); CIBC Wood Gundy Securities Corp. ("CIBC") and The Huntington National Bank ("HNB"), as arrangers; CIBC, as syndication and documentation agent (the "Syndication and Documentation Agent"); and HNB, as collateral and administrative agent (the "Administrative Agent" and, together with the Syndication and Documentation Agent, the "Agents"). Capitalized terms used in this letter and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The execution, delivery, and performance of obligations under the Credit Agreement and all related instruments and documents are referred to in this letter as the "Transaction".

         In connection with the Transaction, Borrower has executed and delivered the following documents:

         (a)      the Credit Agreement;

         (b) the Pledge Agreement dated as of the date hereof between Borrower and the Administrative Agent;

         (c) the Notes executed and delivered by Borrower on the date hereof;

         (d) the Realignment Agreement dated as of the date hereof among Borrower, the financial institutions listed on the signature pages thereof and the Administrative Agent;

         (e) the Mortgages executed and delivered by Borrower as of the date hereof; and

         (f) the Mortgage Amendments executed and delivered by Borrower as of the date hereof.

The documents referred to in items (a) through (f) above are sometimes hereinafter referred to collectively as the "Documents" and individually as a "Document".

         Also in connection with the Transaction, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, including, without limitation, a Certificate of Good Standing issued by the Secretary of State of Delaware as of May 7, 1997 (the "Good Standing Certificate"), and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of the opinions expressed in this letter.

The Lenders and the Agents
May 21, 1997
Page 2

         Based upon and subject to the foregoing, and subject to the qualifications and exceptions set forth herein, I am of the opinion that:

         1. Based solely upon my examination of (a) the Good Standing Certificate, (b) the Amended and Restated Certificate of Incorporation of Borrower, and (c) the Amended and Restated Bylaws of Borrower, copies of each of which have been delivered to the Agents, Borrower is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power to enter into each of the Documents to which it is a party, and to perform its obligations thereunder. In my capacity as Assistant General Counsel of Borrower, without independent investigation, I have no actual knowledge of any state of facts that would cause the foregoing statement to be untrue.

         2. Borrower is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary, except for failures to be so qualified or licensed that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         3. The execution, delivery, and performance of each Document have been duly authorized by all necessary corporate action on the part of Borrower, and each Document has been duly executed and delivered by Borrower.

         4. Borrower's execution and delivery of, and performance of its obligations under, the Documents do not (a) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of Borrower, or (b) result in any breach of, constitute a default under, require consent under, result in or require the creation of any Lien on any Property of Borrower, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement (other than the Indenture), instrument or order (including any arbitral award) to which Borrower or any of Borrower's assets is subject.

         5. To my knowledge, there is no action, suit, claim, or proceeding pending or threatened against Borrower that would be reasonably likely to result in a Material Adverse Effect.

         6. The authorized capital stock of RRI Financial, Inc. ("Financial") consists of twenty-five thousand (25,000) shares of common stock, no par value per share, of which one hundred (100) shares are issued and outstanding. The authorized capital stock of RRI Investment Co. ("Investment") consists of twenty-five thousand (25,000) shares of common stock, no par value per share, of which one hundred (100) shares are issued and outstanding. All of such outstanding shares have been duly and validly issued, and are fully paid and nonassessable. Borrower is the record and beneficial owner of all issued and outstanding shares of common stock of Investment. Investment is the record and beneficial owner of all issued and outstanding shares of common stock of Financial.

         The foregoing is subject to the following qualifications:

                  (a) I express no opinion as to the right, title, or interest of Borrower in or to any Collateral or the value given therefor.

                  (b) I express no opinion as to the creation, perfection or priority of any security interest or lien or any action by or in respect of, or filing with, any governmental body, agency, or official in respect thereof.

The Lenders and the Agents
May 21, 1997
Page 3

                  (c) As to various provisions in the Documents that grant the Agents or the Lenders certain rights to make determinations or take actions in their discretion, I assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

                  (d) I express no opinion as to the effect (if any) of any law of any jurisdiction in which any Lender is located that may limit the rate of interest that such Lender may charge or collect.

                  (e) I express no opinion as to the effect of Section 548 of the United States Bankruptcy Code or any similar provisions of state law.

         I am a member of the bar of the State of Ohio. Except with respect to the opinions set forth in item 1, above, the foregoing opinions are limited to the laws of the State of Ohio.

         The opinions expressed in this letter are rendered solely to you in connection with the above matter. This letter may not be relied upon by you for any other purpose or relied upon by any other person (other than an assignee or participant permitted under Section 10.11 of the Credit Agreement) without my prior written consent.


                                             Sincerely,


                                             Sara L. Todd

                                                                       EXHIBIT P

                               Title Endorsements

A. If available in the state where the Property is located (or if unavailable, the local equivalent, if any), the following endorsements:

         1.       100 (Comprehensive); ALTA Form 9 is acceptable.

         2.       103.3 (Forced Removal), if applicable.

         3. 103.7 (Access); "land abuts upon and has vehicular and pedestrian ingress and egress to and from a physically open, publicly dedicated and accepted street."

         4.       116 (Survey).

         5.       116.4 (Contiguity), if applicable.

         5.       116.7 (Subdivision Map Act), if applicable.

         6.       Revolver Endorsement (including additional advances).

         7.       111.5  (Variable Rate).

         8. Tie-In Endorsement (or, if tie-in endorsement is not available, last-dollar endorsement).

         9.       115 (Separate Tax Parcel).

         10.      119.2 (Leasehold), if applicable.

B. The Agents shall have the right to request additional endorsements (if available in the state where the Property is located) if, based upon a review of the title condition of the Property, an institutional lender in a lending transaction similar to the transaction contemplated by the Credit Agreement would reasonably request such endorsement to address a particular exception or to address an exclusion from the legal description of the Property (e.g., reservation of mineral rights); provided, however, that the foregoing shall not be construed to allow the Agents to request additional endorsements which would be generally applicable to the Properties (e.g., zoning) and which are not designed to address a specific title concern with respect to the Property.